The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(a)
Registration Nos. 333-143992
333-106040
Subject to Completion, Dated May 8, 2008
Preliminary Prospectus Supplement
(To Prospectus Dated July 13, 2007)

American International Group, Inc
           Equity Units
(Initially Consisting of           Corporate Units)

We are offering Equity Units initially consisting of Corporate Units. Each Corporate Unit will have an initial stated amount of $75 and will consist of a stock purchase contract issued by us and, initially, a 1/40, or 2.5%, undivided beneficial ownership interest in (i) our Series B-1 Junior Subordinated Debentures initially due February 15, 2041 (the “Series B-1 Debentures”), (ii) our Series B-2 Junior Subordinated Debentures initially due May 1, 2041 (the “Series B-2 Debentures”) and (iii) our Series B-3 Junior Subordinated Debentures initially due August 1, 2041 (the “Series B-3 Debentures”), each with a principal amount of $1,000.

•	The stock purchase contract will obligate you to purchase from us, and us to sell to you, on each of February 15, 2011, May 1, 2011 and August 1, 2011 (each, a “stock purchase date”) for $25 in cash on each of the three stock purchase dates, a variable number of shares of our common stock, subject to anti-dilution adjustments, equal to the applicable settlement rate, calculated as follows:

•	if the applicable market value of our common stock, which will be determined by reference to the average of the trading prices of our common stock over the 20-trading day period ending on the third business day prior to the relevant stock purchase date, is greater than or equal to the threshold appreciation price of $ , the settlement rate will be shares of our common stock;

•	if the applicable market value of our common stock is less than the threshold appreciation price, but greater than the reference price of $ , the settlement rate will be a number of shares of our common stock equal to $25 divided by the applicable market value; and

•	if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock.

•	We will also pay you quarterly contract adjustment payments on the stock purchase contracts:

•	from and including May , 2008 to but excluding the first stock purchase date, at an annual rate of % on the initial stated amount of $75 per Equity Unit;

•	from and including the first stock purchase date to but excluding the second stock purchase date, at an annual rate of % on the adjusted stated amount of $50 per Equity Unit; and

•	from and including the second stock purchase date to but excluding the third stock purchase date, at an annual rate of % on the adjusted stated amount of $25 per Equity Unit.

Our obligation to pay quarterly contract adjustment payments may be deferred by us and will terminate upon our bankruptcy or insolvency.

•	The Series B-1 Debentures will initially bear interest at an annual rate of %, the Series B-2 Debentures will initially bear interest at an annual rate of % and the Series B-3 Debentures will initially bear interest at an annual rate of %, in each case payable quarterly in arrears. Each series of debentures will be remarketed as described in this prospectus supplement. The debentures will initially be subordinated to all of our existing and future senior, subordinated and junior subordinated debt, except for (i) our Series A-1 through A-5 Junior Subordinated Debentures described in this prospectus supplement, which will rank pari passu with the debentures, (ii) any trade accounts payable and accrued liabilities arising in the ordinary course of business and (iii) any future debt that by its terms is not superior in right of payment. The debentures will be effectively subordinated to all liabilities of our subsidiaries. We have the right to defer interest on each series of debentures for one or more consecutive interest periods until the applicable stock purchase date, without giving rise to an event of default. If the remarketing of a series of debentures, as described in this prospectus supplement, is successful, such series of debentures will cease to be subordinated and the interest rate on such series of debentures will be reset to a new fixed or floating rate, effective as of the applicable remarketing settlement date, and thereafter interest will be payable at the applicable reset rate or at the applicable index plus the applicable reset spread. Prior to the remarketing of any series of debentures, we may elect to change the maturity date of such series of debentures to an earlier date not less than two years from the applicable stock purchase date.

•	If there is a successful remarketing of a series of debentures as described in this prospectus supplement, and you hold Corporate Units, the proceeds from the remarketing will be invested in a portfolio of U.S. Treasury securities that matures on or prior to the applicable stock purchase date, the proceeds of which will be used to satisfy your payment obligations under the stock purchase contract on such stock purchase date.

•	You can create Treasury Units from Corporate Units by substituting Treasury securities for your undivided beneficial ownership interest in each series of debentures comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting debentures for the Treasury securities comprising a part of the Treasury Units.

•	Your ownership interest in any debentures, Treasury portfolio or Treasury securities comprising a part of the Equity Units, as the case may be, will be pledged to us to secure your obligations under the stock purchase contract.

We have applied to list the Corporate Units on the New York Stock Exchange (the “NYSE”) under the symbol “AIG-PrA”. We expect trading of the Corporate Units on the NYSE to commence on the issue date. Prior to this offering, there was no public market for the Corporate Units.

Our common stock is listed on the NYSE under the symbol “AIG”. The last reported sale price of our common stock on the NYSE on May 7, 2008 was $45.08 per share.

We are also making a concurrent offering of           shares of our common stock pursuant to a separate prospectus supplement (plus an additional           shares of common stock in the event the underwriters of that offering exercise their over-allotment option in full). We refer to the offering of the Equity Units as the “Equity Units Offering” and to the offering of the common stock as the “Common Stock Offering.” The Common Stock Offering is being made pursuant to a separate prospectus supplement and is not part of the offering to which this prospectus supplement relates. The Equity Units Offering and the Common Stock Offering are not contingent upon one another.

Investing in our Equity Units involves risks.  See “Risk Factors” beginning on page S-22 of this prospectus supplement to read about factors you should consider before buying our Equity Units. You should also consider the risk factors described in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Equity Unit	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds to American International Group, Inc. (before expenses)	$	$

The underwriters expect to deliver the Equity Units in book-entry form only, through the facilities of The Depository Trust Company, against payment in New York, New York on May   , 2008. The underwriters also may purchase up to an additional           Equity Units within 13 days of the closing date of this offering to cover over-allotments, if any.

Joint Bookrunning Managers

Citi	JPMorgan

Banc of America Securities LLC	Merrill Lynch & Co.	Morgan Stanley	UBS Investment Bank	Wachovia Securities

May   , 2008

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “AIG,” “we,” “us,” “our” or similar references mean American International Group, Inc. and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Unless otherwise indicated, you may rely on the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference therein. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference therein. When you make a decision about whether to invest in our Equity Units, you should not rely upon any information other than the information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference therein. Neither the delivery of this prospectus supplement nor sale of our Equity Units means that information contained in this prospectus supplement or the accompanying prospectus is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy our Equity Units in any circumstances under which the offer or solicitation is unlawful.

S-i

CAUTIONARY STATEMENT REGARDING PROJECTIONS
AND OTHER INFORMATION ABOUT FUTURE EVENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein may include, and AIG’s officers and representatives may from time to time make, projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things; the status and potential future outcome of the current regulatory and civil proceedings against AIG and their potential effect on AIG’s businesses, AIG’s financial condition, results of operations, cash flows and liquidity, AIG’s exposures to subprime mortgages, monoline insurers and the residential real estate market and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements are discussed in Item 1A. “Risk Factors” of AIG’s Annual Report on Form 10-K for the year ended December 31, 2007, and some additional factors that could adversely affect an investment in the Equity Units, possibly materially, than AIG expects are discussed in the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section of the accompanying prospectus. You should refer to AIG’s periodic and current reports filed with the Securities and Exchange Commission for specific risks that could cause actual results to be significantly different from those expressed or implied by these projections and statements. See “Where You Can Find More Information” in the accompanying prospectus. AIG is not under any obligation (and expressly disclaims any such obligation) to update or alter any projection or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

S-ii

SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Equity Units. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement and in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2007, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under “Where You Can Find More Information,” in the accompanying prospectus.

American International Group, Inc.

AIG, a Delaware corporation, is a holding company that, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG’s principal executive offices are located at 70 Pine Street, New York, New York 10270, and its main telephone number is (212) 770-7000. The Internet address for AIG’s corporate website is www.aigcorporate.com. Except for the documents referred to under “Where You Can Find More Information” in the accompanying prospectus (which are specifically incorporated by reference into this prospectus supplement), information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Why We Are Raising Capital

Concurrently with this offering of our Equity Units, we are offering           shares of our common stock (or           shares of our common stock if the underwriters exercise their overallotment option in full) in a public offering for net proceeds of approximately $      billion (or approximately $      billion if the underwriters exercise their overallotment option in full), which we refer to as the “Common Stock Offering” and which is described below under “Concurrent Offering.” We also may raise approximately $5 billion in the fixed income market in the form of high equity content fixed income securities.

These offerings are designed to further strengthen our significant financial resources. We believe that raising capital will enhance our ability to grow while maintaining the financial strength to withstand potential market volatility.

Risk Factors and Other Information

An investment in the Equity Units involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-22 of this prospectus supplement and in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2007, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to purchase Equity Units.

Recent Developments

On May 8, 2008, AIG announced its first quarter earnings and provided an update of the outlook for its business.

General Trends

In mid-2007, the U.S. residential mortgage market began to experience serious disruption due to credit quality deterioration in a significant portion of loans originated, particularly to non-prime and subprime borrowers; evolving changes in the regulatory environment; a slower residential housing market; increased cost of borrowings for mortgage participants; and illiquid credit markets. The conditions continued and worsened throughout 2007 and the first quarter of 2008, expanding into the broader U.S. credit markets and resulting in greater volatility, less liquidity, widening of credit spreads, a lack of price transparency and increased credit losses in certain markets.

AIG participates in the U.S. residential mortgage market in several ways: American General Finance, Inc. originates principally first-lien mortgage loans and to a lesser extent second-lien mortgage loans to buyers and owners of residential housing; United Guaranty Corporation (UGC) provides first loss mortgage guaranty insurance for high loan-to-value first- and second-lien residential mortgages; AIG insurance and financial services subsidiaries invest in mortgage-backed securities and collateralized debt obligations (CDOs), in which the underlying collateral is composed in whole or in part of residential mortgage loans; and AIG Financial Products Corp. and AIG Trading Group Inc. and their respective subsidiaries (collectively, AIGFP) provides credit protection through credit default swaps on certain super senior tranches of CDOs, a significant majority of which have AAA underlying or subordinate layers. AIG identifies its reportable segments by product line consistent with its management structure. These segments are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management (segments may be identified as Domestic or Foreign).

Continuing disruption in the U.S. residential mortgage and other credit markets may also increase claim activity in the financial institution segment of AIG’s directors and officers liability (D&O) and professional liability classes of business. However, based on its review of information currently available, AIG believes overall loss activity for the broader D&O and professional liability classes is likely to remain within or near the levels observed during the last several years, which include losses related to stock options backdating as well as to the U.S. residential mortgage market.

The operating results of AIG’s consumer finance and mortgage guaranty operations in the United States have been and are likely to continue to be adversely affected by the factors referred to above. The downward cycle in the U.S. housing market is not expected to improve until residential inventories return to a more normal level and the mortgage credit market stabilizes. The duration and severity of the downward cycle could be further negatively affected in the event of an economic recession. AIG expects that this downward cycle will continue to adversely affect UGC’s operating results for the foreseeable future and will result in a significant operating loss for UGC in 2008 and possibly beyond. AIG also incurred substantial unrealized market valuation losses on AIGFP’s super senior credit default swap portfolio and substantial other-than-temporary impairment charges on AIG’s available for sale securities in the first quarter of 2008 and fourth quarter of 2007. The results from AIG’s operations with exposure to the U.S. residential mortgage market will be highly dependent on future market conditions. Continuing market deterioration will cause AIG to report additional unrealized market valuation losses and impairment charges.

The ongoing effect of the downward cycle in the U.S. housing market on AIG’s consolidated financial condition could be material if the market disruption continues to expand beyond the residential mortgage markets, although AIG seeks to mitigate the risks to its business by disciplined underwriting and active risk management.

Credit ratings are important to AIG’s business, results of operations and liquidity. Downgrades in AIG’s credit ratings could increase AIG’s borrowing costs and could adversely affect its competitive position and liquidity. With respect to AIG’s liquidity, it is estimated that, as of the close of business on April 30, 2008, based on AIGFP’s outstanding municipal guaranteed investment agreements (GIAs) and financial derivative transactions at that date, a downgrade of AIG’s longer-term senior debt ratings to ‘Aa3’ by Moody’s Investors Service (Moody’s) or ‘AA–’ by Standard & Poor’s, a division of the McGraw-Hill Companies (S&P), would permit counterparties to call for approximately $1.8 billion of collateral, while a downgrade to ‘A1’ by Moody’s or A+ by S&P would permit counterparties to call for approximately $9.8 billion of additional collateral. Further downgrades could result in requirements for substantial additional collateral, which could have a material adverse effect on how AIGFP manages its liquidity. The actual amount of collateral that AIGFP would be required to post to counterparties in the event of such downgrades depends on market conditions, the fair value of outstanding affected transactions and other factors prevailing at the time of the downgrade. Additional obligations to post collateral would increase the demands on AIGFP’s liquidity.

Globally, heightened regulatory scrutiny of financial services companies in many jurisdictions has the potential to affect future financial results through higher compliance costs. This is particularly true in the United States, where federal and state authorities have commenced various investigations of the financial services industry, and in Japan and Southeast Asia, where financial institutions have received remediation orders affecting consumer and policyholder rights.

General Insurance

The commercial property and casualty insurance industry has historically experienced cycles of price erosion followed by rate strengthening as a result of catastrophes or other significant losses that affect the overall capacity of the industry to provide coverage. As premium rates decline, AIG will generally experience higher current accident year loss ratios, as the written premiums are earned, and higher expense ratios if written premiums decline more quickly than expenses. Despite industry price erosion in commercial lines, AIG expects to continue to identify profitable opportunities and build attractive new general insurance businesses as a result of AIG’s broad product line and extensive distribution networks in the United States and abroad.

Workers’ compensation remains under considerable pricing pressure, as statutory rates continue to decline. Rates for most casualty lines of insurance continue to decline due to competitive pressures, particularly for aviation, excess casualty and D&O exposures. Rates for commercial property lines are also declining following another year of relatively low catastrophe losses. Further price erosion is expected during the remainder of 2008 for the commercial lines; AIG seeks to mitigate the decline by constantly seeking out profitable opportunities across its diverse product lines and distribution networks while maintaining a commitment to underwriting discipline. There can be no assurance that price erosion will not become more widespread or that AIG’s profitability will not deteriorate from current levels in major commercial lines.

The personal lines market has softened considerably and further deterioration in underwriting results is expected to continue through 2009. A generally weakening economy and increasing loss trends are contributing factors. AIG is filing for rate increases and tightening underwriting guidelines where necessary in response to the changing market conditions.

Life Insurance & Retirement Services

Disruption in the U.S. residential mortgage and credit markets had a significant adverse effect on Life Insurance & Retirement Services operating results, specifically its net investment income and net realized capital losses in 2007 and the first three months of 2008, and AIG expects that this disruption will continue to be a key factor in the remainder of 2008 and beyond, especially in its U.S.-based operations. The volatility in operating results will be further magnified by the continuing market shift to variable products with living benefits.

In response to the market disruption, AIG, including Domestic Life and Domestic Retirement Services, has been increasing its liquidity position and investing in shorter duration investments. While prudent in the current environment, such actions will reduce overall investment yields.

Recent capital markets volatility has put pressure on credit lenders resulting in increased costs for premium financing, which could affect future sales of products where such financing is used, primarily in large universal life policies in Domestic Life Insurance.

The U.S. dollar has significantly weakened against many currencies, resulting in a favorable effect on operating results due to the translation of foreign currencies to the U.S. dollar. However, the weakened dollar has an unfavorable effect on other-than-temporary impairments in Foreign Life Insurance & Retirement Services and will continue to affect operating results throughout 2008.

An additional capital contribution to operations in Taiwan is planned for the second quarter of 2008 in order to meet the needs of this growing business and increased risk-based capital requirements. The amount of the additional capital contribution is expected to be approximately $400 million.

Financial Services

AIG exercises significant judgment in the valuation of its various credit default swap portfolios. AIG uses pricing models and other methodologies to value these portfolios that take into account, where applicable, and to the extent possible, third-party prices, pricing matrices, the movement of indices (such as the CDX and iTraxx), collateral calls and other observable market data. There is no uniform methodology used by market participants in valuing these types of portfolios. AIG believes that the assumptions and judgments it makes are reasonable and lead to an overall methodology that is reasonable, but other market participants may use other methodologies, including, among other things, models, indices and selection of third-party pricing sources, that are based upon different assumptions and judgments, and these methodologies may generate materially different values. AIG regularly updates and analyzes the appropriateness of its valuation methodologies. Updates to or changes in AIG’s methodologies or assumptions may materially change AIG’s estimates of the value of its credit default swap portfolios.

For additional information regarding AIG’s methodology, models and assumptions with respect to the valuation and credit-based analyses of the AIGFP super senior credit default swap portfolio, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

The ongoing disruption in the U.S. residential mortgage and credit markets and the downgrades of residential mortgage-backed securities and CDO securities by rating agencies continue to adversely affect the fair value of the super senior credit default swap portfolio written by AIGFP. AIG expects that continuing limitations on the availability of market observable data will affect AIG’s determinations of the fair value of these derivatives, including by preventing AIG, for the foreseeable future, from recognizing the beneficial effect of the differential between credit spreads used to price a credit default swap and spreads implied from prices of the CDO bonds referenced by such swap. The fair value of these derivatives is expected to continue to fluctuate, perhaps materially, in response to changing market conditions, and AIG’s estimates of the value of AIGFP’s super senior credit derivative portfolio at future dates could therefore be materially different from current estimates. Further declines in the fair values of these derivatives may require AIGFP to post additional collateral which may be material to AIGFP’s financial condition.

Under the terms of most of these credit derivatives, losses to AIG would generally result from the credit impairment of the referenced CDO bonds that AIG would acquire in satisfying its swap obligations. Based upon its most current analyses, AIG believes that any credit impairment losses which may emerge over time at AIGFP will not be material to AIG’s consolidated financial condition, but could be material to the manner in which AIG manages its liquidity. In making this assessment, AIG uses a credit-based analysis to estimate potential realized credit impairment losses from AIGFP’s super senior credit default swap portfolio. This analysis makes various assumptions as to estimates of future stresses on the portfolio resulting from further downgrades by the rating agencies of the CDO collateral. In addition, during the first quarter of 2008, AIG introduced another methodology called a roll rate analysis. This methodology rolls forward current and estimated future delinquencies and defaults in underlying mortgages in the CDO collateral pools to estimate potential losses in the CDOs. Due to the dislocation in the market for CDO collateral, AIG does not use the market values of the underlying CDO collateral in estimating its potential realized credit impairment losses. The use of factors derived from market-observable prices in models used to determine the estimates for future realized credit impairment losses would result in materially higher estimates of realized credit impairment losses. AIG’s credit-based analyses estimate potential realized credit impairment pre-tax losses at approximately $1.2 billion to approximately $2.4 billion. Other types of analyses or models could result in materially different estimates. AIG is aware that other market participants have used different assumptions and methodologies to estimate the potential realized credit impairment losses on AIGFP’s super senior credit default swap portfolio, resulting in a significantly higher estimate than that resulting from AIG’s credit-based analysis. For example, a third-party analysis provided to AIG that AIG understands uses credit and market value inputs estimates the potential realized pre-tax losses on AIGFP’s super senior credit default swap portfolio at between approximately $9 billion and approximately $11 billion. (AIG expresses no view as to the reasonableness of this third-party estimate and does not intend to seek an update of this estimate.) There can be no assurance that AIG’s estimate will not change or that the ultimate realized losses on AIGFP’s super senior credit default swap portfolio will not exceed any current estimates.

Approximately $335 billion of the $469 billion in notional exposure on AIGFP’s super senior credit default swap portfolio as of March 31, 2008 was written to facilitate regulatory capital relief for financial institutions primarily in Europe. AIG expects that the majority of these transactions will be terminated within the next 12 to 24 months by AIGFP’s counterparties as they implement models compliant with the new Basel II Accord. As of April 30, 2008, $55 billion in notional exposures have either been terminated or are in the process of being terminated at the request of counterparties. In its Annual Report on Form 10-K for the year ended December 31, 2007, AIG had previously reported that as of February 26, 2008, $54 billion in notional exposures have either been terminated or are in the process of being terminated. AIG has recently refined its approach to estimating its net notional exposures on certain of these transactions that have unique features. The notional exposures on transactions terminated or that were in the process of being terminated as of February 26, 2008 is $46 billion under the refined method. AIGFP was not required to make any payments as part of these terminations and in certain cases was paid a fee upon termination.

In light of this experience to date and after other comprehensive analyses, AIG determined that there was no unrealized market valuation adjustment to be recognized for this regulatory capital relief portfolio for the three months ended March 31, 2008. AIG will continue to assess the valuation of this portfolio and monitor developments in the marketplace. Given the significant deterioration in the global credit markets and the risk that AIGFP’s expectations with respect to the termination of these transactions by its counterparties may not materialize, there can be no assurance that AIG will not recognize unrealized market valuation losses from this portfolio in future periods, and recognition of even a small percentage decline in the fair value of this portfolio could be material to an individual reporting period. These transactions contributed approximately $89 million to AIGFP’s revenues in the three-months ended March 31, 2008. If AIGFP is not successful in replacing the revenues generated by these transactions, AIGFP’s operating results could be materially adversely affected.

Approximately $57 billion of the $469 billion in notional exposure on AIGFP’s super senior credit default swaps as of March 31, 2008 was written on investment grade corporate debt and CLOs. There is no uniform methodology to estimate the fair value of corporate super senior credit default swaps. AIG estimates the fair value of its corporate credit default swap portfolio by reference to benchmark indices, including the CDX and iTraxx, and third-party prices and collateral calls. AIG believes that its methodology to value the corporate credit default swap portfolio is reasonable, but other market participants use other methodologies and these methodologies may generate materially different fair value estimates. No assurance can be given that the fair value of AIG’s corporate credit default swap portfolio would not change materially if other market indices or pricing sources were used to estimate the fair value of the portfolio.

For a description of important factors that may affect the operations and initiatives described above, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

The Equity Units Offering

What are Equity Units?

Equity Units may be either Corporate Units or Treasury Units. The Equity Units offered will initially consist of           Corporate Units (or Corporate Units if the underwriters exercise their over-allotment option in full), each with an initial stated amount of $75. You can create Treasury Units from the Corporate Units in the manner described below under “How can I create Treasury Units from Corporate Units?”

What are the components of a Corporate Unit?

Each Corporate Unit will have an initial stated amount of $75, which will reduce by $25 on each stock purchase date on which we sell to you shares of our common stock, and will initially consist of:

•	a stock purchase contract under which you will agree to purchase, and we will agree to sell to you, for $25, a number of shares of our common stock equal to the applicable settlement rate (as defined under “What is a stock purchase contract?”) on each of February 15, 2011, May 1, 2011 and August 1, 2011, or the next business day if any such day is not a business day (each, a “stock purchase date”);

•	a 1/40, or 2.5%, undivided beneficial ownership interest in each of three series of our debentures, each with a principal amount of $1,000:

•	a Series B-1 Junior Subordinated Debenture, or “Series B-1 Debenture,” initially due February 15, 2041;

•	a Series B-2 Junior Subordinated Debenture, or “Series B-2 Debenture,” initially due May 1, 2041; and

•	a Series B-3 Junior Subordinated Debenture, or “Series B-3 Debenture,” initially due August 1, 2041.

The Series B-1 Debentures, the Series B-2 Debentures and the Series B-3 Debentures are referred to collectively as the “debentures.” On the remarketing settlement date for any series of debentures, the undivided beneficial ownership interest in such debenture will be replaced by an interest in the Treasury portfolio described below under “What is the Treasury portfolio?” purchased with the net proceeds of the remarketing of such debenture.

Your ownership interest in a Series B-1 Debenture comprising part of each Corporate Unit owned by you initially will be pledged to the collateral agent for our benefit to secure your obligations under the stock purchase contract to purchase our common stock on the first stock purchase date, your ownership interest in a Series B-2 Debenture comprising part of each Corporate Unit owned by you initially will be pledged to the collateral agent for our benefit to secure your obligations under the stock purchase contract to purchase our common stock on the second stock purchase date, and your ownership interest in a Series B-3 Debenture comprising part of each Corporate Unit owned by you initially will be pledged to the collateral agent for our benefit to secure your obligations under the stock purchase contract to purchase our common stock on the third stock purchase date. We refer to the series of debentures comprising part of a Corporate Unit at any time as the “applicable series of debentures.” The stock purchase date with respect to which any series of debentures is initially pledged is referred to as the “applicable stock purchase date” for such series of debentures. We refer to a stock purchase contract, together with each series of debentures that are pledged to secure it, as a “Corporate Unit.” At your option, you may elect to create “Treasury Units” by substituting pledged Treasury securities for the pledged undivided beneficial ownership interests in each series of debentures comprising part of your Corporate Units. Unless otherwise indicated, the term “Equity Units” will apply to both Corporate Units and Treasury Units.

What is a stock purchase contract?

The stock purchase contract underlying an Equity Unit will obligate you to purchase, and us to sell, for $25, on each of the three stock purchase dates, a variable number of shares of our common stock per Equity Unit equal to the “settlement rate” for such stock purchase date. Each settlement rate will be calculated based on the applicable market value (as defined below) of our common stock during a specified period preceding the applicable stock purchase date, as described below.

We will pay you quarterly contract adjustment payments on the stock purchase contracts:

•	from and including the issue date to but excluding the first stock purchase date, at an annual rate of % on the initial stated amount of $75 per stock purchase contract;

•	from and including the first stock purchase date to but excluding the second stock purchase date, at the annual rate of % on the adjusted stated amount of $50 per stock purchase contract; and

•	from and including the second stock purchase date to but excluding the third stock purchase date, at the annual rate of % on the adjusted stated amount of $25 per stock purchase contract.

These payments are subject to deferral as described under “Do we have the option to defer current payments?”

Each settlement rate will be subject to adjustment under the circumstances set forth in “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments” and “Description of the Stock Purchase Contracts—Early Settlement upon Cash Merger” and be calculated as follows:

•	if the applicable market value of our common stock is greater than or equal to the threshold appreciation price of $ , shares of our common stock;

•	if the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $ , a number of shares of our common stock equal to $25 divided by the applicable market value; and

•	if the applicable market value of our common stock is less than or equal to the reference price, shares of our common stock.

The “applicable market value” with respect to each stock purchase date means the average of the volume-weighted average prices of our common stock (or exchange property units, as defined under “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments,” in which the stock purchase contracts will be settled following a reorganization event) on each of the 20 consecutive trading days ending on the third trading day immediately preceding such stock purchase date. The reference price equals the price at which we initially offered our common stock to the public in the concurrent Common Stock Offering on May   , 2008. If there is no Common Stock Offering, the reference price will equal the closing price of our common stock on the day prior to the date of this prospectus supplement. The threshold appreciation price represents an approximately     % appreciation over the reference price.

We will not issue any fractional shares of our common stock upon settlement of a stock purchase contract. Instead of a fractional share, you will receive an amount in cash equal to the applicable fraction multiplied by the closing sales price of our common stock on the trading day immediately preceding the applicable stock purchase date.

You may satisfy your obligation to purchase our common stock pursuant to the stock purchase contracts as described under “Besides participating in a remarketing, how else can I satisfy my obligation under the stock purchase contracts?” below.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit that consists of:

•	a stock purchase contract; and

•	the following interests in Treasury securities, each with a principal amount at maturity of $1,000 (the “qualifying treasury securities”):

•	until the first stock purchase date, a 1/40, or 2.5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (CUSIP No. 912820GC5) that matures on such stock purchase date;

•	until the second stock purchase date, a 1/40, or 2.5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (CUSIP No. 912820NA1) that matures on the day prior to such stock purchase date; and

•	until the third stock purchase date, a 1/40, or 2.5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (CUSIP No. 912820NK9) that matures on the day prior to such stock purchase date.

Each Treasury Unit so created will have an initial stated amount of $75 prior to the first stock purchase date, which will reduce by $25 on each stock purchase date. If you hold Treasury Units, you will receive only the quarterly contract adjustment payments (as described under “What is a stock purchase contract?”). If you hold debentures separately from the Treasury Units, you will receive only the quarterly distributions on the debentures. We refer to the qualifying treasury securities comprising part of a Treasury Unit at any time as the “applicable qualifying treasury securities.”

After you have created Treasury Units, you may recreate Corporate Units, as described below under “How can I recreate Corporate Units from Treasury Units?” only in integral multiples of 40 Equity Units, by substituting, as pledged securities, the applicable series of debentures for the applicable qualifying treasury securities then comprising part of the Treasury Units. If you elect to create Treasury Units, or recreate Corporate Units, you will be responsible for any related fees or expenses.

How can I create Treasury Units from Corporate Units?

Each holder of 40 Corporate Units will have the right at any time other than during a blackout period as described below to create Treasury Units by substituting its interests in the applicable qualifying treasury securities for such holder’s ownership interest in each series of debentures held by the collateral agent, in a principal amount equal to the principal amount of the series of debentures for which substitution is being made. Because qualifying treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. Accordingly, prior to the close of business on the second business day prior to the first remarketing period start date (as defined under “What is remarketing?”), to create Treasury Units from Corporate Units a holder must substitute a qualifying treasury security described in each of the three bullet points under “What is a Treasury Unit?” with a principal amount of $1,000 for each 40 Corporate Units. After the first remarketing period (or if the remarketing of the Series B-1 Debentures is successful, after the first stock purchase date) and prior to the close of business on the second business day prior to the second remarketing period start date, to create Treasury Units from Corporate Units, a holder must substitute a qualifying treasury security with a principal amount of $1,000 described in the second and third bullet points under “What is a Treasury Unit?” for each 40 Corporate Units. After the second remarketing period (or if the remarketing of the Series B-2 Debentures is successful, after the second stock purchase date) and prior to the close of business on the second business day prior to the third remarketing period start date, to create Treasury Units from Corporate Units a holder must substitute a qualifying treasury security with a principal amount of $1,000 described in the third bullet point under “What is a Treasury Unit?” for each 40 Corporate Units. Substitutions will not be permitted following the close of business on the second business day prior to a remarketing period start date and prior to the end of the applicable remarketing period or, if the applicable remarketing is successful, the applicable stock purchase date. We refer to the periods during which substitutions are not permitted as “blackout periods.”

The substitution of interests in the applicable qualifying treasury securities for interests in each applicable series of debentures will create Treasury Units, and each applicable series of debentures will be released from the pledge agreement to the holder and become separately tradable from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of 40 Treasury Units will have the right at any time as described below to recreate Corporate Units by substituting interests in the applicable series of debentures for such holder’s ownership interest in the qualifying treasury securities held by the collateral agent, in a principal amount equal to the principal amount at maturity of the qualifying treasury securities for which substitution is being made. Because qualifying treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. Accordingly, prior to the close of business on the second business day prior to the first remarketing period start date, to recreate Corporate Units from Treasury Units a holder must substitute debentures of each series with a principal amount of $1,000 for each 40 Treasury Units. After the first remarketing period (or if the remarketing of the Series B-1 Debentures is successful, after the first stock purchase date) and prior to the close of business on the second business day prior to the second remarketing period start date, to recreate Corporate Units from Treasury Units a holder must substitute Series B-2 Debentures and Series B-3 Debentures with a principal amount of $1,000 for each 40 Treasury Units. After the second remarketing period (or if the remarketing of the Series B-2 Debentures is successful, after the second stock purchase date) and prior to the close of business on the second business day prior to the third remarketing period start date, to recreate Corporate Units from Treasury Units a holder must substitute Series B-3 Debentures with a principal amount of $1,000 for each 40 Treasury Units. Substitutions will not be permitted during blackout periods.

Each substitution will recreate Corporate Units and the applicable qualifying treasury securities will be released from the pledge agreement to the holder and become separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Each holder of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments:

•	until the first stock purchase date, at the annual rate of % for the Series B-1 Debentures, plus

•	until the second stock purchase date, at the annual rate of % for the Series B-2 Debentures, plus

•	until the third stock purchase date, at the annual rate of % for the Series B-3 Debentures,

in each case on the holder’s undivided beneficial ownership interest in such series of debentures; provided that if any series of debentures is successfully remarketed, in lieu of the interest payment that would have been payable on such series of debentures on the applicable stock purchase date had the debentures not been successfully remarketed, the holder will receive, out of the proceeds of the portfolio of U.S. Treasury securities maturing on or prior to such date, an amount equal to such interest payment. You will also receive quarterly contract adjustment payments described under “What is a stock purchase contract?” These contract adjustment payments are subject to deferral as described under “Do we have the option to defer current payments?”

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us as described under “What is a stock purchase contract?” There will be no distributions in respect of the Treasury securities that are components of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the debentures that were released to them when they created the Treasury Units as long as they continue to hold the debentures.

Do we have the option to defer current payments?

We may defer contract adjustment payments in respect of the Equity Units at any time and from time to time. Deferred contract adjustment payments will accrue interest until paid, compounded on each payment date for the Equity Units, at the annual rate of     %. If on the third stock purchase date we do not pay all

accrued and unpaid contract adjustment payments in cash, each holder of an Equity Unit will receive (net of any required tax withholding on such contract adjustment payments, which shall be remitted to the appropriate taxing jurisdiction), in our sole discretion, either a number of shares of our common stock (in addition to the number of shares of common stock per Equity Unit equal to the applicable settlement rate) equal to the aggregate amount of deferred contract adjustment payments payable to such holder divided by the greater of the applicable market value and $     ,      subject to anti-dilution adjustments, or additional debentures (“additional debentures”), in our sole discretion, in a principal amount equal to the aggregate amount of deferred contract adjustment payments. The additional debentures will mature on the later of August 1, 2014 and the date five years after the commencement of the deferral period, bear interest at an annual rate equal to the then market rate of interest for similar instruments (not to exceed 10%), as determined by a nationally recognized investment banking firm selected by us, rank pari passu with the debentures and our outstanding parity securities (as defined below) and be subject to optional deferral on the same basis as the debentures and redeemable at our option at any time at their principal amount plus accrued and unpaid interest thereon through the date of redemption.

We may also defer the payment of interest on any series of debentures on any interest payment date prior to the applicable remarketing period start date. Deferred interest will accrue interest until paid, compounded on each interest payment date, at the annual rate originally applicable to such series of debentures. We may pay deferred interest in cash or in the form of additional debentures in a principal amount equal to the aggregate amount of deferred interest at any time; provided that if any deferred interest has not been paid on or prior to the applicable stock purchase date, we must pay it, in cash or in the form of additional debentures in a principal amount equal to the aggregate amount of deferred interest on such date, to the holders of such series of debentures, whether or not they participate in the applicable remarketing.

Subject to certain exceptions described under “Description of Our Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances,” if we have given notice of our election to defer or are deferring any contract adjustment payments or interest payments or if any additional debentures are outstanding, we and our subsidiaries generally may not make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the debentures.

During any deferral period, interest will continue to accrue and holders of debentures that are outstanding will be required to accrue such deferred interest income on a constant-yield basis for U.S. federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders.

What are the payment dates for the Equity Units?

Subject to the deferral provisions described above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2008. If any February 1, May 1, August 1 or November 1 is not a business day, payment shall be made on the next business day, without adjustment. We will make these payments to the persons in whose name the Equity Units are registered at the close of business on the 15th day of the month prior to the month in which the relevant payment date falls.

What is remarketing?

To provide Corporate Unit holders with the proceeds necessary to settle the holder’s stock purchase contract obligations on each applicable stock purchase date, the debentures of the applicable series will be remarketed, unless the holder elects not to participate in that remarketing. Each remarketing will take place during a 30-day period (a “remarketing period”) ending on the date that is not less than three business days prior to the date one month prior to the applicable stock purchase date. We refer to the first day of each remarketing period as a “remarketing period start date.”

The cash proceeds from a successful remarketing, net of a 0.25% remarketing fee payable to the remarketing agent, will be used on the remarketing settlement date to purchase a portfolio of Treasury securities maturing on or prior to the applicable stock purchase date (the “Treasury portfolio”). Any remaining proceeds (net of any remarketing fee) will be remitted to you. The “remarketing settlement date” for any successful remarketing will be the date three business days following the date of the successful remarketing. The proceeds from the Treasury portfolio will be used to satisfy your obligation to purchase common stock on such applicable stock purchase date and to pay you an amount equal to the amount of interest that would have accrued on your debenture to but excluding the applicable stock purchase date had the remarketing not been successful. If you hold debentures separately and not as part of the Corporate Unit, you may elect to participate in remarketings as described below.

For each remarketing, the remarketing agent will be required to use commercially reasonable efforts to sell the applicable series of debentures included in the remarketing at a price that results in proceeds, net of the 0.25% remarketing fee, of at least 100% of the sum of the Treasury portfolio purchase price and the purchase price of any debentures of the applicable series that are not part of Corporate Units but whose holders have elected to participate in the remarketing. To obtain that price, the remarketing agent may reset the interest rate on the applicable series of debentures, as described below. If a remarketing is successful, settlement for the remarketing will occur on the applicable remarketing settlement date. A remarketing will be considered successful and no further attempts to remarket will be made if the resulting proceeds, net of the 0.25% remarketing fee, are at least 100% of the sum of the Treasury portfolio purchase price and the purchase price of any debentures of the applicable series that are not part of Corporate Units but whose holders have elected to participate in the remarketing (as described in “Description of the Stock Purchase Contracts—Remarketing”).

In the event of a successful remarketing of a series of debentures, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied on the applicable remarketing settlement date to purchase the Treasury portfolio. The Corporate Unit holder’s applicable ownership interest in the Treasury portfolio will be substituted for such holder’s ownership interest in such debentures as a component of such holder’s Corporate Units and will be pledged to us through the collateral agent to secure such holder’s obligation under the stock purchase contracts that are a component of such holder’s Corporate Units. On or promptly following the applicable remarketing settlement date, the remarketing agent will remit to the purchase contract agent any remaining portion of the proceeds for the benefit of the holders of the Corporate Units, the debentures component of which were included in the remarketing. On the applicable stock purchase date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the debentures that previously were a component of such holder’s Corporate Units will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase shares of our common stock under the stock purchase contracts that are a component of the holder’s Corporate Units on such stock purchase date, and a portion of the proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have accrued on the debentures of the applicable series to but excluding the applicable stock purchase date will be paid to the holders of the Corporate Units.

In connection with the remarketing of a series of debentures, the remarketing agent may reset the rate on such series of debentures to a new fixed or floating rate. If the remarketing is successful and the rate is reset, the reset rate or the applicable index plus the reset spread will apply to all outstanding debentures of that series, whether or not the holders participated in such remarketing, and will become effective on the applicable remarketing settlement date. The interest will be payable semi-annually if the debentures are successfully remarketed at a fixed rate or quarterly if the debentures are successfully remarked at a floating rate. We have the right to postpone the remarketing in our absolute discretion on any day prior to the last five business days of a remarketing period.

The reset rate or the reset spread on each series of debentures will be the rate or spread such that the proceeds of the remarketing, net of the 0.25% remarketing fee, will be at least 100% of the sum of the Treasury portfolio purchase price and the purchase price of any debentures of the applicable series that are not part of Corporate Units but whose holders have elected to participate in the remarketing.

What happens if the debentures of any series are not successfully remarketed?

If the remarketing agent is unable to remarket the debentures of any series during the applicable remarketing period, a “failed remarketing” will be deemed to have occurred with respect to such series, and the interest rate on such series of debentures will not be reset, nor will any other terms of the debentures change.

Unless a Corporate Unit holder has settled its obligations under the stock purchase contract with respect to any stock purchase date with separate cash on or prior to the second business day immediately preceding such stock purchase date, we will exercise our rights as a secured party under the pledge agreement and, subject to applicable law, retain the applicable series of debentures pledged as collateral under the pledge agreement (but not any additional debentures issued to pay deferred interest on such debentures) or sell them in one or more private sales and apply the principal amount or proceeds from the sale of such debentures to fulfill your obligations under the stock purchase contract to purchase shares of our common stock on the applicable stock purchase date. In either case, your obligation to purchase shares of our common stock on the applicable stock purchase date under the stock purchase contract will be satisfied in full.

Do I have to participate in any remarketing?

You may elect not to participate in any remarketing and to retain the debentures underlying your Corporate Units by (1) creating Treasury Units or (2) notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related stock purchase contracts and delivering the cash payment required under the stock purchase contract to the collateral agent, in each case, at any time (other than during a blackout period) on or prior to the second business day immediately prior to the applicable remarketing period start date. Upon a successful remarketing, the interest rate on the debentures may be reset as described below under “Description of Our Debentures—Market Reset Rate,” the subordination and optional deferral provisions will cease to apply and the maturity date and optional redemption provisions of the debentures may be modified as described below under “Description of Our Debentures—Modification of the Terms of the Debentures in Connection with a Successful Remarketing.” Your debentures will become subject to the modified terms whether or not you participate in remarketing.

Are the debentures redeemable at our option?

The debentures of each series are redeemable at our option, in whole or in part, at any time, on or after the date two years after the applicable stock purchase date at a price equal to the greater of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption and a make-whole redemption price. The make whole redemption price will be calculated based upon the present value determined in accordance with customary financial practice of the principal amount and interest that would have been payable from the redemption date to the maturity date of the relevant debentures to be redeemed. This amount will be discounted on a quarterly basis at the rate per annum equal to the yield to maturity of the Treasury security having a maturity comparable to the relevant debenture, plus  %. Not later than 30 days prior to the remarketing period start date for any series of debentures, we have the right to (i) modify our right to redeem the debentures of such series so that it commences on a date later than the date two years after the applicable stock purchase date and (ii) change the formula for determining the make whole redemption price or change the redemption price to equal the principal amount of the debentures, plus accrued and unpaid interest, if any, to the date of redemption. See “Description of Our Debentures—Optional Redemption.”

What is the Treasury portfolio?

If there is a successful remarketing of any series of debentures during the applicable remarketing period, such debentures included in the Corporate Units will be replaced by the Treasury portfolio on the applicable remarketing settlement date. The Treasury portfolio with respect to any remarketing is a portfolio of U.S. Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the applicable stock purchase date in an aggregate amount at maturity equal to the principal amount of the debentures of such series that were formerly included in Corporate Units but that were remarketed, and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the applicable stock purchase date in an aggregate amount at maturity equal to the aggregate interest that would have accrued from, and including, the immediately preceding interest payment date to, but excluding, the applicable stock purchase date (assuming no reset of the interest rate) on the principal amount of the debentures of such series that were formerly included in the Corporate Units but that were remarketed.

In the event we determine that the foregoing U.S. Treasury securities are not available, we may substitute for such U.S. Treasury securities one or more short-term discount obligations of one of our affiliates that are issued on the applicable remarketing settlement date, accrete interest at an arms’-length rate, have the same aggregate principal amount at maturity as the U.S. Treasury securities for which they are substituted and mature on or prior to the applicable stock purchase date.

If I am holding a debenture as a separate security from the Corporate Unit, may I still participate in a remarketing of the debentures and will I have a put right in the event that the remarketing is not successful?

Holders of debentures that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their debentures remarketed by the remarketing agent along with the debentures of the same series included in the Corporate Units. See “Description of Our Debentures—Optional Remarketing.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time (other than during a blackout period) on or prior to the second business day immediately prior to the applicable remarketing period start date. In the event of a successful remarketing of debentures of any series, each holder of a separate debenture that has been remarketed will receive the remarketing price per debenture of such series (as defined in “Description of the Stock Purchase Contracts—Remarketing”), which, for each debenture, is an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of debentures of such series denominated in integral multiples of $1,000 included in such remarketing that are held as components of Corporate Units.

Holders of debentures of any series that are not part of Corporate Units will have the right to put their debentures to us, but not any additional debentures issued to pay deferred interest on such debentures, at their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if a successful remarketing of such series of debentures has not occurred by providing written notice to the trustee at least two business days prior to the applicable stock purchase date. The principal amount of such debenture and accrued but unpaid interest will be paid to such holder on the applicable stock purchase date.

Besides participating in a remarketing, how else can I satisfy my obligation under the stock purchase contracts?

Holders of Corporate Units or Treasury Units may also satisfy their obligations, or their obligations will be terminated, under the stock purchase contracts as follows:

•	through early settlement as described below under “Can I settle the stock purchase contract early?” and under “Description of the Stock Purchase Contracts—Early Settlement upon Cash Merger”;

•	in the case of Corporate Units, through cash settlement as described under “Description of the Stock Purchase Contracts—Notice to Settle with Cash,” or through exercise of our rights as a secured party under the pledge agreement as described under “What happens if the debentures of any series are not successfully remarketed?”;

•	in the case of the Treasury Units, through the automatic application of the proceeds of qualifying treasury securities; or

•	without any further action, upon the termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization.

If the holder of a Corporate Unit or Treasury Unit settles a stock purchase contract early (other than pursuant to the merger early settlement right), or if the holder’s stock purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will not be entitled to any accrued and unpaid contract adjustment payments. See “Description of the Stock Purchase Contracts—Early Settlement” and “Description of the Stock Purchase Contracts—Termination.”

What interest payments will I receive on the debentures?

Interest on the debentures will be payable quarterly in arrears initially at the annual rate of:

•	% for the Series B-1 Debentures;

•	% for the Series B-2 Debentures; and

•	% for the Series B-3 Debentures;

in each case, to but excluding the applicable remarketing settlement date if that series of debentures is successfully remarketed. The interest payment dates on the debentures are February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2008 and ending on the maturity date for such series of debentures. Unless we elect that any series of debentures will bear interest at a floating rate, if successfully remarketed, interest will be payable semi-annually on each series of debentures at the reset rate from and including the applicable remarketing settlement date to the applicable maturity date, payable on May 1 and November 1 of each year in the case of the Series B-1 Debentures and the Series B-3 Debentures and on February 1 and August 1 of each year in the case of the Series B-2 Debentures. If we elect that any series of debentures will bear interest at a floating rate, if successfully remarketed, interest will be payable quarterly on such series of debentures at the applicable floating rate from and including the applicable remarketing settlement date to the applicable maturity date, payable on February 1, May 1, August 1 and November 1 of each year. If a successful remarketing of the debentures does not occur, the interest rate will not be reset and the debentures will continue to bear interest at the initial interest rate, payable quarterly.

When and how will the interest rate on the debentures be reset?

The interest rate on each series of debentures will be reset if there is a successful remarketing, and the new rate will become effective on the applicable remarketing settlement date. The reset rate or, if we elect to remarket such series of debentures at a floating rate, the reset spread will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate or spread the debentures should bear in order for the debentures included in the remarketing to have an approximate aggregate market value on the remarketing date of 100.25% of the sum of the Treasury portfolio purchase price and the separate debentures purchase price (determined in the manner described in “Description of the Stock Purchase Contracts—Remarketing”). The interest rate on any series of debentures will not be reset if that series of debentures is not remarketed successfully.

Which provisions will govern the debentures following a successful remarketing?

The debentures will continue to be governed by the indenture under which they were issued. However, the subordination and optional deferral provisions will cease to apply to each series of debentures after the applicable remarketing settlement date and we may modify the indenture’s provisions regarding the maturity date and redemption of the debentures, in consultation with the remarketing agent, without any holder’s consent. As described under “Description of Our Debentures—Modification of the Terms of the Debentures in Connection with a Successful Remarketing” and “Description of Our Debentures—Optional Redemption,” we

may elect, in consultation with the remarketing agent no later than 30 days prior to the applicable remarketing period start date:

•	that such series of debentures will bear interest effective from and including the remarketing settlement date at a floating rate;

•	to change the stated maturity of any series of debentures to any earlier date that is not earlier than two years after the applicable stock purchase date;

•	to extend the earliest redemption date on which we may call such series debentures for redemption from the date two years after the applicable stock purchase date to a later date;

•	to provide that the redemption price of such series of debentures will be equal to their principal amount plus accrued and unpaid interest through the date of redemption; or

•	to eliminate the redemption provisions from such series of debentures.

Can I settle the stock purchase contract early?

You can settle a stock purchase contract at any time other than during a blackout period by paying an amount in cash equal to its stated amount, in which case for each $25 stated amount of such stock purchase contract        shares of our common stock, subject to adjustment, will be issued to you pursuant to the stock purchase contract. The number of shares you receive under this circumstance will be fixed and will not be computed on the basis of the applicable market value of our common stock on the early settlement date. You will not be entitled to any accrued and unpaid contract adjustment payment on stock purchase contracts that are settled early under these circumstances. Holders of Equity Units may settle early only in integral multiples of 40 Equity Units.

What is the ranking of the debentures and the contract adjustment payments?

Each series of debentures will constitute one series of AIG’s junior subordinated debentures and will be issued by AIG under the junior debt indenture, dated as of March 13, 2007, as supplemented. The debentures will rank pari passu with our:

•	$1,000,000,000 aggregate principal amount of 6.25% Series A-1 Junior Subordinated Debentures,

•	£750,000,000 aggregate principal amount of 5.75% Series A-2 Junior Subordinated Debentures,

•	€1,000,000,000 aggregate principal amount of 4.875% Series A-3 Junior Subordinated Debentures,

•	$750,000,000 aggregate principal amount of 6.45% Series A-4 Junior Subordinated Debentures, and

•	$1,100,000,000 aggregate principal amount of 7.70% Series A-5 Junior Subordinated Debentures (collectively, the “outstanding parity securities”).

We may issue additional series of junior subordinated debentures that rank pari passu with the debentures.

The debentures and our obligations to make contract adjustment payments will be unsecured, will rank junior in payment to all of our existing and future “senior debt,” as defined under “Description of Our Debentures—Subordination,” and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness, other than the outstanding parity securities, is senior debt. Each series of debentures will automatically cease to be subordinated and become a senior, unsecured obligation of AIG on the applicable stock purchase date.

What are the U.S. federal income tax consequences related to the Corporate Units?

Although the Internal Revenue Service (the “IRS”) has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses the treatment of the Equity Units or instruments substantially identical to the Equity Units for U.S. federal income tax purposes. No assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units.

If you purchase a Corporate Unit in the offering, for U.S. federal income tax purposes we will treat you as having acquired a 1/40, or 2.5%, undivided beneficial interest in a debenture of each applicable series of debentures and in a stock purchase contract. You must allocate the purchase price of the Corporate Units among the interests in the debentures and stock purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the interests in the debentures and the stock purchase contract. We will treat the fair market value of the interests in each of the three series of debentures included in each Corporate Unit as $25 and the fair market value of the stock purchase contract as $0 at the time of purchase. This position generally will be binding on the beneficial owner of each Corporate Unit but not on the IRS.

The debentures will be treated as our indebtedness for U.S. federal income tax purposes (although this matter is not free from doubt). We intend to treat stated interest on the debentures as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Corporate Unit you agree to report income on this basis. However, because there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the debentures, other treatments of the debentures are possible.

For additional information, see “Certain United States Federal Income Tax Consequences.”

What are the U.S. federal income tax consequences related to our common stock?

Any distribution with respect to our common stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. Subject to certain exceptions, dividends paid to certain non-corporate U.S. Holders will be subject to preferential tax rates. For additional information, see “Certain United States Federal Income Tax Consequences.”

Is there withholding tax on Non-U.S. Persons?

We will generally withhold tax at a 30% rate on contract adjustment payments and dividends paid on our common stock acquired under a stock purchase contract or such lower rate as may be specified by an applicable income tax treaty. However, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States (and where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided that the holder satisfies the relevant certification requirement, but instead are generally subject to United States federal income tax on a net income basis. For additional information, see “Certain United States Federal Income Tax Consequences—Non-U.S. Holders.”

What are the risks relating to the Equity Units?

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Equity Units.

The Offering—Explanatory Diagrams

The following diagrams demonstrate some of the key features of the stock purchase contracts, debentures, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and debentures.

The following diagrams assume that the debentures are successfully remarketed and that the stock purchase contracts are settled on the applicable stock purchase date with shares of common stock.

Stock Purchase Contract

Corporate Units and Treasury Units both include a stock purchase contract under which the holder agrees to purchase, and we agree to sell, shares of our common stock on each of three stock purchase dates. In addition, this stock purchase contract entitles the holder to unsecured contract adjustment payments as shown in the diagrams on the following pages.

Notes:

(1)	The reference price is the initial price at which we offered our common stock to the public in the concurrent Common Stock Offering, subject to anti-dilution adjustments under the circumstances set forth in “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments.” If there is no Common Stock Offering, the initial reference price will equal the closing price of our common stock on the day prior to the date of this prospectus supplement.

(2)	The threshold appreciation price represents an approximately % appreciation over the reference price.

(3)	The “applicable market value” with respect to any stock purchase date means the average of the volume-weighted average prices of our common stock (or exchange property units, as defined under “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments,” in which the stock purchase contracts will be settled following a reorganization event) on each of the 20 consecutive trading days ending on the third trading day immediately preceding such stock purchase date.

(4)	If the applicable market value of our common stock with respect to a stock purchase date is less than or equal to the reference price of $ , shares of our common stock will be delivered to a holder of an Equity Unit on such stock purchase date. The number of shares of common stock to be so delivered is approximately equal to the quotient obtained by dividing the stated amount of $25 by the reference price.

(5)	If the applicable market value of our common stock with respect to a stock purchase date is between the reference price and the threshold appreciation price of $ , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $25 by the applicable market value.

(6)	If the applicable market value of our common stock with respect to a stock purchase date is greater than or equal to the threshold appreciation price, shares of our common stock will be delivered to a holder of an Equity Unit on such stock purchase date. The number of shares of common stock to be so delivered is approximately equal to the quotient obtained by dividing the stated amount of $25 by the threshold appreciation price of $ .

Corporate Units

A Corporate Unit consists of up to four components as described below:

Stock Purchase Contract	Series B-1 Debenture	Series B-2 Debenture	Series B-3 Debenture

(Owed to Holder)

Common Stock
+
Contract Adjustment Payments:
from and including May   , 2008,
to but excluding February 15, 2011, at
an annual rate of     % on
the initial stated amount of $75
per stock purchase contract;

from and including February 15, 2011
to but excluding May 1, 2011,
at an annual rate of     % on
the adjusted stated amount of
$50 per stock purchase contract; and	(Owed to Holder)

Interest
at an annual rate of  %
paid quarterly(1)(2)

(at reset rate or a floating rate
plus reset spread and
(unless remarketed
as a floating-rate note) paid
semi-annually following a
successful remarketing)	(Owed to Holder)

Interest
at an annual rate of  %
paid quarterly(1)(3)

(at reset rate or a floating rate
plus reset spread and
(unless remarketed
as a floating-rate note) paid
semi-annually following a
successful remarketing)	(Owed to Holder)

Interest
at an annual rate of  %
paid quarterly(1)(4)

(at reset rate or a floating rate
plus reset spread and
(unless remarketed
as a floating-rate note) paid
semi-annually following a
successful remarketing)
from and including May 1, 2011 to but excluding August 1, 2011, at an annual rate of % on the adjusted stated amount of $25 per stock purchase contract
(Owed to American International Group, Inc.)	(Owed to Holder)	(Owed to Holder)	(Owed to Holder)
$25 at each stock purchase date	$25 at February 15, 2041(5)	$25 at May 1, 2041(6)	$25 at August 1, 2041(7)

Notes:

(1)	Debentures will be issued in denominations of $1,000 and integral multiples thereof. Each undivided beneficial ownership interest in each of the three series of debentures represents a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of debentures. Each owner of a Corporate Unit owns an undivided beneficial ownership interest in a debenture of each series and will be entitled to a 1/40, or 2.5%, of each interest payment paid in respect of $1,000 principal amount of debentures of each series until the applicable stock purchase date, but if any series of debentures is successfully remarketed, in lieu of an interest in that series of debentures, the holder will have an interest in the Treasury portfolio.

(2)	Until February 15, 2011 or, if earlier, the remarketing settlement date of the first remarketing.

(3)	Until May 1, 2011 or, if earlier, the remarketing settlement date of the second remarketing.

(4)	Until August 1, 2011 or, if earlier, the remarketing settlement date of the third remarketing.

(5)	We may elect, prior to the remarketing start date for the Series B-1 Debentures, to move up their maturity to any date on or after February 15, 2013.

(6)	We may elect, prior to the remarketing start date for the Series B-2 Debentures, to move up their maturity to any date on or after May 1, 2013.

(7)	We may elect, prior to the remarketing start date for the Series B-3 Debentures, to move up their maturity to any date on or after August 1, 2013.

The holder of a Corporate Unit owns an undivided beneficial ownership interest in a debenture of each series that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related stock purchase contract to purchase common stock on the applicable stock purchase date. Unless a successful remarketing of the debentures of such series occurs, the stock purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder settles the stock purchase contract early, settles the stock purchase contract in cash or creates a Treasury Unit prior to such stock purchase date, we will retain the holder’s interest in such debenture or dispose of it in one or more public or private sales in satisfaction of the holder’s obligation under the related stock purchase contract.

Following the successful remarketing of the debentures of any series, an interest in the Treasury portfolio will replace the debenture of such series as a component of the Corporate Unit and the reset rate on the debentures of such series (or if the debentures of such series are remarketed as floating-rate debentures, the applicable index and the reset spread) will be effective on the applicable remarketing settlement date. Prior to the remarketing of any series of debentures, we may elect, in consultation with the remarketing agent, to modify the maturity date and redemption provisions of the debentures, as described under “Description of Our Debentures—Modification of the Terms of the Debentures in Connection with a Successful Remarketing,” and the remarketing agent, in consultation with us, may reset the interest rate or select a floating rate of interest and establish the reset spread. Further, the subordination and optional deferral provisions will cease to apply to each series of debentures after the applicable remarketing settlement date.

Treasury Units

A Treasury Unit consists of up to four components as described below:

	Qualifying	Qualifying	Qualifying
Stock Purchase Contract	Treasury Security	Treasury Security	Treasury Security

(Owed to Holder)

Common Stock
+
Contract Adjustment Payments:
from and including May   , 2008,
to but excluding February 15, 2011, at an annual rate of     % on the initial stated amount of $75
per stock purchase contract;
from and including February 15,
2011 to but excluding May 1,
2011, at an annual rate of     %
on the adjusted stated amount of
$50 per stock purchase contract; and

from and including May 1, 2011
to but excluding August 1,
2011, at an annual rate of
% on the adjusted stated amount
of $25 per stock purchase contract
(Owed to American International Group, Inc.)	(Owed to Holder)	(Owed to Holder)	(Owed to Holder)
$25 at each stock purchase date	$25 at February 15, 2011(1)	$25 at May 1, 2011(1)	$25 at August 1, 2011(1)

Notes:

(1)	Each holder of a Treasury Unit initially owns: (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a qualifying treasury security with a principal amount at maturity of $1,000 that matures on February 15, 2011; (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in a qualifying treasury security with a principal amount at maturity of $1,000 that matures on April 30, 2011; and (iii) a 1/40, or 2.5%, undivided beneficial ownership interest in a qualifying treasury security with a principal amount at maturity of $1,000 that matures on July 31, 2011. On each such date, the collateral agent will use the proceeds of the maturing qualifying treasury security to purchase the common stock that the holder of the stock purchase contract is obligated to purchase on such date.

The holder of a Treasury Unit owns beneficial ownership interests in one or more qualifying treasury securities but will pledge them to us through the collateral agent to secure its obligations under the stock purchase contract. Unless the stock purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder elects to settle early, settles the stock purchase contract for cash or recreates a Corporate Unit, the qualifying treasury security will be used to satisfy the holder’s obligation under the stock purchase contract.

Treasury Units can only be created with integral multiples of 40 Corporate Units.

Debentures

The debentures have the terms described below:

Series B-1 Debenture	Series B-2 Debenture	Series B-3 Debenture

(Owed to Holder)	(Owed to Holder)	(Owed to Holder)
Interest at an annual rate of % paid quarterly	Interest at an annual rate of % paid quarterly	Interest at an annual rate of % paid quarterly
(at reset rate or a floating rate plus reset spread and (unless remarketed as a floating-rate note) paid semi-annually following a successful remarketing)	(at reset rate or a floating rate plus reset spread and (unless remarketed as a floating-rate note) paid semi-annually following a successful remarketing)	(at reset rate or a floating rate plus reset spread and (unless remarketed as a floating-rate note) paid semi-annually following a successful remarketing)
(Owed to Holder)	(Owed to Holder)	(Owed to Holder)
$25 at February 15, 2041(1)	$25 at May 1, 2041(2)	$25 at August 1, 2041(3)

Notes:

(1)	We may elect, prior to the remarketing start date for the Series B-1 Debentures, to move up their maturity to any date on or after February 15, 2013.

(2)	We may elect, prior to the remarketing start date for the Series B-2 Debentures, to move up their maturity to any date on or after May 1, 2013.

(3)	We may elect, prior to the remarketing start date for the Series B-3 Debentures, to move up their maturity to any date on or after August 1, 2013.

Transforming Corporate Units into Treasury Units and Debentures

•	To create a Treasury Unit, a holder separates a Corporate Unit into its components—the stock purchase contract and the debentures of each series then comprising the Corporate Unit, and then combines the stock purchase contract with the applicable qualifying treasury securities.

•	The qualifying treasury securities together with the stock purchase contract constitute a Treasury Unit. The debentures, which are no longer a component of the Corporate Unit, are released to the holder and are tradable as separate securities.

•	A holder owns beneficial interests in the applicable qualifying treasury securities that form a part of the Treasury Unit but will pledge them to us through the collateral agent to secure its obligation under the related stock purchase contract.

Notes:

(1)	The debentures are initially due on February 15, 2041, May 1, 2041 and August 1, 2041, respectively, which maturity date may be modified to an earlier date in connection with a successful remarketing.

(2)	Each holder of a Treasury Unit owns a 1/40, or 2.5%, undivided beneficial ownership interest in a qualifying treasury security with a principal amount at maturity of $1,000 that matures on or before each of the remaining stock purchase dates.

The holder can also transform Treasury Units and debentures into Corporate Units. Following that transformation, the qualifying treasury securities, which will no longer be components of the Treasury Unit, will be released to the holder and will be tradable as separate securities.

The transformation of Corporate Units into Treasury Units requires integral multiples of 40 Corporate Units, and the transformation of Treasury Units into Corporate Units requires integral multiples of 40 Treasury Units.

Concurrent Offering

Concurrent with this offering of our Equity Units, we are offering shares of our common stock (or           shares of common stock if the underwriters exercise their over-allotment option in full) in a public offering for net proceeds of approximately $   billion (or approximately $   billion if the underwriters exercise their over-allotment option in full), which we refer to as the “Common Stock Offering.”

We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent Common Stock Offering, for general corporate purposes. The Common Stock Offering will be effected pursuant to a separate prospectus supplement. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of our shares of common stock. There is no assurance that the Common Stock Offering will be completed or, if completed, on what terms it may be completed. The Common Stock Offering and this offering are not contingent upon each other.

We are also considering raising approximately $5 billion in additional capital in the fixed income market in the form of high equity content fixed income securities. If we issue one or more series of these securities, it will be in a public or private transaction pursuant to one or more separate offering documents. Any such offering will not be part of this offering or the Common Stock Offering.

RISK FACTORS

An investment in the Equity Units involves certain risks. You should carefully consider the risks described below and under the heading “Risk Factors” in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2007, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to purchase Equity Units.

Risks relating to the Equity Units

You will bear the entire risk that the market value of our common stock may decline.

As a holder of Equity Units, you will have an obligation to buy shares of our common stock on each of the three stock purchase dates pursuant to the stock purchase contracts that are a part of the Equity Units. On each stock purchase date, unless you have paid cash to satisfy your obligation under the stock purchase contract or the stock purchase contracts are terminated due to our bankruptcy, insolvency or reorganization or settled early, (i) in the case of Corporate Units, either (x) the proceeds at maturity of the Treasury portfolio purchased with the proceeds of the debentures derived from the successful remarketing or (y) the applicable ownership interest in the debentures retained by us or its proceeds if we sell such interest in a public or private sale, or (ii) in the case of Treasury Units, the proceeds from the applicable ownership interest in the applicable qualifying treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

The number of shares of our common stock that you will receive upon the settlement of a stock purchase contract on each stock purchase date is not fixed but instead will depend on the average of the volume weighted average price per share of our common stock (or exchange property units, as defined under “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments,” in which the stock purchase contracts will be settled following a reorganization event) on each of the 20 consecutive trading days ending on the third trading day immediately preceding such stock purchase date, which we refer to as the “applicable market value,” subject to anti-dilution adjustments under the circumstances set forth in “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments.” There can be no assurance that the market value of our common stock on the three stock purchase dates will not be less than the price paid by you for the Equity Units. If the applicable market value of the common stock on any of the stock purchase dates is less than the reference price of $     , the market value of the common stock issued to you pursuant to the stock purchase contract on such stock purchase date (assuming that the market value on such date is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you on the date of issuance of the Corporate Units in this offering (assuming you purchased the Corporate Units for $75 each). Accordingly, you will bear the entire risk that the market value of the common stock may decline, and that the decline could be substantial and could result in a loss of all or a portion of your investment.

In addition, because the number of shares delivered to you on each stock purchase date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the volume weighted average price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the applicable stock purchase date, the shares of common stock you receive on the stock purchase date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the volume weighted average price per share of our common stock on the applicable stock purchase date or a different period of days. Also, to the extent that the shares of common stock are delivered after the applicable stock purchase date, you will bear the risk of a decline in the value of that common stock between the applicable stock purchase date and the date of delivery.

You will receive only a portion of any appreciation in our common stock price and only if the appreciation of common stock exceeds a specified threshold, and the opportunity for equity appreciation provided by an investment in Equity Units is less than that provided by a direct investment in our common stock.

There can be no assurance that the market price of our common stock will appreciate. Even if the price of our common stock does appreciate, the opportunity for appreciation afforded by investing in Equity Units will generally be less than if you had invested directly in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to a stock purchase contract on any stock purchase date (assuming that the market value on that date is the same as the applicable market value of the common stock and no reorganization event has occurred) will only exceed the effective price per share paid by you for the common stock on the date of issuance of the Equity Units (assuming you purchased Equity Units for $75 each) if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately     % over the reference price of $     ). In other words, your stock purchase contract will not entitle you to participate in any appreciation in the market value of our common stock that you will purchase on such stock purchase date unless the applicable market value of our common stock with respect to such stock purchase date is greater than the threshold appreciation price of $     . If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you will realize no equity appreciation on the common stock for the period during which you own the stock purchase contract, and if the applicable market value is less than the reference price, you will realize a loss on your investment (assuming you purchased Equity Units for $75 each). Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price on any stock purchase date, you would receive on such stock purchase date only approximately     % (the percentage equal to the reference price divided by the threshold appreciation price) of the value of the shares of common stock that you would have received had you invested $25 to purchase common stock at the reference price of $      per share on the date of issuance of the Equity Units.

Our obligations to make payments on the debentures and contract adjustment payments are subordinate to our payment obligations under our senior debt and pari passu with the outstanding parity securities.

Our obligations under the debentures and the stock purchase contracts are unsecured and rank junior in right of payment to all of our existing and future senior debt. See “Description of Our Debentures—Subordination” for the definition of “senior debt.” As of March 31, 2008, there was approximately $98.02 billion of outstanding senior debt of AIG.

This means that, unless all senior debt is repaid in full, we cannot make any payments on the debentures or contract adjustment payments if our unsecured indebtedness for borrowed money with a principal amount in excess of $100 million is accelerated, in the event of our bankruptcy, insolvency or liquidation or in the event of the acceleration of the debentures.

Substantially all of our existing indebtedness, other than the outstanding parity securities, is senior debt. The outstanding parity securities will rank pari passu with the debentures and will not constitute senior debt. The terms of the junior debt indenture do not limit our ability to incur additional debt, including secured or unsecured debt.

The debentures and the contract adjustment payments are effectively subordinated to any indebtedness or other liabilities of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. Our right to participate in any distribution of assets from any subsidiary upon the subsidiary’s liquidation or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, payments on the debentures and the contract adjustment payments will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of American International Group, Inc. as the source of payment for the debentures and the contract adjustment payments, and not those of our subsidiaries.

We have the right to defer interest on each series of debentures until the applicable stock purchase date without causing an event of default and we have the right to defer contract adjustment payments until the third stock purchase date.

We have the right to defer interest on each series of debentures until the applicable stock purchase date. During any such deferral period, holders of debentures will receive limited or no current payments and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest) in cash or in additional debentures within 30 days of the stock purchase date.

We have the right to defer contract adjustment payments until the third stock purchase date. If on that date we have not paid all accrued and unpaid contract adjustment payments in cash, we will either deliver additional common stock (which will have a market value that is less than the amount of the deferred contract adjustment payments if the applicable market value of our common stock is less than $          ) or additional debentures in satisfaction of our obligation with respect to the unpaid contract adjustment payments.

Interest and principal payments may be made on pari passu securities even though interest has not been paid on the debentures.

We may during a deferral period be required to make payments of interest on the outstanding parity securities that are not made pro rata with payments of interest on the debentures. The terms of the debentures and the stock purchase contracts permit us during a deferral period:

•	to make any payment of deferred interest or principal on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; and

•	to repay or redeem any security necessary to avoid a breach of the instrument governing the same.

Deferral of interest payments on the debentures will have negative U.S. federal income tax consequences and is likely to adversely affect the market price of the Corporate Units.

If we defer interest payments on the debentures, you will be required to accrue income in the form of original issue discount for U.S. federal income tax purposes with respect to the deferred interest on the debentures comprising part of the Corporate Units, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Certain United States Federal Income Tax Consequences” for a further discussion of the tax consequences of a deferral.

If we exercise our right to defer interest, the market price of the Corporate Units is likely to be adversely affected. As a result of the existence of our deferral right, the market price of the Corporate Units may be more volatile than the market prices of other securities that are not subject to optional interest deferrals.

Fluctuations in interest rates may give rise to arbitrage opportunities, which would affect the trading price of the Corporate Units, debentures and our common stock.

Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the stock purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, debentures and our common stock.

If you hold Equity Units, you will not be entitled to any rights with respect to our common stock.

If you hold Equity Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to exercise rights and receive any dividends or other distributions with respect to the common stock if and when we deliver shares of common stock in settlement of your stock purchase contract, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs on or after that date. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The delivery of make-whole shares upon a merger early settlement may not adequately compensate you, and you will not receive any make-whole shares if we have not provided an effective registration statement covering the shares of common stock and other securities, if any, to be delivered upon a merger early settlement, if a registration statement is so required under U.S. federal securities laws.

If a cash merger (as defined below under “Description of the Stock Purchase Contracts—Early Settlement upon Cash Merger”) occurs and you exercise your merger early settlement right, you will be entitled to receive additional value in the form of make-whole shares unless the price paid per share of our common stock in the cash merger is in excess of $          , subject to adjustment. A description of how the make-whole shares will be determined is set forth under “Description of the Stock Purchase Contracts—Early Settlement upon Cash Merger—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the cash merger, this feature may not adequately compensate you for such loss.

In addition, you will not be able to exercise your merger early settlement right or receive any make-whole shares to which you would otherwise be entitled, if we have not provided an effective registration statement covering the shares of common stock and other securities, if any, to be delivered upon a merger early settlement, if a registration statement is so required under U.S. federal securities laws.

The Equity Units provide limited settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the settlement rate.

The number of shares of common stock that you are entitled to receive on each stock purchase date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other acts. See “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments.” We will not adjust the number of shares of common stock that you are to receive on any stock purchase date, or as a result of early settlement of a stock purchase contract, for other events, including employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Equity Units.

Upon a successful remarketing of the debentures of any series, the interest rate on your debentures may be reset and the redemption provisions of your debentures and the maturity date of your debentures of that series may be modified even if your debentures are not included in that remarketing.

In connection with the remarketing of any series of debentures, we and the remarketing agent may change the interest rate on and maturity date and redemption provisions of such series of debentures, as described under “Description of Our Debentures—Modification of the Terms of the Debentures in Connection with a Successful Remarketing” and “Description of Our Debentures—Market Reset Rate.” Any modification of the maturity date and redemption terms will apply to all the debentures of such series, and the reset interest rate will apply to all the debentures of such series if the remarketing is successful, even if they are not included in the remarketing. The reset interest rate, modified maturity date or modified redemption provision may adversely affect the trading price of the debentures. In addition, following a successful remarketing of debentures, interest on the debentures will be either a floating rate of interest payable quarterly or will be a fixed rate of interest payable on a semi-annual and not on a quarterly basis.

Our Corporate Units, Treasury Units and debentures have no prior public market, and we cannot assure you that an active trading market will develop.

It is not possible to predict how, if at all, Corporate Units, Treasury Units or debentures will trade in the secondary market or whether the market will be liquid or illiquid. Our Corporate Units, Treasury Units and debentures are newly issued securities and there is currently no secondary market for any of them. Although we have applied for listing of the Corporate Units on the NYSE, an active trading market might not develop or continue. If the Treasury Units or the debentures of any series are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may endeavor, but are not obligated, to list the Treasury Units or the debentures of such series on the same exchange as the Corporate Units. However, an active trading market in those securities also may not develop and we may not be successful in effecting any such listing. In addition, if you were to substitute qualifying treasury securities for debentures, thereby converting your Corporate Units into Treasury Units, or debentures for qualifying treasury securities, thereby converting your Treasury Units to Corporate Units, the liquidity of Corporate Units or Treasury Units could be adversely affected by the resultant reduction in the number of outstanding Corporate Units or Treasury Units, as the case may be. We cannot assure you that the Corporate Units will not be delisted or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the NYSE. Likewise, if Treasury Units or debentures were listed on a securities exchange, we cannot assure you that the Treasury Units or debentures would not be delisted or that trading in the Treasury Units or debentures would not be suspended as a result of a similar election to create Corporate Units by substituting collateral, which could cause the number of Treasury Units or principal amount of debentures to fall below the requirement for listing on such exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although holders of Equity Units will have a beneficial ownership interest in the related debentures, qualifying treasury securities or Treasury portfolio, as applicable, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. In addition, notwithstanding the automatic termination of the stock purchase contracts in the event that AIG becomes the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the Bankruptcy Code. Moreover, claims arising out of the debentures, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, a party in interest in the bankruptcy proceeding might argue that the holders of debentures should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

The purchase contract agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The debentures constituting a part of the Corporate Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the debentures included in the

Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

You may have to pay taxes with respect to constructive distributions on our common stock.

The number of shares of common stock that you are entitled to receive on each stock purchase date or as a result of early settlement of a stock purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments.” If the settlement rate were adjusted as a result of a distribution that is taxable to our common stock holders, such as a quarterly cash dividend, you would be deemed to receive a “constructive distribution” of our common stock and could be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. In addition, Non-U.S. Holders of Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Certain United States Federal Income Tax Consequences—Taxation of the Stock Purchase Contract—Adjustment to Settlement Rate” and “—Non-U.S. Holders.”

The IRS could disagree with our U.S. federal income tax characterization of the Equity Units.

We intend to treat the debentures and the stock purchase contracts as separate securities and the debentures as our debt instruments. However, because this treatment is not binding upon the IRS or any court, the IRS may challenge such treatment and a court may sustain such a challenge. If the IRS were to challenge our characterization of the Equity Units successfully, the IRS’s recharacterization could adversely affect the amount, timing or character of the income, gain or loss you recognize with respect to our Equity Units and non-U.S. holders may be subject to U.S. federal withholding tax on the interest payments on their interest in the debentures in addition to U.S. federal withholding tax on the contract adjustment payments. You are urged to consult your own tax advisors concerning the consequences of an investment in our Equity Units. See “Certain United States Federal Income Tax Consequences.”

Other tax treatments of the debentures are possible.

If we do not elect to defer interest income on the debentures, we intend to treat stated interest on the debentures as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Corporate Unit you agree to report income on this basis. However, because no Treasury Regulations, rulings or other authorities address the U.S. federal income tax treatment of debt instruments that are substantially similar to the debentures, other treatments of the debentures are possible. For example, the debentures could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, in which case you would generally be required to accrue into income original issue discount (even absent a deferral period) that might be different from the amount of the interest you receive for each period and to treat gain on the sale of the debentures as ordinary income. See “Certain United States Federal Income Tax Consequences—Taxation of the debentures—Possible Alternative Characterizations and Treatments” on page S-59.

Risks relating to our common stock

Our holding company structure and certain regulatory and other constraints could affect our ability to pay dividends and make other payments.

As a holding company, we depend on dividends, distributions and other payments from our subsidiaries to fund dividend payments and to fund payments on our obligations, including debt obligations. Regulatory and other legal restrictions may limit our ability to transfer funds freely, either to or from our subsidiaries. In particular, many of our subsidiaries, including our insurance subsidiaries, are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds to the parent holding company, or that prohibit such transfers altogether in certain circumstances. Regulatory action of that kind could impede access to funds we need to make dividend payments or payments on our obligations.

We have issued securities that contain provisions that could restrict our payment of dividends.

We currently have outstanding an aggregate of approximately $6 billion of our junior subordinated debentures, and may in the future issue additional junior subordinated debentures or similar securities, that in certain circumstances, including the failure to pay current interest, limit our ability to pay dividends on our common stock. While we currently do not anticipate that any of these circumstances will occur, no assurance can be given that these circumstances will not occur in the future.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

The price of our common stock may fluctuate significantly.

The price of our common stock on the NYSE constantly changes. We expect that the market price of our common stock will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	periodic variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of innovations, new products, strategic developments, significant contracts, acquisitions, divestitures and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.

Anti-takeover provisions could negatively impact our shareholders.

Provisions of state insurance law and Delaware corporation law, and provisions of our certificate of incorporation and bylaws, could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us, even if an acquisition might be in the best interest of our shareholders.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $      billion (or approximately $      billion if the underwriters exercise their over-allotment option in full), after expenses and underwriting discounts. We intend to use the net proceeds from this offering for general corporate purposes. We currently intend to use the proceeds from the settlement of the stock purchase contracts to repay debt as soon as practicable following such settlement, and we have agreed not to use such proceeds to repurchase common stock.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock trades on the NYSE under the symbol “AIG”. As of April 30, 2008, there were 2,492,061,043 shares of our common stock issued and outstanding. As of April 30, 2008, there were 55,901 shareholders of record. The following table provides the high and low closing sales price per share during the periods indicated, as reported on the NYSE, and dividends paid per share of our common stock during such periods.

			Common Stock
	Low Sale Price	High Sale Price	Dividends

2008:
Second Quarter (through May 7, 2008)	$43.29	$49.04	—(1	)(2)
First Quarter	39.80	59.32	$0.200
2007:
Fourth Quarter	51.33	70.11	0.200
Third Quarter	61.64	70.44	0.200
Second Quarter	66.49	72.65	0.165
First Quarter	66.77	72.15	0.165
2006:
Fourth Quarter	66.30	72.81	0.165
Third Quarter	57.76	66.48	0.165
Second Quarter	58.67	66.54	0.150
First Quarter	65.35	70.83	0.150

(1)	On March 12, 2008, AIG announced that its board of directors declared a cash dividend on our common stock equal to $0.200 per share, payable on June 20, 2008 to shareholders of record on June 6, 2008.

(2)	On May 8, 2008, AIG announced that its board of directors declared a cash dividend on our common stock equal to $0.220 per share, payable on September 19, 2008 to shareholders of record on September 5, 2008.

The amount of future dividends will depend on earnings, financial condition, capital requirements and other factors, and will be determined by our board of directors on a quarterly basis. For a discussion of our dividend policy, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

The last reported sale price per share of our common stock on May 7, 2008, as reported by the NYSE, was $45.08.

DESCRIPTION OF THE EQUITY UNITS

The section summarizes of some of the terms of the Equity Units. This summary does not purport to be complete and is subject to, is qualified by reference to, and should be read together with, the documents governing the terms of the Equity Units, copies of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of the stock purchase contracts in the accompanying prospectus, and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

We will issue the Equity Units under the purchase contract agreement and pledge agreement between us and The Bank of New York, whom we refer to as the purchase contract agent, and Wilmington Trust Company, as collateral agent, custodial agent and securities intermediary (the “collateral agent”). Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of           Corporate Units (or           Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $75, which will reduce by $25 on each stock purchase date.

Corporate Units

Each Corporate Unit will consist of a unit comprising:

(a)	a stock purchase contract under which, subject to a holder’s early settlement right as described under “Description of the Stock Purchase Contracts—Early Settlement,”

(1)	the holder will agree to purchase from us, and we will agree to sell to the holder, for $25, a number of shares of our common stock equal to the applicable settlement rate described below under “Description of the Stock Purchase Contracts—Purchase of Common Stock” (which settlement rate will be subject to anti-dilution adjustments under the circumstances set forth under “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments”) on each of February 15, 2011, May 1, 2011 and August 1, 2011, or the next business day (as defined herein) if any such day is not a business day (each such date, a “stock purchase date”); and

(2)	we will pay the holder quarterly contract adjustment payments:

•	from and including the issue date to but excluding the first stock purchase date at an annual rate of % on the initial stated amount of $75 per stock purchase contract;

•	from and including the first stock purchase date to but excluding the second stock purchase date at an annual rate of % on the adjusted stated amount of $50 per stock purchase contract; and

•	from and including the second stock purchase date to but excluding the third stock purchase date at an annual rate of % on the adjusted stated amount of $25 per stock purchase contract.

(b)	a 1/40, or 2.5%, undivided beneficial ownership interest in one or more of the following debentures, each with a principal amount of $1,000:

(1)	a Series B-1 Junior Subordinated Debenture, or “Series B-1 Debenture,” initially due February 15, 2041;

(2)	a Series B-2 Junior Subordinated Debenture, or “Series B-2 Debenture,” initially due May 1, 2041; and

(3)	a Series B-3 Junior Subordinated Debenture, or “Series B-3 Debenture,” initially due August 1, 2041.

The Series B-1 Debentures, the Series B-2 Debentures and the Series B-3 Debentures are referred to collectively as the “debentures.” On the remarketing settlement date for any series of debentures, the undivided beneficial ownership interest in such debenture will be replaced with an interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

The purchase price of each Equity Unit will be allocated between the related stock purchase contract and the related beneficial interest in each debenture in proportion to their respective fair market values at the time of issuance. We will report the fair market value of each such 1/40, or 2.5%, undivided beneficial ownership interest with a principal amount of $1,000 as $25 and the fair market value of the stock purchase contract as $0. This position generally will be binding on each beneficial owner of each Equity Unit but not on the IRS. For a discussion of the adverse consequences to holders of Equity Units if the IRS disagrees with our position, see “Risk Factors—Risks relating to the Equity Units—The IRS could disagree with our U.S. federal income tax characterization of the Equity Units.”

As long as an Equity Unit is in the form of a Corporate Unit, your beneficial interest in the debentures (or, in the case of successful remarketing after the applicable remarketing settlement date and prior to the applicable stock purchase date, the Treasury portfolio) forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase shares of our common stock under the stock purchase contract forming part of such Corporate Unit. Holders of Corporate Units will receive interest paid on debentures pledged in relation to their Equity Units despite our security interest.

Creating Treasury Units

Each holder of 40 Corporate Units will have the right at any time other than during a blackout period as described below to create Treasury Units by substituting interests in the applicable qualifying treasury securities (as described below) for such holder’s ownership interests in the debentures held by the collateral agent, in an amount at maturity equal to the principal amount of the debentures for which substitution is being made. Because qualifying treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. Accordingly, prior to the close of business on the second business day prior to the first remarketing period start date (as defined under “Description of the Stock Purchase Contracts—Remarketing”), to create Treasury Units from Corporate Units a holder must substitute a qualifying treasury security with a principal amount of $1,000 described in each of the three bullet points below for each 40 Corporate Units. After the first remarketing period (or if the remarketing of the Series B-1 Debentures is successful, after the first stock purchase date) and prior to the close of business on the second business day prior to the second remarketing period start date, to create Treasury Units from Corporate Units a holder must substitute a qualifying treasury security described in each of the second and third bullet points below with a principal amount of $1,000 for each 40 Corporate Units. After the second remarketing period (or if the remarketing of the Series B-2 Debentures is successful, after the second stock purchase date) and prior to the close of business on the second business day prior to the third remarketing period start date, to create Treasury Units from Corporate Units a holder must substitute a qualifying treasury security described in the third bullet point below with a principal amount of $1,000 for each 40 Corporate Units. Substitutions will not be permitted following the close of business on the second business day prior to a remarketing period start date and prior to the end of the applicable remarketing period or, if the applicable remarketing is successful, the applicable stock purchase date. We refer to the periods during which substitutions are not permitted as “blackout periods.”

The interests in the applicable “qualifying treasury securities” that must be substituted in order to create each Treasury Unit consist of:

•	until the first stock purchase date, a 1/40, or 2.5% undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (CUSIP No. 912820GC5) that matures on such stock purchase date with a principal amount at maturity of $1,000;

•	until the second stock purchase date, a 1/40, or 2.5% undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (CUSIP No. 921820NA1) that matures on the day prior to such stock purchase date with a principal amount at maturity of $1,000; and

•	until the third stock purchase date, a 1/40, or 2.5% undivided beneficial ownership interest in a zero-coupon U.S. Treasury security (CUSIP No. 912820NK9) that matures on the day prior to such stock purchase date with a principal amount at maturity of $1,000.

These substitutions will create Treasury Units, and the applicable series of debentures will be released to the holder and be separately tradable from the Treasury Units.

Each Treasury Unit will consist of a unit with an initial stated amount of $75, which will reduce by $25 on each stock purchase date, and will consist of:

(a)	a stock purchase contract under which, subject to a holder’s early settlement right:

(1)	the holder will agree to purchase from us, and we will agree to sell to the holder, not later than on each stock purchase date, for $25 in cash, a number of shares of our common stock equal to the settlement rate described below under “Description of the Stock Purchase Contracts—Purchase of Common Stock” (which settlement rate will be subject to anti-dilution adjustment under the circumstances set forth in “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments”), and

(2)	we will pay the holder quarterly contract adjustment payments:

•	from and including the issue date to but excluding the first stock purchase date, at an annual rate of % on the initial stated amount of $75 per stock purchase contract;

•	from and including the first stock purchase date to but excluding second stock purchase date, at the annual rate of % on the adjusted stated amount of $50 per stock purchase contract; and

•	from and including the second stock purchase date to but excluding the third stock purchase date, at the annual rate of % on the adjusted stated amount of $25 per stock purchase contract; and

(b)	a 1/40, or 2.5%, undivided beneficial ownership interest in the applicable qualifying treasury securities.

To create 40 Treasury Units, a Corporate Unit holder must:

•	deposit with the collateral agent $1,000 principal amount at maturity of each qualifying treasury security then constituting part of a Treasury Unit, which must be purchased in the open market at the Corporate Unit holder’s expense, and

•	transfer 40 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited each such qualifying treasury security with the collateral agent and requesting the release to the holder of the debentures relating to 40 Corporate Units.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related debentures from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

•	cancel the 40 Corporate Units,

•	transfer the related debentures to the holder, and

•	deliver 40 Treasury Units to the holder.

The qualifying treasury securities will be substituted for the debentures and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase common stock under the related stock purchase contracts. The related debentures released to the holder thereafter will trade separately from the resulting Treasury Units.

Recreating Corporate Units

Each holder of 40 Treasury Units will have the right at any time other than during a blackout period as described below to recreate Corporate Units by substituting interests in the applicable debentures for such holder’s ownership interest in the qualifying treasury securities held by the collateral agent, in an amount equal to the principal amount at maturity of the qualifying treasury securities for which substitution is being made. Because qualifying treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. Accordingly, prior to the close of business on the second business day prior to the first remarketing period start date, to recreate Corporate Units from Treasury Units a holder must substitute debentures of each series with a principal amount of $1,000 for each 40 Treasury Units. After the first remarketing period (or if the remarketing of the Series B-1 Debentures is successful, after the first stock purchase date) and prior to the close of business on the second business day prior to the second remarketing period start date, to recreate Corporate Units from Treasury Units a holder must substitute Series B-2 Debentures and Series B-3 Debentures with a principal amount of $1,000 for each 40 Treasury Units. After the second remarketing period (or if the remarketing of the Series B-2 Debentures is successful, after the second stock purchase date) and prior to the close of business on the second business day prior to the third remarketing period start date, to recreate Corporate Units from Treasury Units a holder must substitute Series B-3 Debentures with a principal amount of $1,000 for each 40 Treasury Units. Substitutions will not be permitted during blackout periods.

These substitutions will recreate Corporate Units, and the applicable qualifying treasury securities will be released to the holder and be separately tradable from the Corporate Units.

To recreate 40 Corporate Units, a Treasury Unit holder must:

•	deposit with the collateral agent the following debentures, each with a principal amount of $1,000, which must be purchased in the open market at the Corporate Unit holder’s expense:

•	a Series B-3 Debenture; and

•	if prior to the second stock purchase date, a Series B-2 Debenture, and

•	if prior to the first stock purchase date, a Series B-1 Debenture, and

•	transfer 40 Treasury Units to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited $1,000 principal amount of debentures with the collateral agent and requesting the release to the holder of the qualifying treasury securities relating to the Treasury Units.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related qualifying treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then:

•	cancel the 40 Treasury Units,

•	transfer the related qualifying treasury securities to the holder, and

•	deliver 40 Corporate Units to the holder.

The substituted debentures will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation to purchase common stock under the related stock purchase contracts.

Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

Each holder of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments on the holder’s undivided beneficial ownership interest in each series of debentures (or pro rata distributions on the applicable ownership interest in the Treasury portfolio if it has replaced a series of debentures as a component of Corporate Units) and quarterly contract adjustment payments payable by us:

•	from and including the issue date to but excluding the first stock purchase date:

•	interest at the annual rate of % on your 1/40, or 2.5%, interest in a Series B-1 Debenture with a principal amount of $1,000;

•	interest at the annual rate of % on your 1/40, or 2.5%, interest in a Series B-2 Debenture with a principal amount of $1,000;

•	interest at the annual rate of % on your 1/40, or 2.5%, interest in a Series B-3 Debenture with a principal amount of $1,000, and

•	contract adjustment payments at the annual rate of % on the initial stated amount of $75 per stock purchase contract;

•	from and including the first stock purchase date to but excluding the second stock purchase date:

•	interest at the annual rate of % on your 1/40, or 2.5%, interest in a Series B-2 Debenture with a principal amount of $1,000;

•	interest at the annual rate of % on your 1/40, or 2.5%, interest in a Series B-3 Debenture with a principal amount of $1,000;

•	contract adjustment payments at the annual rate of % on the adjusted stated amount of $50 per stock purchase contract; and

•	from and including the second stock purchase date to but excluding the third stock purchase date, interest at the annual rate of % on your 1/40, or 2.5%, interest in a Series B-3 Debenture with a principal amount of $1,000, and contract adjustment payments at the annual rate of % on the adjusted stated amount of $25 per stock purchase contract.

These payments are subject to deferral as described under “—Deferral of Payments on Equity Units” and are subordinated to our obligations as described under “—Ranking.”

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us:

•	from and including the issue date to but excluding the first stock purchase date at the annual rate of % on the initial stated amount of $75 per stock purchase contract;

•	from and including the first stock purchase date to but excluding the second stock purchase date, at the annual rate of % on the adjusted stated amount of $50 per stock purchase contract; and

•	from and including the second stock purchase date to but excluding the third stock purchase date, at the annual rate of % on the adjusted stated amount of $25 per stock purchase contract.

These payments are subject to deferral as described under “—Deferral of Payments on Equity Units” and are subordinated to our obligations as described under “—Ranking.”

If an early settlement date occurs due to a cash merger as described in “Description of the Stock Purchase Contracts—Early Settlement upon Cash Merger,” contract adjustment payments will cease to accrue on the early settlement date. If any other early settlement of the stock purchase contracts occurs (in the case of an early settlement other than upon a cash merger), contract adjustment payments will cease to accrue on the most recent quarterly payment date on or before such other early settlement, and if the early settlement date falls after the record date for a contract adjustment payment and prior to the contract adjustment payment date, the holder electing early settlement must pay to the purchase contract agent, on the early settlement date, the amount of such contract adjustment payment, unless such payment has been deferred as described below under “—Deferral of Payments on Equity Units.”

There will be no distributions in respect of the qualifying treasury securities that are a component of the Treasury Units but holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the debentures that were released to them when the Treasury Units were created for as long as they hold the debentures. We will make these payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2008, but if any of these days is not a business day, we will make the payment on the next business day and no interest will be payable as a result of that delay. Following a successful remarketing of any series of debentures, unless we have elected to remarket that series of debentures as floating-rate debentures, interest on such series of debentures will be payable on a semi-annual basis on May 1 and November 1 of each year in the case of the Series B-1 Debentures and Series B-3 Debentures or on February 1 and August 1 of each year, in the case of the Series B-2 Debentures, in each case commencing on the next such date following the applicable stock purchase date.

Deferral of Payments on Equity Units

We may defer contract adjustment payments in respect of the Equity Units at any time and from time to time. Deferred contract adjustment payments will accrue interest until paid, compounded on each payment date for the Equity Units, at the annual rate of     %. If on the third stock purchase date we do not pay all accrued and unpaid contract payments in cash, each holder of an Equity Unit will receive (net of any required tax withholding on such contract adjustment payments, which shall be remitted to the appropriate taxing jurisdiction), in our sole discretion, either a number of shares of our common stock (in addition to the number of shares of common stock per Equity Unit equal to the applicable settlement rate) equal to the aggregate amount of deferred contract payments payable to such holder divided by the greater of the applicable market value and $          , subject to anti-dilution adjustments, or additional debentures (“additional debentures”), in our sole discretion, in a principal amount equal to the aggregate amount of deferred contract payments. The additional debentures will mature on the later of August 1, 2014 and the date five years after the commencement of the deferral period, bear interest at an annual rate equal to the then market rate of interest for similar instruments (not to exceed 10%), as determined by a nationally recognized investment banking firm selected by us, rank pari passu with the debentures and our outstanding parity securities and be subject to deferral on the same basis as the debentures and be redeemable at our option at any time at their principal amount plus accrued and unpaid interest thereon through the date of redemption.

We may also defer the payment of interest on any series of debentures on any interest payment date prior to the applicable remarketing period start date. Deferred interest will accrue interest until paid, compounded on each interest payment date, at the annual rate originally applicable to such series of debentures. We may pay deferred interest in cash or in the form of additional debentures in a principal amount equal to the aggregate amount of deferred interest at any time; provided that if any deferred interest has not been paid on or prior to the applicable stock purchase date, we must pay it, in cash or in the form of additional debentures in a principal amount equal to the aggregate amount of deferred interest on such date, to the holders of such series of debentures, whether or not they participate in the applicable remarketing.

Subject to certain exceptions described under “Description of Our Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances,” if we have given notice of our election to defer or are deferring any contract adjustment payments or interest payments or if any additional debentures are outstanding, we and our subsidiaries generally may not make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the debentures. For further discussion of the U.S. federal tax consequences of a deferral of interest on the debentures, see “Risk Factors—Risks relating to the Equity Units—Deferral of interest payments on the debentures will have negative U.S. federal income tax consequences and is likely to adversely affect the market price of the Corporate Units.”

During any deferral period, interest will continue to accrue on the debentures and holders of debentures or Corporate Units that are outstanding will be required to accrue such deferred interest income on a constant-yield basis in the form of original issue discount for U.S. federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders. See “Certain United States Federal Income Tax Consequences—Taxation of the Debentures—Interest on the Debentures.”

Ranking

Each series of debentures will constitute one series of AIG’s junior subordinated debentures and will be issued by AIG under the junior subordinated debt indenture, dated as of March 13, 2007, as supplemented (the “junior debt indenture”). The debentures will rank pari passu with our:

•	$1,000,000,000 aggregate principal amount of 6.25% Series A-1 Junior Subordinated Debentures,

•	£750,000,000 aggregate principal amount of 5.75% Series A-2 Junior Subordinated Debentures,

•	€1,000,000,000 aggregate principal amount of 4.875% Series A-3 Junior Subordinated Debentures,

•	$750,000,000 aggregate principal amount of 6.45% Series A-4 Junior Subordinated Debentures, and

•	$1,100,000,000 aggregate principal amount of 7.70% Series A-5 Junior Subordinated Debentures (collectively, the “outstanding parity securities”).

We may issue additional series of junior subordinated debentures that rank pari passu with the debentures.

The debentures and our obligations to make contract adjustment payments will be unsecured, will rank junior in payment to all of our existing and future “senior debt,” as defined under “Description of Our Debentures—Subordination,” and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness, other than the outstanding parity securities, is senior debt. Each series of debentures will automatically cease to be subordinated and become a senior, unsecured obligation of AIG upon the applicable remarketing settlement date.

Voting and Certain Other Rights

Holders of stock purchase contracts forming part of the Corporate Units or Treasury Units, in such capacities, will have no voting or other rights in respect of the common stock.

Listing of the Securities

We have applied for listing of the Corporate Units on the NYSE under the symbol “AIG-PrA”. Unless and until substitution has been made as described in “—Creating Treasury Units” or “—Recreating Corporate Units,” the debentures will not trade separately from the Corporate Units or Treasury Units. The debentures (or after a successful remarketing of any series of debentures and prior to the applicable stock purchase date, the interest in the Treasury portfolio) will trade as a unit with the stock purchase contract component of the Corporate Units, and the qualifying treasury security component will trade as a unit with the stock purchase contract component of the Treasury Units. If the Treasury Units or the debentures of any series are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may endeavor, but are not obligated, to list the Treasury Units or the debentures of such series on the same exchange as the Corporate Units are then listed, including, if applicable, the NYSE.

Miscellaneous

We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender, in the open market, by private agreement or otherwise.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

This section summarizes some of the terms of the purchase contract agreement, stock purchase contracts, pledge agreement, remarketing agreement and junior debt indenture. The summary does not purport to be complete and is subject to, is qualified in its entirety by reference to, and should be read together with, the purchase contract agreement, pledge agreement, remarketing agreement and junior debt indenture, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of the stock purchase contracts in the accompanying prospectus and, to the extent it is inconsistent with any portion of the description in the accompanying prospectus, replaces that portion of the description in the accompanying prospectus.

As used under this caption, “Description of the Stock Purchase Contracts,” references to “we,” “us,” “our” and other similar references mean American International Group, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

Purchase of Common Stock

Subject to a holder’s early settlement right as described below under Early Settlement,” and “—Early Settlement upon Cash Merger,” each stock purchase contract underlying a Corporate Unit or Treasury Unit will obligate the holder of the stock purchase contract to purchase, and us to sell, on each of the three stock purchase dates, for $25 in cash, a number of newly issued shares of our common stock equal to the settlement rate. The settlement rate will, subject to adjustment under the circumstances described in “—Anti-Dilution Adjustments” and “—Early Settlement upon Cash Merger,” be as follows:

•	If the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $ , shares of our common stock, which is approximately equal to $25 divided by the threshold appreciation price, and which we refer to as the “minimum settlement rate.”

Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than $25, the aggregate market value of the shares of common stock issued upon settlement of a stock purchase contract on the applicable stock purchase date will be higher than $25, assuming that the market price of the common stock on the stock purchase date is the same as the applicable market value of the common stock. However, you will only participate in     % of the appreciation of our common stock in excess of the threshold appreciation price. In other words, for every dollar of appreciation of our common stock in excess of the threshold appreciation price, you will receive $      of that appreciation. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to $25, assuming that the market price of the common stock on the applicable stock purchase date is the same as the applicable market value of the common stock.

•	If the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $ , a number of shares of our common stock equal to $25 divided by the applicable market value.

Accordingly, if the market value for the common stock remains above the reference price between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value is less than the threshold appreciation price and greater than the reference price, the aggregate market value of the shares of common stock issued upon settlement of a stock purchase contract on the stock purchase date will be equal to $25, assuming that the market price of the common stock on the applicable stock purchase date is the same as the applicable market value of the common stock.

•	If the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock, which is approximately equal to $25 divided by the reference price, and which we refer to as the “maximum settlement rate” and together with the minimum settlement rate as the “fixed settlement rates.”

Accordingly, if the market value for the common stock decreases below the reference price between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of a stock purchase contract on the applicable stock purchase date will be less than $25, assuming that the market price on the applicable stock purchase date is the same as the applicable market value of the common stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares issued upon settlement will be equal to $25, assuming that the market price of the common stock on the applicable stock purchase date is the same as the applicable market value of the common stock.

If you elect to settle your stock purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of each $25 portion of the stated amount of such stock purchase contract will be equal to the minimum settlement rate, subject to adjustment as described under “—Anti-Dilution Adjustments.”

The “applicable market value” with respect to any stock purchase contract date means the average of the volume weighted average price per share of our common stock (or exchange property units, as defined under “—Anti-Dilution Adjustments,” in which the stock purchase contracts will be settled following a reorganization event) on each of the 20 consecutive trading days ending on the third trading day immediately preceding such stock purchase date, which 20 trading day period we refer to as the “observation period,” subject to anti-dilution adjustments under the circumstances set forth under “—Anti-Dilution Adjustments” below. Following a reorganization event, references to the purchase or issuance of shares of our common stock pursuant to stock purchase contracts will be construed to be references to settlement into exchange property units, and references to the purchase or issuance of any specified number of shares of common stock upon the settlement of stock purchase contracts will be construed to be references to settlements into the same number of exchange property units. For purposes of calculating the exchange property unit value, (x) the value of any common stock included in the exchange property unit will be determined using the average of the volume weighted average price per share of such common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the applicable stock purchase date and (y) the value of any other property, including securities other than common stock, included in the exchange property unit will be the value of such property on the first trading day of the applicable observation period (as determined in good faith by our board of directors, whose determination shall be conclusive and described in a board resolution). The reference price equals the price at which we initially offered our common stock to the public in the concurrent Common Stock Offering. If there is no Common Stock Offering, the reference price will equal the closing price of our common stock on the day prior to the date of this prospectus supplement.

The threshold appreciation price represents an approximately     % appreciation over the reference price.

“Volume weighted average price” or “VWAP” per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page AIG UN <Equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” means a day on which the common stock:

•	at the close of regular way trading (not including extended or after hours trading) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

•	has traded at least once regular way on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

We will not issue any fractional shares of common stock pursuant to the stock purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of stock purchase contracts being settled by a holder of Equity Units on each stock purchase date, the holder will be entitled to receive an amount in cash equal to the fraction of a share multiplied by the closing sales price of our common stock on the trading day immediately preceding the applicable stock purchase date.

On the business day immediately preceding each stock purchase date, unless:

•	a holder of Corporate Units or Treasury Units has settled or provided for the settlement of the related stock purchase contracts prior to such stock purchase date through the early delivery of cash to the purchase contract agent in the manner described under “—Early Settlement,” “—Early Settlement upon Cash Merger” or “—Notice to Settle with Cash,” or

•	an event described under “—Termination” has occurred,

then,

•	in the case of Corporate Units where the Treasury portfolio has replaced the applicable series of debentures as a component of the Corporate Units, a portion of the proceeds equal to the stated amount of $25 per Corporate Unit of the applicable ownership interest in the Treasury portfolio, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related stock purchase contracts on such stock purchase date,

•	in the case of Corporate Units where the Treasury portfolio has not replaced the debentures as a component of the Corporate Units, we will exercise our rights as a secured creditor in compliance with applicable law, including, without limitation, disposition of that series of debentures or applying that series of debentures (but not any additional debentures issued to pay deferred interest on such debentures) against your obligation to purchase shares of our common stock under the related stock purchase contracts on such stock purchase date, and

•	in the case of Treasury Units, the principal amount of the applicable qualifying treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related stock purchase contracts on such stock purchase date.

The common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and (on or after the third stock purchase date) surrender of the Corporate Units or Treasury Units (which, in the case of Equity Units evidenced by physical certificates, must be made by presentation and surrender of such certificates) and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder. Until the delivery of the shares of our common stock, the holder of an Equity Unit will have no rights as a shareholder of AIG; holders of Equity Units will become record holders of our common stock at the close of business on the delivery date of the shares of our common stock. For a discussion of the lack of rights of holders of Equity Units as shareholders of AIG, see “Risk Factors—Risks relating to the Equity Units—If you hold Equity Units, you will not be entitled to any rights with respect to our common stock.”

Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

•	irrevocably agreed to be bound by the terms and provisions of the related stock purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units, and

•	duly appointed the purchase contract agent as the holder’s attorney-in-fact to enter into and perform the related stock purchase contracts and pledge agreement on behalf of and in the name of the holder.

In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat:

•	itself as the owner of the applicable ownership interests in the related debentures, Treasury portfolio or qualifying treasury securities, as the case may be, and

•	the debentures as indebtedness for all U.S. federal income tax purposes.

Remarketing

Pursuant to a remarketing agreement among us, the purchase contract agent and the remarketing agent to be appointed thereunder, the remarketing agent will attempt to remarket the debentures of each series held by Corporate Unit holders as part of Corporate Units during the applicable remarketing period and debentures of such series that are not part of Corporate Units but whose holders have elected to participate in the remarketing as described under “Description of Our Debentures—Optional Remarketing.” Each remarketing will take place during a 30-day period (a “remarketing period”) ending on the date that is not less than three business days prior to the date one month prior to the applicable stock purchase date. We refer to the first day of each remarketing period as a “remarketing period start date.” If a successful remarketing occurs, settlement will take place on the third business day following the date of the successful remarketing, or the “remarketing settlement date.”

For each remarketing, the remarketing agent will be required to use commercially reasonable efforts to obtain a price for the remarketed debentures that results in proceeds, net of the 0.25% remarketing fee, of at least 100% of the sum of the Treasury portfolio purchase price and the separate debentures purchase price, as defined below. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on the series of debentures being remarketed at a new fixed or floating rate as described below. We have the right to postpone the remarketing in our absolute discretion on any day prior to the last five business days of a remarketing period. A remarketing will be considered successful and no further attempts to remarket will be made if the resulting proceeds, net of the 0.25% remarketing fee, are at least 100% of the sum of the Treasury portfolio purchase price and the separate debentures purchase price.

The “separate debentures purchase price” means the amount in cash equal to the product of (A) the remarketing price per debenture (as defined below) and (B) the number of debentures included in such remarketing that are not part of Corporate Units, which we refer to as “separate debentures.”

In the event of a successful remarketing, each holder of a separate debenture will receive the “remarketing price per debenture,” which, for each $1,000 principal amount of debentures, is an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of debentures included in such remarketing that are held as components of Corporate Units. Each holder of a Corporate Unit whose debenture of the applicable series is included in a successful remarketing will receive an applicable ownership interest in the Treasury portfolio equal to the remarketing price per debenture.

In the event of a successful remarketing of the debentures of any series, on the applicable remarketing settlement date, the portion of the proceeds from the remarketing equal to the separate debentures purchase price will be paid to holders of separate debentures remarketed in a remarketing, and the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the applicable stock purchase date in an aggregate amount equal to the principal amount of the debentures that were formerly included in Corporate Units but that were remarketed, and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the applicable stock purchase date in an aggregate amount at maturity equal to the aggregate interest that would have accrued from and including the immediately preceding interest payment date to but excluding the applicable stock purchase date (assuming no reset of the interest rate) on the aggregate principal amount of the debentures that were formerly included in the Corporate Units but that were remarketed.

In the event we determine that the foregoing U.S. Treasury securities are not available, we may substitute for such U.S. Treasury securities one or more short-term discount obligations of one of our affiliates that are issued on the applicable remarketing settlement date, accrete interest at an arms’-length rate, have the same aggregate principal amount at maturity as the U.S. Treasury securities for which they are substituted and mature on or prior to the applicable stock purchase date.

The Treasury portfolio will be substituted for the debentures of the applicable series as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the stock purchase contracts to purchase shares of our common stock on the applicable stock purchase date. On or promptly following the applicable remarketing settlement date, the remarketing agent will remit to the purchase contract agent any remaining portion of the proceeds for the benefit of the holders of the Corporate Units, the debentures component of which were included in the remarketing. On the applicable stock purchase date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the debentures previously included in the Corporate Units will automatically be applied to satisfy the Corporate Unit holders’ obligation to purchase common stock under the stock purchase contracts on such stock purchase date and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have accrued to the holders of Corporate Units on the debentures (to but excluding the applicable stock purchase date) previously included in the Corporate Units on the applicable stock purchase date will be paid to the holders of the Corporate Units.

As used in this context, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, on the date of a successful remarketing for the purchase of the Treasury portfolio described above for settlement the third business day immediately following such date. “Quotation agent” means any primary U.S. government securities dealer in New York City selected by us.

In connection with an attempted remarketing of a series of debentures, the remarketing agent may reset the rate on such series of debentures at a new fixed or floating rate. If the remarketing is successful and the rate is reset, the reset rate will apply to all outstanding debentures of that series, whether or not the holders participated in such remarketing, and will become effective on the applicable remarketing settlement date. The interest rate on each series of debentures will be the reset rate or, if we have elected to remarket such series of debentures as floating-rate debentures, the applicable index plus the reset spread determined by the remarketing agent, in consultation with us, such that the proceeds from such remarketing, net of the 0.25% remarketing fee, will be at least equal to 100% of the sum of the Treasury portfolio purchase price and the separate debentures purchase price. The interest will be payable semi-annually if the debentures will be successfully remarketed at a fixed rate or quarterly if the debentures will be successfully remarked at a floating rate.

We will cause a notice of any failed remarketing to be published on the business day immediately following the end of the remarketing period, by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to each remarketing period start date, that the depositary notify its participants holding debentures, Corporate Units and Treasury Units of the remarketing.

If the debentures have not been successfully remarketed during the remarketing period, the interest rate on the debentures will not be reset.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related stock purchase contracts in cash at any time, other than during a blackout period, on or prior to the second business day immediately preceding any stock purchase date by delivering the related Corporate Unit or Treasury Units (which, if they are in certificated form, must be surrendered at the offices of the purchase contract agent) and an Election to Settle Early form duly completed in accordance with the applicable procedures of the depositary (or, if the Equity Units are certificated, by completing the form of “Election to Settle Early” on the reverse side of such certificate completed and executed as indicated), accompanied by payment to us in immediately available funds of an amount equal to:

•	the initial or adjusted stated amount per stock purchase contract multiplied by the number of stock purchase contracts being settled, plus

•	if the delivery is made with respect to any stock purchase contract during the period after the close of business on any record date next preceding any quarterly payment date and prior to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to all such stock purchase contracts.

If a holder of a Corporate Unit or Treasury Unit settles a stock purchase contract early (other than pursuant to the merger early settlement right as described below), such holder will not be entitled to any accrued contract adjustment payments, and if the early settlement date falls after the record date for a contract adjustment payment and prior to the contract adjustment payment date, the holder electing early settlement must pay to the purchase contract agent, on the early settlement date, the amount of such contract adjustment payment, unless such payment has been deferred as described below under “Description of the Equity Units—Deferral of Payments on Equity Units.”

Holders of Equity Units may settle early only in integral multiples of 40 Equity Units.

So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and a prospectus available covering the shares of common stock and other securities, if any, deliverable upon settlement of a stock purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect and a prospectus available covering those shares of common stock and other securities to be delivered in respect of the stock purchase contracts being settled, in each case in a form that may be used in connection with the early settlement right.

Upon early settlement of the stock purchase contracts related to any Corporate Units or Treasury Units:

•	except as described below in “—Early Settlement upon Cash Merger,” the holder will receive the minimum settlement rate per $25 stated amount of each Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under “—Anti-Dilution Adjustments,” accompanied by an appropriate prospectus if required by law,

•	the debentures or the qualifying treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest,

•	the holder’s right to receive future contract adjustment payments and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment date will terminate (unless such early settlement occurs after the close of business on a record date and on or prior to the next succeeding payment date, in which case the contract adjustment payment due and payable on such payment date will be paid, on such payment date, to the person who was the record holder of the applicable Equity Units on the applicable record date), and

•	no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments, except as referred to in the previous bullet.

If the purchase contract agent receives a Corporate Unit or Treasury Unit as described above accompanied by the completed “Election to Settle Early” (as described above) and required immediately available funds, from a holder of Corporate Units or Treasury Units by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date.

If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date. Upon early settlement of stock purchase contracts in the manner described above, surrender of the related Corporate Units or Treasury Units and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the related debentures or qualifying treasury securities, as the case may be, securing the stock purchase contracts to be released from the pledge under the pledge agreement described in “—Pledged Securities and Pledge Agreement” and transferred, within three business days following the settlement date, to the purchasing holder or the holder’s designee.

Notice to Settle with Cash

A holder of an Equity Unit (other than a Corporate Unit as to which an interest in the Treasury portfolio has replaced an interest in a series of debentures) may settle the obligation to purchase shares of our common stock on any stock purchase date with separate cash. A holder of an Equity Unit wishing to settle this obligation with separate cash must notify the purchase contract agent by presenting and surrendering the certificate evidencing the Corporate Unit or Treasury Unit, as the case may be, at the offices of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 11:00 a.m., New York City time, on the second business day immediately preceding the applicable stock purchase date and, on or prior to 11:00 a.m., New York City time, on the business day immediately preceding the applicable stock purchase date deliver to the collateral agent $25 in cash for each stock purchase contract.

Holders of Equity Units may settle early only in integral multiples of 40 Equity Units.

If a holder of a Corporate Unit with respect to which an interest in the Treasury portfolio has not replaced an interest in a series of debentures as a component of the Corporate Unit has given notice of its intention to settle the obligation to purchase shares of our common stock on any stock purchase date with separate cash and such holder fails to deliver the cash to the collateral agent on the business day immediately preceding the applicable stock purchase date, its “Notice to Settle by Separate Cash” shall automatically be deemed withdrawn and without effect.

If a holder of a Treasury Unit has given notice of its intention to settle the obligation to purchase shares of our common stock on any stock purchase date under the related stock purchase contract with separate cash fails to deliver the cash to the collateral agent on the business day immediately preceding any stock purchase date, the proceeds from the applicable qualifying treasury securities will automatically be applied to satisfy such holder’s obligation to purchase common stock under the related stock purchase contract on such stock purchase date.

Early Settlement upon Cash Merger

If we are involved in an event described in the first or second bullet point in the definition of reorganization events under “—Anti-Dilution Adjustments—Reorganization Events” below, in each case in which at least 10% of the consideration received by holders of our common stock consists of cash or cash equivalents, which we refer to as a “cash merger,” then following the cash merger, each holder of a stock purchase contract will have the right to accelerate and settle such contract early at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), and receive, under certain circumstances, an additional make-whole number of shares, which we refer to as the “make-whole shares.” Our obligation to deliver make-whole shares is subject to the condition that at the time of settlement, if so required under the U.S. federal securities laws, there is in effect a registration statement and a prospectus available covering the common stock and other securities, if any, to be delivered in respect of the stock purchase contracts being settled. We refer to this right as the “merger early settlement right.”

The definition of reorganization events under “— Anti-Dilution Adjustments — Reorganization Events” below includes a phrase relating to a sale of all or substantially all of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your right to accelerate and settle such contract early as a result of a sale of substantially all of our assets may be uncertain.

We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which we refer to as the “cash merger early settlement date,” which shall be at least ten days after the date of the notice but no later than the earlier of (i) 20 days after the date of such notice and (ii) two business days prior to the next stock purchase date, by which each holder’s merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, three business days before the cash merger early settlement date, your Corporate Units or Treasury Units (by delivery of certificates if they are held in certificated form), and payment of a purchase price in immediately available funds equal to the initial or adjusted stated amount per stock purchase contract multiplied by the number of stock purchase contracts being settled, less the amount of any accrued and unpaid contract adjustment payments (unless such cash merger early settlement date occurs after the related record date for such contract adjustment payments and before the related payment date, in which case the applicable purchase price shall not be reduced by the amount of any accrued and unpaid contract adjustment payments).

If you exercise the merger early settlement right, we will deliver to you on the cash merger early settlement date, in respect of each such Equity Unit so settled the kind and amount of securities, cash or other property that you would have been entitled to receive in the cash merger as a holder of a number of shares of our common stock at the settlement rate described above, for each $25 stated amount of each Corporate Unit or Treasury Unit, and the make-whole shares, calculated as described below for each stock purchase contract being settled. You will also receive the debentures or qualifying treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, or if your exercise is not effective because the required registration statement is not effective (as described below), your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement, without the make-whole shares, on the stock purchase date with the securities, cash or other property holders of our common stock were entitled to receive in the cash merger. If required under the U.S. federal securities laws, there will be a registration statement in effect and a prospectus available covering the common stock and other securities, if any, to be delivered in respect of the stock purchase contracts being settled, in each case in a form that may be used in connection with the early settlement upon a cash merger.

Holders of the Equity Units may exercise the merger early settlement right only in integral multiples of 40 Equity Units. If an interest in the Treasury portfolio has replaced the debentures of any series as a component of Corporate Units, holders of the Corporate Units will receive, on the next stock purchase date, $1,000 in cash for each 40 Corporate Units as to which they have exercised their merger early settlement right, representing their interest in the Treasury portfolio.

Calculation of Make-Whole Shares

The number of make-whole shares applicable to a merger early settlement will be determined for each stock purchase contract being settled by reference to the table below, based on the date on which the cash merger becomes effective, which we refer to as the “effective date,” and the price, which we refer to as the “stock price,” paid per share for our common stock in such cash merger. If holders of our common stock receive only cash in such transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the trading day immediately preceding the effective date of such cash merger.

Stock Prices
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$

May , 2008
May 1, 2009
May 1, 2010
February 15, 2011
February 16, 2011
May 1, 2011
May 2, 2011
August 1, 2011

The stock prices and make-whole share amounts set forth in the table will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates as set forth under “—Anti-Dilution Adjustments.”

The exact stock price and effective date applicable to a cash merger may not be set forth on the table, in which case:

•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	if the stock price is in excess of $ per share (subject to adjustment as described above), then the make-whole share amount will be zero; and

•	if the stock price is less than $ per share (subject to adjustment as described above), which we refer to as the minimum stock price, then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be set:

•	from and including the issue date to the first stock purchase date at an annual rate of % on the initial stated amount of $75 per stock purchase contract;

•	from and including the first stock purchase date to but excluding the second stock purchase date, at the annual rate of % on the adjusted stated amount of $50 per stock purchase contract; and

•	from and including the second stock purchase date to but excluding the third stock purchase date, at the annual rate of % on the adjusted stated amount of $25 per stock purchase contract.

Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the stock purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year.

Contract adjustment payments will be payable to the holders of stock purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which (unless otherwise specified) will be on the 15th day of the month prior to the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the stock purchase contracts relating to the Corporate Units. Subject to any applicable laws and regulations and so long as the Equity Units are in book-entry form, each such payment will be made as described under “—Book-Entry System.”

We have the right to defer contract adjustment payments as described under “Description of the Equity Units—Deferral of Payments on Equity Units.” We will be subject to the restrictions described under “Description of Our Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” at any time we have given notice of such a deferral or a deferral period is continuing or additional debentures are outstanding.

If any date on which contract adjustment payments are to be made on the stock purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, with the same force and effect as if made on that payment date, and no interest or payment will be paid in respect of the delay. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions or trust companies in New York City are permitted or required by any applicable law to close.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to the same extent as the debentures are subordinated to our other obligations. For a discussion of this subordination, see “Risk Factors—Risks relating to the Equity Units—Our obligations to make payments on the debentures and contract adjustment payments are subordinate to our payment obligations under our senior debt and pari passu with the outstanding parity securities.” and “Description of the Equity Units—Ranking.”

Anti-Dilution Adjustments

Each fixed settlement rate will be adjusted, without duplication, if certain events occur:

(1)	the issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 =  SR0 x (OS1 / OS0)

where,

SR0 =  the fixed settlement rate in effect at the close of business on the record date

SR1 =  the fixed settlement rate in effect immediately after the record date

OS0 =	the number of shares of our common stock outstanding at the close of business on the record date prior to giving effect to such event

OS1 =	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event

(2)	the issuance to all holders of our common stock of certain rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of our common stock at less than the current market price of our common stock as of the record date, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 =  SR0 x (OS0 + X) / (OS0 + Y)

where,

SR0 =  the fixed settlement rate in effect at the close of business on the record date

SR1 =  the fixed settlement rate in effect immediately after the record date

OS0 =	the number of shares of our common stock outstanding at the close of business on the record date

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants

Y =	the aggregate price payable to exercise such rights divided by the average of the VWAP of our common stock over each of the ten consecutive trading days prior to the business day immediately preceding the announcement of the issuance of such rights

However, each fixed settlement rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

(3)	the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock), rights to acquire our capital stock or evidences of our indebtedness or our assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) or (5) below) in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 =  SR0 x SP0 / (SP0 − FMV)

where,

SR0 =  the fixed settlement rate in effect at the close of business on the record date

SR1 =  the fixed settlement rate in effect immediately after the record date

SP0  =  the current market price as of the record date

FMV =	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), on the record date, of the shares of capital stock, rights to acquire capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of our common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consist of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange, then each fixed settlement rate will instead be adjusted based on the following formula:

SR1  =  SR0 x (FMV0 + MP0) / MP0

where,

SR0  =  the fixed settlement rate in effect at the close of business on the record date

SR1  =  the fixed settlement rate in effect immediately after the record date

FMV0 =	the average of the VWAP of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to our common stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for our common stock

MP0 =	the average of the VWAP of our common stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to our common stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for our common stock

(4)	we make a distribution consisting exclusively of cash to all holders of our common stock, excluding (a) any cash dividend on our common stock to the extent that the aggregate cash dividend per share of our common stock does not exceed (i) $0.22 in the then current fiscal quarter in the case of a regular quarterly dividend or (ii) $0.88 in the prior twelve months in the case of a regular annual dividend (each such number, the “dividend threshold amount”), (b) any cash that is distributed as part of a distribution referred to in clause (3) above, and (c) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries referred to in clause (5) below, in which event, each fixed settlement rate will be adjusted based on the following formula:

SR1 =  SR0 x SP0 / (SP0 − C)

where,

SR0 =  the fixed settlement rate in effect at the close of business on the record date

SR1 =  the fixed settlement rate in effect immediately after the record date

SP0 =  the current market price as of the record date

C =	the excess of the amount in cash per share we distribute to holders of our common stock over the dividend threshold amount

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the fixed settlement rates are adjusted, but no adjustment will be made to the dividend threshold amount for any adjustment made to the fixed settlement rates pursuant to this clause (4).

(5)	we or one or more of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the VWAP per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event each fixed settlement rate will be adjusted based on the following formula:

SR1  =  SR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

where,

SR0  =  the fixed settlement rate in effect at the close of business on the expiration date

SR1  =  the fixed settlement rate in effect immediately after the expiration date

FMV =	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”)

OS1 =	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) less any purchased shares

OS0 =	the number of shares of our common stock outstanding at the expiration time, including any purchased shares

SP1 =	the average of the VWAP of our common stock over each of the ten consecutive trading days commencing with the trading day immediately after the expiration date.

In addition, in no event will we adjust the fixed settlement rate to the extent that the adjustment would reduce the conversion price below the par value per share of our common stock.

“Current market price” of our common stock on any day, means the average of the VWAP of our common stock over each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the ex-date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Record date” means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

In addition, we may make such increases in each fixed settlement rate as we deem advisable. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate. No adjustment in the settlement rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of the issuer’s fiscal year and (y) upon the stock purchase date or any early settlement date.

Reorganization Events

The following events, in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, are defined as “reorganization events”:

•	any consolidation or merger of AIG with or into another person or of another person with or into AIG (other than a consolidation or merger in which AIG is the continuing corporation and in which its shares of common stock outstanding immediately prior to the consolidation or merger are not exchanged for cash, securities or other property of another person); or

•	any sale, transfer, lease or conveyance to another person of all or substantially all of the assets of AIG; or

•	any statutory share exchange of shares of common stock of AIG with another person (other than in connection with a merger or acquisition); or

•	any liquidation, dissolution or winding-up of AIG (other than as a result of or after the occurrence of a termination event (as defined below under “—Termination”)).

The foregoing paragraph includes a phrase relating to a sale of all or substantially all of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your right to accelerate and settle such contract early as a result of a sale of substantially all of our assets may be uncertain.

Following the effective date of a reorganization event, the settlement rate relating to the Equity Units shall thereafter be determined by reference to, and settled in lieu of the applicable number of shares of our common stock through the delivery of a corresponding number of, exchange property units. An “exchange property unit” means the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable stock purchase date, cash merger early settlement date or early settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale, transfer, lease or conveyance was made, or with whom shares were exchanged pursuant to any such statutory share exchange, as the case may be, which person we refer to as a constituent person, or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by our affiliates and non-affiliates. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units will be entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person to whom such sale, transfer, lease or conveyance was made or with whom such statutory share exchange was made shall execute and deliver to the purchase contract agent an agreement, providing that the holder of each Equity Unit that remains outstanding after the reorganization event, if any, shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this “—Anti-Dilution Adjustments” section. The provisions described in the preceding three paragraphs shall similarly apply to successive reorganization events.

Holders have the right to settle their obligations under the Equity Units early in the event of certain cash mergers as described above under “—Early Settlement upon Cash Merger.”

General Provisions with Respect to Adjustments

Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not change the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment, provided that effect shall be given to all anti-dilution adjustments not later than the applicable stock purchase date, cash merger early settlement date or an early settlement date for Equity Units.

The fixed settlement rates will not be adjusted:

•	upon the issuance of shares of our common stock or securities convertible into, or exercisable or exchangeable for, common stock in public or private transactions at any price we deem appropriate;

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan of that type;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares or any other award that relates to, or has a value derived from the value of, our common stock, in each case issued pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid dividends.

We will be required, as soon as practicable after the fixed settlement rates are adjusted, to provide written notice of the adjustment to the holders of Equity Units.

Each adjustment to the fixed settlement rates will result in a corresponding adjustment to the number of shares of our common stock issuable upon early settlement of a stock purchase contract.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable on each stock purchase date or any cash merger early settlement date occurring after the date of such adjustment.

In the event that we adopt a shareholder rights plan, holders will receive upon settlement of the Equity Units into shares of common stock, in addition to the shares, the rights under the rights plan, unless prior to any settlement, the shareholder rights plan expires or terminates or the rights have separated from the shares of common stock, in which case the settlement rate will be adjusted at the time of separation as if we distributed, to all holders of our common stock, shares of our common stock, evidences of debt or other assets issuable upon exercise of the rights as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights. A distribution of rights pursuant to such a shareholder rights plan will not trigger a settlement rate adjustment pursuant to paragraphs (2) or (3) above. We currently do not have a shareholder rights plan.

In the event of a taxable distribution to holders of shares of our common stock that results in an adjustment of each fixed settlement rate or an increase in each fixed settlement rate in our discretion, holders of Corporate Units and Treasury Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Corporate Units and Treasury Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.

You may be treated as receiving a constructive distribution from us for U.S. federal income tax purposes with respect to the stock purchase contracts if (1) the settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or a failure to decrease) the settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in (or failure to decrease) the settlement rate. In addition, non-U.S. holders of Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Certain United States Federal Income Tax Consequences—Taxation of the Stock Purchase Contract—Adjustment to Settlement Rate” and “—Non-U.S. Holders.”

In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reason.

Termination

The stock purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the stock purchase contracts, including the right and obligation to purchase shares of common stock and the right to receive accrued contract adjustment payments, will immediately and automatically terminate, without any further action, upon the termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization, which we refer to as a “termination event.” In the event of such a termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization, holders of the stock purchase contracts will not have a claim in bankruptcy under the stock purchase contract with respect to our issuance of shares of common stock or the right to receive contract adjustment payments.

Upon any termination, the collateral agent will release the related interests in the debentures or Treasury portfolio or qualifying treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders of Equity Units. Upon any termination, however, the release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the imposition of the automatic stay under the Bankruptcy Code or the exercise of the bankruptcy court’s power under Section 105(a) of the Bankruptcy Code. In addition, if we become the subject of a case under the U.S. Bankruptcy Code, the foregoing will be subject to the equitable jurisdiction and powers of the bankruptcy court.

If the holder’s stock purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

Pledged Securities and Pledge Agreement

Pledged securities will be pledged to us through the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related stock purchase contracts. The rights of holders of Corporate Units and Treasury Units to the related pledged securities will be subject to our security interest created by the pledge agreement.

No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

•	to substitute qualifying treasury securities for the related debentures, as provided for under “Description of the Equity Units—Creating Treasury Units,”

•	to substitute debentures for the related qualifying treasury securities, as provided for under “Description of the Equity Units—Recreating Corporate Units,” or

•	upon the termination or early settlement of the related stock purchase contracts.

Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Corporate Units will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of a holder of the related debentures or Treasury portfolio, including voting and redemption rights. Each holder of Treasury Units will retain beneficial ownership of the related qualifying treasury securities pledged in respect of the related stock purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement—General,” the collateral agent will, upon receipt of payments, if any, on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-Entry System

The Depository Trust Company, or “DTC,” which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities and, except in the limited circumstances described below, will be issued in the form of global certificates registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary or its custodian.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•	the depositary at any time ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered,

•	to the extent permitted by the depositary, we, in our sole discretion, determine that the global security certificates shall be so exchangeable, or

•	there shall have occurred and be continuing an event of default with respect to the debentures,

certificates for the Corporate Units or Treasury Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit, or portion thereof, that is exchangeable pursuant to the preceding sentence will be exchangeable for Corporate Unit or Treasury Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates and all stock purchase contracts, debentures and qualifying treasury securities that are components thereof for all purposes under the Corporate Units, Treasury Units and the purchase contract agreement, pledge agreement and junior debt indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

•	will not be considered to be holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates or any stock purchase contracts, debentures or qualifying treasury securities that are components thereof for any purpose under the Corporate Units, Treasury Units or the purchase contract agreement, pledge agreement and junior debt indenture.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related debentures, qualifying treasury securities, Treasury portfolio and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that hold beneficial interests through participants that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held through the participant. Procedures for settlement of stock purchase contracts on the stock purchase date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests or for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
AGREEMENT AND THE PLEDGE AGREEMENT

This summary summarizes some of the terms of the purchase contract agreement and the pledge agreement. This summary does not purport to be complete and is subject to, is qualified in its entirety by reference to, and should be read together with, the purchase contract agreement and pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

As used under this caption, “Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement,” references to “we,” “us,” “our” and other similar references mean American International Group, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

Except as described in “Description of the Stock Purchase Contracts—Book-Entry System,” payments on the Equity Units will be made, stock purchase contracts (and documents relating to the Corporate Units, Treasury Units and stock purchase contracts) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, New York City. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payments on the Equity Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or, at our option, by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on each stock purchase date (or earlier upon early settlement), or, if the stock purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code or the exercise of the bankruptcy court’s power under Section 105(a) of the Bankruptcy Code, see “Description of the Stock Purchase Contracts—Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable Equity Units (including by book-entry transfer).

If you fail to present and (in the case of the third stock purchase date) surrender (including by book-entry transfer) the Corporate Units or Treasury Units to the purchase contract agent on or prior to any stock purchase date, the shares of common stock issuable upon settlement of the related stock purchase contract on such stock purchase date will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the Equity Units are presented and surrendered or you provide satisfactory evidence that the applicable certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If a stock purchase contract terminates prior to the third stock purchase date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and if a holder fails to present and surrender (including by book-entry transfer) the holder’s Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable Equity Units are presented or the holder provides the evidence and indemnity described above.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the stock purchase contracts, the purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events;

•	to cure any ambiguity or to correct or supplement any provisions that may be inconsistent; or

•	to make any other provisions that do not materially adversely affect the interests of the holders of Equity Units.

The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of a majority of the Equity Units at the time outstanding to modify the terms of the stock purchase contracts, the purchase contract agreement or the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding Equity Unit affected by the modification,

•	subject to our deferral rights, change any payment date for any contract adjustment payment,

•	change the amount or type of pledged securities related to the stock purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities,

•	change the place or currency of payment of or reduce any contract adjustment payments,

•	impair the right to institute suit for the enforcement of the stock purchase contract or payment of any contract adjustment payments,

•	reduce the number of shares of common stock or the amount of any other property or securities purchasable under the stock purchase contract, increase the price to purchase shares of common stock or any other property or securities upon settlement of the stock purchase contract, change any stock purchase date or the right to early settlement or cash merger early settlement or otherwise materially adversely affect the holder’s rights under the stock purchase contract, or

•	reduce the above-stated percentage of outstanding stock purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the stock purchase contracts, the purchase contract agreement or the pledge agreement.

If any amendment or proposal referred to in the second preceding paragraph would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No Consent to Assumption

Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related stock purchase contracts by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

We will covenant in the purchase contract agreement that we will not consolidate or merge with any other person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to another person, unless (1) the successor or transferee is a person organized and existing under the laws of the United States of America, a U.S. state or the District of Columbia and that successor or transferee expressly assumes our obligations under the stock purchase contracts, the purchase contract agreement, the pledge agreement, the junior debt indenture, the debentures and the remarketing agreement and (2) the successor or transferee is not, immediately after the transaction, in default of its payment obligations under the stock purchase contracts, the purchase contract agreement, the pledge agreement, the junior debt indenture, the debentures or the remarketing agreement.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related stock purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

This section only applies to the Corporate Units and Treasury Units not held through DTC as described under “Description of the Stock Purchase Contracts—Book-Entry System.”

Any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

We will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the third stock purchase date (or after early settlement) or after the stock purchase contracts have terminated. The purchase contract agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the stock purchase date (or early settlement), the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the stock purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the stock purchase contracts have terminated prior to the third stock purchase date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contract agreement, the pledge agreement and the stock purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract agreement.

In addition, The Bank of New York is the trustee under the junior debt indenture and will be the principal paying agent and registrar for the debentures. See “Description of Our Debentures—About the Trustee.” We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent and providing for the circumstances under which the purchase contract agent may resign or be replaced. Any resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information Concerning the Collateral Agent

Wilmington Trust Company will be the collateral agent and securities intermediary. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units, except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

The pledge agreement will contain provisions limiting the liability of the collateral agent and providing for the circumstances under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Miscellaneous

The purchase contract agreement will provide that we will pay the fees and expenses of the collateral agent and the retention of the purchase contract agent.

Should you elect to substitute the related pledged securities to create Treasury Units or recreate Corporate Units, you will be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

DESCRIPTION OF OUR DEBENTURES

This section is a summary of some of the terms of our debentures and the junior subordinated indenture, dated as of March 13, 2007. This summary, together with the descriptions in the accompanying prospectus, of the debentures and the junior subordinated indenture do not purport to be complete and are subject to, are qualified by reference to, and should be read in conjunction with, the forms of debentures and the junior subordinated indenture that are or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and the Trust Indenture Act. This summary supplements the description of the junior subordinated debentures and junior subordinated indenture in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

The debentures will be issued under the junior subordinated indenture, dated as of March 13, 2007, between us and The Bank of New York, as “indenture trustee,” as amended and supplemented by a supplemental indenture, to be dated as of May   , 2008, between us and the indenture trustee (as so amended and supplemented, the “junior debt indenture”). The debentures will be issued in three series:

•	Series B-1 Junior Subordinated Debentures initially due February 15, 2041 (the “Series B-1 Debentures”);

•	Series B-2 Junior Subordinated Debentures initially due May 1, 2041 (the “Series B-2 Debentures”); and

•	Series B-3 Junior Subordinated Debentures initially due August 1, 2041 (the “Series B-3 Debentures”).

The Series B-1 Debentures, the Series B-2 Debentures and the Series B-3 Debentures are referenced to collectively as the “debentures.” Each series will be issued in an aggregate principal amount of $     . If the underwriters exercise their over-allotment option, up to an additional $      million aggregate principal amount of each series of debentures will be issued.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to pay our debt, including our obligations under the debentures, and other obligations, will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal and regulatory limitations restrict the extent to which our subsidiaries may extend credit to, pay dividends or other funds to, or otherwise engage in transactions with, us. For a further description of the risks associated with our status as a holding company, see “Risk Factors—Risks relating to the Equity Units—The debentures and the contract adjustment payments are effectively subordinated to any indebtedness or other liabilities of our subsidiaries.”

The indenture trustee will initially be the security registrar and the paying agent for the debentures. Debentures forming a part of the Corporate Units will be issued in fully registered certificated form, without coupons, and will be in denominations of $1,000 and integral multiples of $1,000.

The debentures may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with any registration of transfer or exchange of the debentures, at the office described below. Principal and interest with respect to certificated debentures will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000, at the office or agency maintained by us for this purpose in New York City. We have initially designated the corporate trust office of the indenture trustee as that office for purposes of registering transfers and exchange of the debentures.

The debentures will not be subject to a sinking fund provision. The entire principal amount of the debentures will mature and initially become due and payable, together with any accrued and unpaid interest thereon, on February 15, 2041 in the case of the of the Series B-1 Debentures, May 1, 2041 in the case of the

Series B-2 Debentures and August 1, 2041 in the case of the Series B-3 Debentures. We may elect with respect to any series of debentures prior to the applicable remarketing period start date to move the maturity date up to a date no earlier than the date two years after the applicable stock purchase date. As described below under “—Put Option Following a Failed Remarketing,” holders of separate debentures will have the right to require us to purchase their debentures under certain circumstances.

The junior debt indenture will not contain any financial covenants or any restrictions on the payment of dividends the making of investments, the incurrence of indebtedness, redemption or, except as set forth under “—Put Option Following a Failed Remarketing,” repurchase of securities by us.

The junior debt indenture does not contain provisions that afford holders of the debentures protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The junior debt indenture does not limit our ability to issue or incur other unsecured debt or issue preferred stock.

Ranking

The debentures will be our junior subordinated obligations. The debentures are subordinated in right of payment to all “senior debt” as described under “—Subordination.” The debentures will rank pari passu with our:

•	$1,000,000,000 aggregate principal amount of 6.25% Series A-1 Junior Subordinated Debentures,

•	£750,000,000 aggregate principal amount of 5.75% Series A-2 Junior Subordinated Debentures,

•	€1,000,000,000 aggregate principal amount of 4.875% Series A-3 Junior Subordinated Debentures,

•	$750,000,000 aggregate principal amount of 6.45% Series A-4 Junior Subordinated Debentures, and

•	$1,100,000,000 aggregate principal amount of 7.70% Series A-5 Junior Subordinated Debentures (collectively, the “outstanding parity securities”).

We may issue additional series of junior subordinated debentures that rank pari passu with the debentures.

Interest

Each debenture will bear interest, from the issuance date, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2008, to the person in whose name the debenture is registered at the close of business on the 15th day of the month prior to the month in which the relevant interest payment date falls (unless otherwise specified), at an annual rate of     % in the case of the Series B-1 Debentures,     % in the case of the Series B-2 Debentures and     % in the case of the Series B-3 Debentures.

Following a successful remarketing of any series of debentures (other than any series that we elect to remarket as floating-rate debentures), such series of debentures will bear interest at the reset rate and be payable on a semi-annual basis.

The applicable interest rate on the debentures may be reset to the reset rate upon successful remarketing as described above under “Description of the Stock Purchase Contracts—Remarketing” and below under “—Market Reset Rate.” The reset rate will become effective on the remarketing settlement date if the debentures are successfully remarketed. If the debentures are not successfully remarketed, the interest rate on the debentures will not be reset.

The amount of interest payable on the debentures for any period will be computed (1) for any full quarterly or semi-annual period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semi-annual period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such originally scheduled date. If we elect to remarket the debentures of any series as floating-rate debentures, we may change these conventions effective on the remarketing settlement date so that they will be consistent for debentures that bear interest at a rate based on the applicable index.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on each series of debentures for one or more consecutive interest periods until the applicable stock purchase date. We currently do not intend to exercise our option to defer interest on the debentures.

Deferred interest on each series of debentures will bear interest at the interest rate then applicable to such series of debentures, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the applicable stock purchase date and (ii) the next interest payment date on which we have paid all accrued and previously unpaid interest on such series of debentures.

We will give the holders of the debentures and the indenture trustee written notice of our election to begin a deferral period at least one business day before the record date for the next interest payment date. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest in cash or in the form of additional debentures in a principal amount equal to the aggregate amount of deferred interest at any time; provided that if any deferred interest has not been paid on or prior to the applicable stock purchase date, we must pay it, in cash or in the form of additional debentures in a principal amount equal to the aggregate amount of deferred interest on such date, to the holders of such series of debentures, whether or not they participate in the applicable remarketing. We will set a special record date for the payment of any deferred interest, whether in cash or in the form of additional debentures, that we make on a date that is not an interest payment date for the applicable series of debentures. A failure to pay interest will not give rise to an event of default unless we fail to pay interest, including compounded interest, in cash or in additional debentures within 30 days after the applicable stock purchase date.

If we have paid all deferred interest on the debentures, we can again defer interest payments on debentures as described above. The junior debt indenture does not limit the number or frequency of interest deferral periods.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We have agreed that:

•	until the applicable stock purchase date for any series of debentures,

•	if an event of default has occurred and is continuing;

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced; or

•	a deferral period is continuing with respect to such series of debentures;

•	we have given notice of our election to defer contract adjustment payments but the related deferral period has not yet commenced a deferral period is continuing with respect to such contract adjustment payments; or

•	additional debentures are outstanding,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with, or junior to, the debentures; or

•	make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries if the guarantee ranks pari passu with, or junior in interest to, the debentures.

The restrictions listed above do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with:

•	any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or

•	a dividend reinvestment, stock purchase plan or other similar plan;

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, equity securities or other property under any shareholders’ rights plan, or the redemption or repurchase of rights in accordance with any shareholders’ rights plan;

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities;

•	any payment of current interest or deferred interest on pari passu securities during a deferral period that is made pro rata to the amounts due on pari passu securities and the debentures;

•	any payment of deferred interest or principal on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	the repayment or redemption of any security necessary to avoid a breach of the instrument governing the same.

Market Reset Rate

If the remarketing of any series of debentures is successful and the rate is reset, the reset rate or the applicable index plus the reset spread will apply to all outstanding debentures of that series, whether or not the holders participated in such remarketing, and will become effective on the applicable remarketing settlement date. The interest rate on each series of debentures will be the reset rate or, if we have elected to remarket such series of debentures as floating-rate debentures, the applicable index plus the reset spread determined by the remarketing agent, in consultation with us, such that the proceeds from such remarketing, net of the 0.25% remarketing fee, will be at least equal to 100% of the sum of the Treasury portfolio purchase price and the separate debentures purchase price.

Unless we elect that any series of debentures will bear interest at a floating rate if successfully remarketed, interest will be payable semi-annually on each series of debentures at the reset rate from and including the applicable remarketing settlement date on May 1 and November 1 of each year in the case of the Series B-1 Debentures and the Series B-3 Debentures and on February 1 and August 1 of each year in the case of the Series B-2 Debentures. The interest payment dates for any series of debentures will not change if we elect that such series of debentures will bear interest at a floating rate if successfully remarketed. If a successful remarketing of the debentures does not occur, the interest rate will not be reset and the debentures will continue to bear interest at the initial interest rate, payable quarterly.

Optional Redemption

At any time on or after the date two years after the applicable stock purchase date for any series of debentures (or after such later date as we may determine prior to the remarketing period start date for such series of debentures), we may redeem, at our option, the debentures of such series, in whole or in part, at a price equal to the greater of $1,000 per debenture plus accrued and unpaid interest, if any, to the date of redemption and a make-whole redemption price, upon not less than 30 nor more than 60 days’ notice. In connection with a remarketing, we may in our discretion eliminate or change the terms of our right to redeem the debentures of any series.

Redemption Procedures

We will mail, or cause the trustee to mail, every redemption notice to the holders of record of the debentures to be redeemed at their respective last addresses appearing on our books. Such mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any debentures to be redeemed pursuant to the notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such debentures will cease to bear interest. Upon surrender of any such debentures for redemption in accordance with said notice, the debentures to be redeemed will be paid by us at the redemption price. If any debentures called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the applicable interest rate for the debentures.

Modification of the Terms of the Debentures in Connection with a Successful Remarketing

Not later than the date 30 days prior to the remarketing period start date for any series of debentures, without the consent of any of the holders of the debentures, in consultation with the remarketing agent, we may (but will not be required to) make any of the following elections:

•	move up the maturity date of the debentures of such series to any date not earlier than the date two years after the applicable stock purchase date;

•	modify our right to redeem the debentures by providing that we will not be entitled to redeem such debentures prior to a later date or that the redemption price will equal the principal amount of such debentures plus accrued and unpaid interest through the date of redemption; or

•	provide that the debentures of such series will bear interest at a floating rate equal to an applicable index plus a reset spread to be determined in the remarketing, in which case we may also elect to modify the business day and day count convention to conform to market practice for floating-rate debentures bearing interest at a rate determined by reference to such index.

Any such elections shall be made by irrevocable notice to the indenture trustee, who will notify the holders of the Corporate Units and separate debentures of such series at least 15 days prior to the applicable remarketing period start date. Any such election to move up the maturity date or modify the redemption terms will be effective when made, and any such election to provide for a floating rate will be effective on the applicable remarketing settlement date.

In the case of any successful remarketing the following debenture terms will be modified without any action by any person:

•	the debentures will cease to be subject to the subordination provisions described under “—Subordination”; and

•	we will no longer be able to defer interest as described under “—Option to Defer Interest Payments.”

Optional Remarketing

On or prior to the second business day immediately preceding the remarketing period start date for any series of debentures, but no earlier than the interest payment date immediately preceding such date, holders of debentures of the applicable series that are not components of Corporate Units may elect to have their debentures remarketed in the same manner and at the same price as debentures that are components of Corporate Units by delivering their debentures along with a notice of this election to the custodial agent. The custodial agent will hold the debentures in an account separate from the collateral account in which the pledged securities will be held. Holders of debentures electing to have their debentures remarketed will also have the right to withdraw the election on or prior to the second business day immediately preceding the initial remarketing date. Holders of Treasury Units that are also holders of debentures that are not part of the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to the remarketing period start date.

Put Option Following a Failed Remarketing

If the debentures of any series have not been successfully remarketed prior to the applicable stock purchase date, the holders of the debentures of such series that are not part of Corporate Units will have the right to put their debentures, but not any additional debentures issued to pay deferred interest on such debentures, to us on such stock purchase date, upon at least two business days’ prior notice to the trustee, at a price equal to their principal amount, plus accrued and unpaid interest.

Consolidation, Merger, Sale of Assets and Other Transactions

So long as any debentures are outstanding, we may not consolidate or merge with any other person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to another person unless:

•	the successor or purchaser is a person organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the successor or purchaser expressly assumes our obligations under the junior debt indenture and the debentures; and

•	immediately after the transaction, no event of default, and no event which, if notice was given and/or a certain period of time passed, would become an event of default shall exist.

Except as described above, neither the junior debt indenture nor the debentures contain change of control or similar provisions intended to protect you by requiring us to repurchase or redeem the debentures if we become involved in a merger or other significant corporate event. In addition, except as described above, no junior debt indenture provision prohibits us from consolidating or merging with another company.

Events of Default

The following events are “events of default” with respect to the debentures until the applicable stock purchase date:

•	default in the payment of interest, including compounded interest, in full in cash or additional debentures on any debenture for a period of 30 days after the applicable stock purchase date; or

•	default in the payment of the principal on any debenture at the final maturity date or upon a call for redemption; or

•	certain events of bankruptcy, insolvency and reorganization involving AIG.

After the applicable stock purchase date, the “events of default” with respect to the debentures will be as described under “Description of Debt Securities AIG May Offer—Events of Default” in the accompanying prospectus.

Remedies If an Event of Default Occurs

All remedies available upon the occurrence of an event of default under the junior debt indenture will be subject to the restrictions described below under “—Subordination” for so long as they apply. If an event of default occurs, the indenture trustee will have special duties. In that situation, the indenture trustee will be obligated to use its rights and powers under the junior debt indenture, and to use the same degree of care and skill in doing so that a prudent person would use in that situation in conducting his or her own affairs. If an event of default of the type described in the first bullet point in the definition of that term has occurred and has not been cured, the indenture trustee or the holders of at least 25% in principal amount of the debentures may declare the entire principal amount of all the then debentures to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default described in the third bullet point in the definition has occurred, the principal amount of all then outstanding debentures will immediately become due and payable. In the case of any other default or breach of the junior debt indenture by AIG, including an event of default under the second bullet point in the definition of that term, there is no right to declare the principal amount of the debentures immediately due and payable.

The holders of a majority in aggregate outstanding principal amount of debentures of any series may, on behalf of the holders of all the debentures of such series, waive any default or event of default, except an event of default under the second or third bullet point above or a default with respect to a covenant or provision which under the junior debt indenture cannot be modified or amended without the consent of the holder of each outstanding debenture of such series.

Except in cases of an event of default, where the indenture trustee has the special duties described above, the indenture trustee is not required to take any action under the junior debt indenture at the request of any holders unless the holders offer the indenture trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the indenture trustee is provided, the holders of a majority in principal amount of the outstanding debentures may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the indenture trustee. These majority holders may also direct the indenture trustee in performing any other action under the junior debt indenture with respect to the debentures.

Before you bypass the indenture trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests under the junior debt indenture, the following must occur:

•	a holder of the debenture must give the indenture trustee written notice that an event of default has occurred and remains uncured;

•	the holders of 25% in principal amount of all debentures of the relevant series must make a written request that the indenture trustee take action because of the default, and they must offer reasonable indemnity to the indenture trustee against the cost, expenses and liabilities of taking that action; and

•	the indenture trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

We will give to the indenture trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the junior debt indenture, or else specifying any default.

Subordination

Holders of the debentures should recognize that contractual provisions in the junior debt indenture may prohibit us from making payments on the debentures. The debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior debt indenture, to all of our senior debt, as defined in the junior debt indenture.

The junior debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, us:

•	for borrowed money;

•	evidenced by bonds, debentures, notes or other similar instruments; and

•	that represent obligations to policyholders of insurance or investment contracts;

in each case, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt will also include any subordinated or junior subordinated debt that by its terms is not expressly pari passu or subordinated to the debentures; all guarantees of securities issued by any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle; and intercompany debt. The debentures will rank pari passu with the outstanding parity securities. The junior debt indenture does not restrict or limit in any way our ability to incur senior debt. As of March 31, 2008, we had approximately $98.02 billion of outstanding senior debt.

Senior debt excludes:

•	trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	any indebtedness, guarantee or other obligation that is specifically designated as being subordinate, or not superior, in right of payment to the debentures (including the outstanding parity securities).

The junior debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made with respect to any debentures in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	any event of default with respect to any senior debt for borrowed money having at the relevant time an aggregate outstanding principal amount of at least $100 million has occurred and is continuing and has been accelerated (unless the event of default has been cured or waived or ceased to exist and such acceleration has been rescinded); or

•	in the event the debentures have been declared due and payable prior to the final maturity date.

If the indenture trustee under the junior debt indenture or any holders of the debentures receive any payment or distribution that is prohibited under the subordination provisions, then the indenture trustee or the holders will have to repay that money to the holders of the senior debt.

The subordination provisions do not prevent the occurrence of an event of default. This means that the indenture trustee under the junior debt indenture and the holders of the debentures can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Modification

In addition to the modification provisions described in the accompanying prospectus under “Description of Debt Securities AIG May Offer—Modification and Waiver,” without the consent of each holder of a debenture of any series affected, no modification may:

•	modify the put right of holders of separate debentures upon a failed remarketing; or

•	modify the rate reset or remarketing provisions of the debentures, it being understood that the elimination of the subordination and interest deferral provisions, any reset of the interest rate or modification of the maturity date or redemption provisions of the debentures in connection with a successful remarketing is permitted under the junior debt indenture and does not require any modification to the provisions of the junior debt indenture.

Defeasance; Satisfaction and Discharge

The defeasance or covenant defeasance provisions of the junior debt indenture will apply to the debentures of any series that bears interest at a fixed rate after the applicable stock purchase date. The satisfaction and discharge provisions of the junior debt indenture will apply to the debentures. You should refer to the description of these provisions under “Description of Debt Securities AIG May Offer—Discharge; Defeasance and Covenant Defeasance” in the accompanying prospectus.

Governing Law

The junior debt indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.

About the Trustee

The Bank of New York is the trustee under the junior debt indenture and will be the principal paying agent and registrar for the debentures. The Bank of New York will also act as purchase contract agent, custodial agent and securities intermediary in connection with the Equity Units. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates. See “Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement—Information Concerning the Purchase Contract Agent” in this prospectus supplement and “Description of Debt Securities AIG May Offer—Our Relationship with the Trustee” in the accompanying prospectus.

Agreement by Purchasers of Certain Tax Treatment

Each debenture will provide that, by acceptance of the debenture or a beneficial interest therein, you intend that the debenture constitutes debt and you agree to treat it as debt for U.S. federal, state and local tax purposes in the manner described under “Certain United States Federal Income Tax Consequences.”

Book-Entry System

Debentures which are released from the pledge following substitution or settlement of the stock purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, debentures represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, debentures in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee. For additional information concerning the depositary and its book-entry system, see “Description of the Stock Purchase Contracts—Book-Entry System” above and “Description of Debt Securities AIG May Offer—Book-Entry System” in the accompanying prospectus.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of debentures in certificated form and will not be considered the holders (as defined in the junior debt indenture) thereof for any purpose under the junior debt indenture, and no global security representing debentures shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the junior debt indenture.

In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates, and no successor depositary has been appointed within 90 days after this notice,

•	the depositary at any time ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered,

•	to the extent permitted by the depositary, we in our sole discretion determine that the global securities shall be exchangeable, or

•	an event of default occurs and is continuing with respect to the debentures;

certificates for the debentures will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for debenture certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates. In addition, as noted above, interests in global securities may be exchanged for debentures in certificated form in connection with the recreation of Corporate Units.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 5,000,000,000 shares of common stock, par value $2.50 per share, and 6,000,000 shares of preferred stock, none of which is issued and outstanding. Our common stock is described in the accompanying prospectus under the heading “Description of Common Stock AIG May Offer.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of Equity Units. This summary is based on interpretations of the Internal Revenue Code of 1986, as amended, or the “Code,” regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. Except where indicated otherwise, this discussion only applies to U.S. holders (as defined below) that purchase Corporate Units at initial issuance at their original offering price, and own Equity Units as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	securities or currency dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies, regulated investment companies or real estate investment trusts;

•	small business investment companies or S corporations;

•	investors that hold their Equity Units through a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	retirement plans or other tax-exempt entities, or persons holding the Equity Units in tax-deferred or tax-advantaged accounts;

•	investors holding Equity Units as part of a “straddle” or a “conversion transaction” for U.S. federal income tax purposes or investors holding Equity Units that are a hedge or that are hedged against interest rate or currency risks, or as part of some other integrated investment; or

•	investors subject to the alternative minimum tax.

This summary also does not address the tax consequences to shareholders or other equity holders in, or beneficiaries of, a holder of Equity Units or debentures, or any state, local or foreign tax consequences of the purchase, beneficial ownership or disposition of the Equity Units. Persons considering the purchase of Equity Units should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of Equity Units arising under the laws of any other taxing jurisdiction.

For purposes of this discussion, “U.S. holder” means a beneficial owner of Equity Units that is:

•	a citizen or resident of the United States;

•	a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons (as determined for U.S. federal income tax purposes) have the authority to control all of its substantial decisions.

Taxation of Corporate Units

In the opinion of Sullivan & Cromwell LLP, tax counsel to the Company, for U.S. federal income tax purposes, the debentures and the stock purchase contracts will be respected as separate securities (although the matter is not free from doubt) and unless otherwise noted, the rest of this description so assumes. Each

Corporate Unit will be treated for U.S. federal income tax purposes as consisting of (a) a 1/40, or 2.5%, undivided beneficial interest in a debenture from each of the three series and (b) the stock purchase contract, which represents the right to receive contract adjustment payments and the obligation to purchase, for $25, on each of the three stock purchase dates, a number of shares of our common stock equal to the settlement rate. Consequently, you must allocate your purchase price for the Corporate Units among the components described above in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial U.S. federal income tax basis in your interest in the underlying debentures and stock purchase contract.

We will treat the fair market value of the interests in each of the three series of debentures per each Corporate Unit as $25 and the fair market value of the stock purchase contract as $0 at the time of purchase. Holders of Corporate Units, by purchasing an Equity Unit, agree to treat the Equity Units and to allocate the purchase price as described above. This allocation is not, however, binding on the Internal Revenue Service, or the “IRS.” The remainder of this summary assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Taxation of the Debentures

Treatment of the Debentures.  In the opinion of Sullivan & Cromwell LLP, tax counsel to AIG, for U.S. federal income tax purposes, the debentures will be treated as our indebtedness (although the matter is not free from doubt) and unless otherwise noted, the rest of this description so assumes. Under applicable United States Treasury Regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, or “OID.” We believe that the likelihood of our exercising the option to defer payments is remote within the meaning of the regulations. Based on the foregoing and on our interpretation of current regulations, we intend to treat the debentures as “variable rate debt instruments” that are issued with no more than a de minimis amount of OID for U.S. federal income tax purposes. However, there are no United States Treasury Regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the debentures, and therefore the U.S. federal income tax treatment of the debentures under the OID rules is unclear. See “—Possible Alternative Characterizations and Treatments” below.

By purchasing Corporate Units, you agree to treat the debentures as described above, unless the IRS requires you to treat the debentures differently. The balance of this summary generally assumes that the debentures are treated as described above. However, different treatments are possible. See “—Possible Alternative Characterizations and Treatments” below.

Interest on the Debentures.  Under the treatment of the debentures described above, stated interest on the debentures will be includible in your gross income as ordinary interest income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting. However, if we exercise our right to defer payments of stated interest on the debentures, we intend to treat the debentures as reissued, solely for purposes of certain OID provisions, with OID, and you would generally be required to accrue such original issue discount as ordinary income using a constant-yield method prescribed by United States Treasury Regulations. In that event, you would generally be required to accrue income prior to the receipt of interest payments.

Tax Basis in Debentures.  Under the treatment described above, your tax basis in the debentures will generally be equal to the portion of the purchase price for the Corporate Units allocated to your interest in the debentures (as described under “—Taxation of Corporate Units” above). However, if stated interest payments are deferred so that the debentures are deemed to be reissued with OID, your tax basis in the debentures would be increased by the amounts of accrued OID, and decreased by all payments on the debentures after such deemed reissuance.

Sale, Exchange or Other Taxable Disposition of the Debentures.  You will recognize gain or loss on your interest in the debentures upon the sale or other taxable disposition of your Corporate Units or the debentures (including a disposition pursuant to a successful remarketing). The gain or loss that you recognize will be equal to the difference between the portion of the proceeds allocable to your interest in the debentures

(less any accrued and unpaid interest) and your adjusted U.S. federal income tax basis in your interest in the debentures. Selling expenses (including the remarketing fee) incurred by you should reduce the amount of gain or increase the amount of loss you recognize upon a disposition of your interest in the debentures.

Any gain that is recognized by you upon a sale, exchange or other taxable disposition of the debentures generally will be capital gain or loss, which will be long-term capital gain or loss if you held your interest in the debentures (or your Corporate Units) for more than one year immediately prior to such disposition. Subject to certain exceptions, long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterizations and Treatments.  As mentioned above, there are no United States Treasury Regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the debentures, and therefore the U.S. federal income tax treatment of the debentures under the OID rules is unclear and other alternative characterizations and treatments are possible. For example, it is possible that the debentures could be treated as “contingent payment debt instruments.” In that event, you would be required to accrue OID income based on the “comparable yield” of the debentures. In general, the comparable yield of the debentures would be the rate at which we would issue a fixed-rate debt instrument with terms and conditions similar to the debentures. It is possible that the comparable yield of the debentures could exceed the stated interest rate, in which case you may be required to include in income amounts in excess of the stated interest payments on the debentures. In addition, if the debentures are treated as contingent payment debt instruments, any gain that you would recognize upon a sale, exchange or other taxable disposition of the debentures would generally be treated as ordinary interest income. Alternatively, even if the debentures are not treated as “contingent payment debt instruments,” they could be treated as issued with more than a de minimis amount of OID and you could be required to accrue such OID (regardless of your method of accounting) in amounts that exceed stated interest payments on the debentures. You should consult your tax advisor concerning alternative characterizations and treatments of the debentures under the OID rules.

Taxation of the Stock Purchase Contract

There is no direct authority under current law that addresses the treatment of the contract adjustment payments, and their treatment is, therefore, unclear. We intend to report the contract adjustment payments as ordinary taxable income to you. Under this treatment, you should include the contract adjustment payments in income when received or accrued, in accordance with your regular method of tax accounting. The following discussion assumes that the contract adjustment payments are so treated. However, other treatments are possible. You should consult your tax advisor concerning the treatment of the contract adjustment payments.

Deferral.  If we exercise our right to defer any contract adjustment payments and issue additional debentures to you in satisfaction of the contract adjustment payments, we intend to treat such additional debentures as issued with OID. Assuming such treatment, you should generally accrue OID on the additional debentures equal to the interest rate on the additional debentures, regardless of your method of tax accounting and before receipt of that interest.

Disposition.  If you dispose of a Corporate Unit or Treasury Unit when the stock purchase contract has a positive value, you will generally recognize gain equal to the sale proceeds allocable to the stock purchase contract. If you dispose of a Corporate Unit or Treasury Unit when the stock purchase contract has a negative value, you should generally recognize loss with respect to the stock purchase contract equal to the negative value of your interest in the stock purchase contract and should be considered to have received additional consideration for your interest in the debentures or qualifying treasury securities, as the case may be, in an amount equal to such negative value. Gain or loss from the disposition of your interest in the stock purchase contract (upon your disposition of a Corporate Unit or Treasury Unit) generally will be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if you held your interest in the stock purchase contract (evidenced by your Corporate Unit or Treasury Unit) for more than one year at the time of such disposition. Subject to certain exceptions, long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Termination of Stock Purchase Contract.  If a stock purchase contract terminates and you hold Equity Units, you will recognize gain or loss equal to the difference between the amount realized (if any) and your adjusted tax basis (if any) in the stock purchase contract at the time of such termination. Any such gain or loss will be capital and generally will be long-term capital gain or loss if you held the stock purchase contract for more than one year prior to such termination. Subject to certain exceptions, long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. You will not recognize gain or loss on the return of your proportionate share of debentures or qualifying treasury securities upon termination of the stock purchase contract and you will have the same adjusted tax basis and holding period in such debentures and qualifying treasury securities as before such termination.

Adjustment to Settlement Rate.  As a holder of Equity Units, you might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for certain taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to you as a holder of Equity Units even though you would not receive any cash related thereto.

Taxation of the Treasury Portfolio

Interest Income and Acquisition Discount.  Following a successful remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, you will be required to recognize ordinary income to the extent of your pro rata portion of the interest paid with respect to such U.S. Treasury securities.

In addition, you will be required to treat your pro rata portion of each Treasury strip in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired a Treasury strip. In the case of any U.S. Treasury security with a maturity of one year or less from the date of its issue or from the date in which the collateral agent acquired the Treasury strip (a “short-term U.S. Treasury security”), if a U.S. holder is an accrual method taxpayer, in general, such U.S. holder will be required to include the excess of the stated redemption price at maturity with respect to such U.S. Treasury security over such U.S. holder’s U.S. federal income tax basis in the short-term U.S. Treasury security (“acquisition discount”) in gross income as it accrues. Unless such U.S. holder elects to accrue the acquisition discount on a short-term security on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If a U.S. holder is a cash method taxpayer, such U.S. holder will be required to recognize the acquisition discount as ordinary income upon payment on the short-term U.S. Treasury securities.

Tax Basis and Gain on of the Applicable Ownership Interest in the Treasury Portfolio.  A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of acquisition discount included in gross income with respect thereto. Upon the disposition or maturity of your pro rata portion of the Treasury securities in the Treasury portfolio, you will recognize gain or loss on the difference between the amount realized and your adjusted tax basis in such Treasury securities. Such gain or loss will generally be short term capital gain or loss, except to the extent of any gain realized on your interests in short-term U.S. Treasury securities that does not exceed an amount equal to the ratable share of the acquisition discount on such U.S. Treasury securities not previously included in income which will be treated as ordinary income.

Acquisition and Taxation of the Common Stock

Acquisition of Common Stock under the Stock Purchase Contract.  You generally will not recognize gain or loss with respect to your Corporate Units or Treasury Units on the purchase of common stock under the stock purchase contracts. Your aggregate initial U.S. federal income tax basis in your interest in the common stock received under each stock purchase contract generally should equal your interest in the purchase price paid for such common stock plus the amount, if any, of any contract adjustment payments included in your income but not received. The holding period for common stock received under a stock purchase contract will commence on the date following the acquisition of such common stock and, consequently, your holding period in your interest in the common stock will not include the period you held your Corporate Units or Treasury Units prior to and including the stock purchase date.

Dividends on the Common Stock.  Any distribution with respect to common stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) on your common stock will constitute a dividend and will be includible in income by you. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits are treated first as a non-taxable return of capital to the extent of your basis in the common stock, and then as capital gain. Subject to certain exceptions, dividends paid to certain non-corporate U.S. Holders will be subject to preferential tax rates.

Disposition of Common Stock.  Upon the disposition of your common stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in your common stock. Your adjusted tax basis in the common stock at the time of any such disposition should generally equal your initial tax basis in the common stock at the time of purchase, reduced by the amount of any cash distributions that are not treated as dividends. Such capital gain or loss generally will be long-term capital gain or loss if you held the common stock for more than one year following the stock purchase date. Subject to certain exceptions, long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Separation and Recreation of Corporate Units

Exchange of Corporate Units and Qualifying Treasury Securities for Treasury Units and Debentures.  You will generally not recognize gain or loss upon an exchange of Corporate Units and qualifying treasury securities for Treasury Units and debentures. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such qualifying treasury securities and your debentures, as well as your interest in the stock purchase contract, and your adjusted tax bases in, and your holding period of, the qualifying treasury securities and your interest in the stock purchase contract (as evidenced by your Treasury Units) and your debentures will not be affected by such delivery and exchange.

Taxation of the Qualifying Treasury Securities.  If you hold Treasury Units, you will be required to treat your ownership interest in the qualifying treasury securities included in a Treasury Unit as an interest in a bond that was originally issued on the date you acquired the qualifying treasury securities. Any such qualifying treasury securities that you own or are treated as owned by you will generally have OID equal to the excess of the amount payable at maturity of such qualifying treasury securities over the purchase price thereof. Generally, you will be required to include such OID in income on a constant yield to maturity basis over the period between the purchase date of the qualifying treasury securities and the maturity date of the qualifying treasury securities, regardless of your regular method of tax accounting and in advance of the receipt of cash attributable to such OID. Your adjusted tax basis in the qualifying treasury securities will be increased by the amounts of such OID included in your gross income.

You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest, if any, in qualifying treasury securities upon the sale or other taxable disposition of your Treasury Units. The amount of gain or loss recognized will be equal to the difference between the portion of the proceeds allocable to your interest in the qualifying treasury securities and your adjusted U.S. federal income tax basis in your interest in the qualifying treasury securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you held such qualifying treasury securities for more than one year immediately prior to such disposition. Subject to certain exceptions, long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

You should consult your own tax advisor regarding your tax treatment in respect of any qualifying treasury securities.

Recreation of Corporate Units.  If you exchange a Treasury Unit and debentures for a Corporate Unit and the pledged qualifying treasury securities, you will generally not recognize gain or loss upon the exchange. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such qualifying treasury securities and the corresponding debentures and stock purchase contract, and your adjusted tax bases in, and your holding period of, the qualifying treasury securities and your interests in the debentures and the stock purchase contract will not be affected by such exchange.

Non-U.S. Holders

The following discussion applies only to non-U.S. holders. For purposes of this discussion, a “non-U.S. holder” is a holder that is a beneficial owner of Equity Units that is not a United States person and is not a partnership for U.S. federal income tax purposes. Non-U.S. holders that may be subject to special rules, such as “controlled foreign corporations” or “passive foreign investment companies” should consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them in their particular circumstances. This discussion assumes, as noted above, that for U.S. federal income tax purposes, the stock purchase contracts and the debentures will be respected as separate securities and the debentures will be classified as indebtedness.

United States Federal Withholding Tax.  The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including OID) on the debentures, the Treasury portfolio or qualifying treasury securities provided that you are a non-U.S. holder and that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the United States Treasury Regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debentures or Treasury securities is described in section 881(c)(3)(A) of the Code; and

•	you provide your name and address on IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person, or if Equity Units, debentures, the Treasury portfolio or qualifying treasury securities are held through certain foreign intermediaries or foreign partnerships, the certification requirements of applicable United States Treasury Regulations are satisfied.

The 30% U.S. federal withholding tax will not apply to any gain realized on the sale, exchange, or other taxable disposition of Equity Units, the Treasury portfolio, or qualifying treasury securities, debentures and our common stock acquired under the stock purchase contract. However, interest income (including OID) and any gain treated as ordinary income realized on the sale, exchange or other taxable disposition of a debenture, or your interest in the qualifying treasury securities or Treasury portfolio will be subject to withholding at a rate of 30% (or such lower rate under an applicable income tax treaty) in certain circumstances unless the conditions described above are met.

We will generally withhold tax at a 30% rate on contract adjustment payments and dividends paid (including any deemed dividends as a result of a constructive distribution) on our common stock acquired under a stock purchase contract or such lower rate as may be specified by an applicable income tax treaty. However, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided that the holder satisfies the relevant certification requirement, but instead are subject to U.S. federal income tax as described below.

A non-U.S. holder of our common stock or a stock purchase contract who wishes to claim the benefit of an applicable treaty rate for dividends or contract adjustment payments will be required to furnish an IRS Form W-8BEN (or an acceptable substitute form) to claim such reduced rate or exemption from the 30% withholding tax, or an IRS Form W-8ECI (or an acceptable substitute form) stating that such payments are not subject to the 30% withholding tax because they are effectively connected with the non-U.S. holder’s trade or business in the United States. A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax on payments pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

United States Federal Income Tax.  If a non-U.S. holder is engaged in a trade or business in the United States and interest (including OID) on the debentures, Treasury portfolio or qualifying treasury securities, dividends on our common stock, or to the extent they constitute taxable income, contract adjustment payments from the stock purchase contracts are effectively connected with the conduct of that trade or business, such holder will be subject to U.S. federal income tax on the interest, dividends or contract adjustment payments on a net income basis (although exempt from the 30% withholding tax) in the same manner as if the holder were a United States person as defined under the Code. The non-U.S. holder must satisfy certain certification and disclosure requirements (as described above) in order to establish its exemption from withholding on its effectively connected income. In addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by the holder of a trade or business in the United States. For this purpose, interest on the debentures, the Treasury portfolio or qualifying treasury securities, dividends on our common stock and, to the extent they constitute taxable income, the contract adjustment payments from the stock purchase contracts will be included in earnings and profits.

Generally, any gain (other than gain treated as interest) realized on the disposition of an Equity Unit, interest in a debenture, the Treasury portfolio, qualifying treasury security, stock purchase contract or share of our common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other condition are met.

Backup Withholding and Information Reporting

U.S. Holders.  In general, you will be subject to backup withholding with respect to payments made on your Equity Units, debentures, the Treasury portfolio, qualifying Treasury securities and shares of common stock and the proceeds received from the sale of your Equity Units, debentures, the Treasury portfolio, qualifying Treasury securities and shares of common stock unless you are an entity (including a corporation or a tax-exempt entity) that is exempt from backup withholding and, when required, demonstrate this fact or:

•	you provide your Taxpayer Identification Number, or “TIN,” which, if you are an individual, would be your Social Security Number,

•	you certify that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are not subject to backup withholding because (A) you are exempt from backup withholding or (B) you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or (C) you have been notified by the IRS that you are no longer subject to backup withholding, and

•	you otherwise comply with the applicable requirements of the backup withholding rules.

In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS.

Non-U.S. Holders.  In general (except as described below), backup withholding and information reporting will not apply to a distribution of interest, contract adjustment payments and dividends on our common stock paid to a non-U.S. holder, or to proceeds from the disposition of Equity Units, debentures, the Treasury portfolio, your interest in the qualifying treasury securities included in the Treasury Units or common stock by a non-U.S. holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States person and neither we nor our paying agent has actual knowledge to the contrary.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In general, if your Equity Units, debentures, the Treasury portfolio, qualifying treasury securities or common stock are not held through a qualified intermediary, the amount of contract adjustment payments made, and interest and dividends on such securities, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement, dated May   , 2008, with respect to the Equity Units. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Equity Units indicated in the following table.

Underwriters	Number of Equity Units

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC

Total

The underwriters are committed to take and pay for all the shares of Equity Units being offered, if any are taken.

Option to Purchase Additional Equity Units

If the underwriters sell more Equity Units than the total number set forth in the table above, the underwriters have an option to buy up to           additional Equity Units from AIG to cover such sales. The underwriters may exercise that option for 13 days from May   , 2008. If any Equity Units are purchased pursuant to this option, the underwriters will severally purchase Equity Units in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the per Equity Unit underwriting discounts and commissions to be paid to the underwriters by AIG. Such amounts are shown assuming both no exercise and the full exercise of the underwriters’ over-allotment option to purchase           additional Equity Units.

Paid by AIG	No Exercise	Full Exercise

Per Equity Unit	$	$
Total	$	$

The Equity Units sold by the underwriters to the public will initially be offered at the price set forth on the cover of this prospectus supplement. Any Equity Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $      per Equity Unit. The underwriters may allow, and such dealers may reallow, a concession not in excess of $      per Equity Unit to brokers and dealers. After the initial offering of Equity Units, the underwriters may from time to time change the public offering price and other selling terms.

The underwriters intend to offer the Equity Units for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Equity Units for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We estimate that our total out-of-pocket expenses of this offering payable by us, excluding underwriting commissions, will be approximately $       .

In compliance with Financial Industry Regulatory Authority, or “FINRA,” guidelines, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

Lock-Up Agreements

In connection with the Common Stock Offering, we and our executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., issue, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock. These restrictions will be in effect for period of 90 days after the date of this prospectus supplement. At any time and without public notice, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. may, in their discretion, release all or some of the securities from these lock-up agreements. These restrictions will not prevent us from issuing shares of common stock (or other stock-based awards) or securities convertible into common stock (i) under our current employee benefit plans and related plans, (ii) in connection with our obligations with respect to awards previously made by Starr International Company, Inc., (iii) pursuant to certain acquisitions of other companies or businesses for common stock or (iv) in connection with this offering. In the case of our directors and executive officers, this restriction will not apply to the withholding of common stock to pay the exercise price or withholding taxes on the exercise of stock options or the receipt of shares of our common stock pursuant to, or the vesting of, restricted stock units, gifts to tax exempt charitable organizations, certain transfers for estate planning purposes, transfers to related persons or entities that agree to comply with the foregoing restrictions or any other transaction that would not otherwise be reportable under Section 16 of the Securities Exchange Act of 1934, as amended, because the person has ceased to be an executive officer or director.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

New York Stock Exchange Listing

Prior to this offering, there has been no public market for the Equity Units. We have applied for listing of the Corporate Units on the NYSE under the symbol “AIG-PrA”. Neither the Treasury Units nor the debentures of any series initially will be listed. However, if the Treasury Units or the debentures are separately traded, we may endeavor, but are not obligated, to list the Treasury Units or the debentures on the same exchange as the Corporate Units are then listed, including, if applicable, the NYSE.

Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids, each of which is described below.

•	Stabilizing transactions permit bids to purchase the Equity Units so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of Equity Units in excess of the number of Equity Units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Equity Units over-allotted by the underwriters is not greater than the number of Equity Units that they may purchase in the over-allotment option. In a naked short position, the number of Equity Units involved is greater than the number of Equity Units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing Equity Units in the open market.

•	Syndicate covering transactions involve purchases of the Equity Units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Equity Units to close out the short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the over-allotment option. If the underwriters sell more Equity Units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Equity Units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Equity Units or preventing or retarding a decline in the market price of the Equity Units. As a result, the price of our Equity Units may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Equity Units. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates have from time to time provided and may provide certain investment banking, commercial banking and other financial advisory services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. The underwriters and their affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business. The underwriters are serving as underwriters of a concurrent offering of        shares of our common stock (or        shares of our common stock if the underwriters of the concurrent offering exercise their over-allotment option in full).

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented, the “Relevant Implementation Date,” in that Relevant Member State, an offer of the Equity Units described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Equity Units that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities may be offered to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of Equity Units described in this prospectus supplement located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the Equity Units have not authorized and do not authorize the making of any offer of Equity Units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Equity Units as contemplated in this prospectus supplement. Accordingly, no purchaser of the Equity Units, other than the underwriters, is authorized to make any further offer of the Equity Units on behalf of the sellers or the underwriters.

Hong Kong

Equity Units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Equity Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Equity Units offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The Equity Units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units may not be circulated or distributed, nor may the Equity Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Stamp Taxes

Purchasers of the Equity Units offered by this prospectus supplement may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.

VALIDITY OF SECURITIES

The validity of the Equity Units will be passed on for AIG by Sullivan & Cromwell LLP and for the underwriters by Davis Polk & Wardwell. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG’s common stock. Davis Polk & Wardwell has from time to time provided, and may provide in the future, legal services to AIG and its affiliates, for which it has received and may continue to receive customary fees.

EXPERTS

The consolidated financial statements and the financial statement schedules incorporated into this prospectus supplement by reference to AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
$22,000,000,000
American International Group, Inc.
Debt Securities
Warrants
Purchase Contracts
Units
Junior Subordinated Debentures
Preferred Stock
Depositary Shares
Guarantees of Securities

Common Stock
(up to $16,459,681,000)

AIG Program Funding, Inc.

Debt Securities
Warrants
Purchase Contracts
Units

Fully and Unconditionally Guaranteed by
American International Group, Inc.

American International Group, Inc. (AIG) may offer to sell debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock, either separately or represented by depositary shares, and common stock, either individually or in units. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of AIG or debt or equity securities of one or more other entities. These debt securities, warrants, purchase contracts, junior subordinated debentures and preferred stock will have an initial public offering price or purchase price of up to $22,000,000,000, or will have the foreign currency or composite currency equivalent of such amount, and the common stock will have an initial public offering price of up to $16,459,681,000, although we may increase these amounts in the future. AIG’s common stock is listed on the NYSE and trades under the symbol “AIG”.

AIG Program Funding, Inc. (AIGPF) may offer to sell debt securities as well as warrants and purchase contracts, either individually or in units. The debt securities, warrants and purchase contracts may be convertible into or exercisable or exchangeable for debt or equity securities of one or more other entities. These securities will have an initial public offering price or purchase price of up to $22,000,000,000 or will have the foreign currency or composite currency equivalent of this amount although we may increase this amount in the future. All amounts payable under these securities will be fully and unconditionally guaranteed by American International Group, Inc. AIG is AIGPF’s ultimate parent corporation.

AIG and AIGPF may issue all or a portion of these securities in the form of one or more permanent global certificates.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 96 to read about certain factors you should consider before buying the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AIG and AIGPF may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

AIG and AIGPF may use this prospectus in the initial sale of these securities. In addition, AIG’s subsidiaries may use this prospectus in a market-making transaction involving any of these or similar securities after the initial sale. UNLESS WE OR OUR AGENT INFORM THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

AIG FINANCIAL SECURITIES CORP.

The date of this prospectus is July 13, 2007.

You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to by this prospectus or any prospectus supplement. Neither AIG nor AIGPF has authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. AIG and AIGPF are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

i

PROSPECTUS SUMMARY

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $22,000,000,000 (with the limitation that we may only sell common stock in an amount up to $16,459,681,000). This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described in the section entitled “Where You Can Find More Information.”

To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

American International Group, Inc.
(Issuer and Guarantor)

AIG, a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG’s principal executive offices are located at 70 Pine Street, New York, New York 10270, and its main telephone number is (212) 770-7000. The Internet address for AIG’s corporate website is www.aigcorporate.com. Except for the documents referred to under “Where You Can Find More Information” which are specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

AIG Program Funding, Inc.
(Issuer)

AIGPF is a direct wholly-owned subsidiary of AIG. AIGPF was incorporated as a Delaware corporation on February 14, 2007. AIGPF has not conducted any operations to date and was established for the purpose of issuing securities (including bonds, notes, debentures, warrants, purchase contracts and units) and other instruments. AIGPF’s by-laws do not contain any restrictions on the business activities which it may carry on in the future. AIGPF is not required to, and does not intend to, publish audited financial statements.

AIGPF’s principal executive offices are located at 70 Pine Street, New York, New York, 10270, and its telephone number is (212) 770-7000.

The Securities We Are Offering

AIG may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	junior subordinated debentures;

•	preferred stock, either directly or represented by depositary shares;

•	common stock; and

•	units, comprised of two or more of the following in any combination: debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock or common stock.

AIGPF may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts; and

•	units, comprised of two or more of the following in any combination: debt securities, warrants and purchase contracts.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

The Guarantees

AIG, as Guarantor, will fully and unconditionally guarantee AIGPF’s payment obligations under the securities issued by AIGPF. In the event of a default in payment by AIGPF, holders may institute legal proceedings directly against the Guarantor to enforce its obligations without first proceeding against AIGPF. The Guarantees will constitute unsecured and unsubordinated obligations of the Guarantor ranking pari passu in right of payment with all of the Guarantor’s senior debt currently outstanding. You should note, however, that to the extent the Guarantor is required to satisfy any of its obligations under the Guarantees through the sale of insurance assets, such sale may require the consent of regulatory authorities. The specific terms of the Guarantees will be more fully described in the applicable prospectus supplement.

Debt Securities

We may issue several different types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities the initial public offering price, designation, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (whether fixed or floating), time of payment of any interest, any terms for mandatory or optional redemption, any terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of another entity and any other specific terms. AIG will issue the senior and subordinated debt securities under separate debt indentures, between AIG and The Bank of New York, as trustee. AIGPF will issue the debt securities under an indenture, among AIGPF, as Issuer, AIG, as Guarantor, and The Bank of New York, as Trustee.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

—	securities of one or more issuers, including AIG’s common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

—	one or more currencies;

—	one or more commodities;

—	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

—	one or more indices or baskets of the items described above.

For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. AIG may issue the warrants under the warrant indenture between AIG, as Issuer, and The Bank of New York, as Trustee, or under warrant agreements between AIG and one or more warrant agents. AIGPF may issue the warrants under the warrant indenture among AIGPF, as Issuer, AIG, as Guarantor, and The Bank of New York, as Trustee, or under warrant agreements among AIGPF, as Issuer, AIG, as Guarantor, and one or more warrant agents.

Purchase Contracts

We may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including AIG’s common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including, the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any particular purchase contracts we offer, the applicable prospectus supplement will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We may issue purchase contracts under an indenture described above or a unit agreement described below.

Junior Subordinated Debentures

AIG may offer junior subordinated debentures pursuant to a junior subordinated indenture or a subordinated junior subordinated indenture, each between AIG and The Bank of New York, as trustee. For any particular junior subordinated debentures AIG offers, the applicable prospectus supplement will describe the terms of the junior subordinated debentures, and will include for each series of junior subordinated debentures the title, initial public offering price, aggregate principal amount, denomination, premium, maturity, seniority, interest rate (whether fixed or floating), time of payment of any interest, interest deferral provisions, any mandatory or optional sinking funds, any terms for mandatory or optional redemption, any terms on which the junior subordinated debentures may be convertible or exchangeable into other securities, any modifications, additions or deletions to the events of default under the applicable indenture, applicability of defeasance provisions and any other specific terms.

Units

AIG may offer units, comprised of two or more of its debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock and common stock in any combination. AIGPF may offer units, comprised of two or more of its debt securities, warrants and purchase contracts, in any combination. For any particular units we offer, the applicable prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. AIG may issue the units under unit agreements between AIG, as Issuer, and one or more unit agents. AIGPF may issue the units under unit agreements among AIGPF, as Issuer, AIG, as Guarantor, and one or more unit agents.

Preferred Stock and Depositary Shares

AIG may offer its preferred stock in one or more series. For any particular series AIG offers, your prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exercisable or exchangeable for AIG’s common stock, preferred stock of another series or other securities described in this prospectus or the debt or equity securities of third parties or property, if any; the redemption terms, if any; and any other specific terms. AIG may also offer depositary shares, each of which would represent an interest in a fractional share or multiple shares of preferred stock. AIG may issue the depositary shares under deposit agreements between AIG and one or more depositaries.

Common Stock

AIG may also issue its common stock.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG.”

Manner of Offering

The securities will be offered when they are first issued and sold and after that in market-making transactions involving one or more of our subsidiaries.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including subsidiaries of AIG, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, AIG intends to use the net proceeds from the sale of securities for general corporate purposes and AIGPF intends to loan the net proceeds from the sale of securities to AIG, its direct parent, or certain of AIG’s subsidiaries, for application to general corporate purposes.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated. For more information on AIG’s consolidated ratios of earnings to fixed charges, see AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, each of which is incorporated by reference into this prospectus as described under “Where You Can Find More Information.”

Quarter Ended	Year Ended December 31,
March 31, 2007	2006	2005	2004	2003	2002

3.29	3.37	3.01	3.42	3.03	2.55

Earnings represent:

•	Income from operations before income taxes and adjustments for minority interest;

plus

•	Fixed charges other than capitalized interest

•	Amortization of capitalized interest

•	The distributed income of equity investees

less

•	The minority interest in pre-tax income of subsidiaries that do not have fixed charges.

Fixed charges include:

•	Interest, whether expensed or capitalized

•	Amortization of debt issuance costs

•	The proportion of rental expense deemed representative of the interest factor by the management of AIG.

As of the date of this prospectus, neither AIG nor AIGPF has any preferred stock outstanding.

DESCRIPTION OF DEBT SECURITIES AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section means American International Group, Inc., and does not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional unsecured indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between AIG and The Bank of New York, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2. The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture and the subordinated debt indentures allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition we may offer debt securities, together with other debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock or common stock in the form of units, as described below under “Description of Units AIG May Offer.”

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. Some of the risks associated with such debt securities issued are described below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.” The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on debt securities of the series;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index used to determine the amount of payment of principal or premium, if any, or interest on the series of debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•	if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Market-Making Transactions

One or more of our subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We discuss these transactions below under “Plan of Distribution — Market-Making

Resales by Subsidiaries of AIG.” We may also purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	Subordination Provisions in the subordinated debt indenture that may prohibit us from making payment on those securities;

•	Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000. (Section 302)

If we issue a debt security in bearer form, the provisions described below under “Considerations Relating to Securities Issued in Bearer Form” would apply to that security. Some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

If a debt security is issued as a registered global debt security, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee’s agent may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106) With respect to who is a legal “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm. However, we may not take any of these actions unless all the following conditions are met:

•	When we merge out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under a particular debt indenture. Affected debt securities may be all or less than all of the debt securities issued under that debt indenture or all or less than all of the debt securities of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

•	change the currency of payment on a debt security;

•	impair a holder’s right to sue for payment;

•	impair any right that a holder of a debt security may have to exchange or convert the debt security for or into other property;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

Changes Requiring a Majority Vote.  The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513)

Changes Not Requiring Approval.  The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions.  We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities without the consent of the holders of a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular subordinated debt securities affected thereby. Also, we may not modify the subordination provisions of any outstanding subordinated debt securities without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “Subordination Provisions.”

Further Details Concerning Voting.  When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.” (Section 1302)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. (Section 104)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceases to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

•	In the case of the subordinated debt securities, the following requirement must also be met:

—	No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the prospectus supplement.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default?   The term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a debt security within 5 days of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit money in a separate account, known as a sinking fund, within 5 days of its due date.

•	We remain in breach of any covenant or warranty of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.  If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.” If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If indemnity reasonably satisfactory to the Trustee is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•	The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default. (Section 1004)

Our Relationship with the Trustee

The Bank of New York is one of our lenders and from time to time provides other banking services to us and our subsidiaries.

The Bank of New York is initially serving as the trustee for our senior debt securities, our subordinated debt securities and the warrants issued under our warrant indenture, as well as the trustee under any amended and restated trust agreement and capital securities subordinated guarantee that we enter into in connection with the issuance of capital securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group Inc. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of warrants being offered by this prospectus, whether they are the holders or only indirect owners of those warrants. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Warrants May Be Debt Warrants or Universal Warrants

We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts, debt securities, junior subordinated debentures, preferred stock or common stock in the form of units, as summarized under “Description of Units AIG May Offer.”

We will issue the warrants under either a warrant indenture or a warrant agreement. The warrant indenture, the warrant agreement and their associated documents contain the full legal text of the matters described in this section. The warrant indenture and the warrant agreement and the warrants issued thereunder are governed by New York law.

Warrant Indenture

The warrants may be governed by a document called an indenture. The warrant indenture is a contract between AIG and The Bank of New York, which acts as trustee. See “Description of Debt Securities AIG May Offer — Our Relationship with the Trustee” above for more information about the trustee.

Reference to the warrant indenture or the trustee with respect to any warrants, means the indenture under which those warrants are issued and the trustee under that indenture.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the warrant indenture or the warrants. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2. The trustee performs administrative duties for us, such as sending payments to holders and notices, and transferring a holder’s warrants to a new buyer if a holder sells.

Warrant Agreement

A warrant agreement is a contract between us and a bank, trust company or other financial institution, as warrant agent. References to a warrant agreement or warrant agent with respect to any warrants, means the warrant agreement under which those warrants are issued and the warrant agent under that warrant agreement.

The warrant agent is our agent and, unlike a trustee, has no obligations to holders of the warrants issued under the warrant agreement. The main role of the warrant agent is to perform administrative duties for us, such as sending payments and notices to holders and transferring a holder’s warrants to a new buyer if a holder sells.

General

We may issue as many distinct series of warrants as we wish.

This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants, although the prospectus supplement which describes the terms of the warrants may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the warrants. This summary is subject to and qualified in its entirety by reference to all the provisions of the warrant indenture and warrant agreement, including definitions of certain terms used in the warrant indenture and warrant agreement. In this summary, we describe the meaning of only some of the more important terms. Whenever we refer to particular sections or defined terms of the warrant indenture or warrant agreement in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the warrant indenture or warrant agreement for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement. As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In addition, the specific financial, legal and other specific terms of your warrant will be described in the prospectus supplement relating to the warrants. The prospectus supplement relating to the warrants may contain, where applicable, the following information about your warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the warrant indenture or warrant agreement under which we will issue the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

•	any other terms of the warrants.

If we issue warrants as part of a unit, your prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date.

Until a warrant is properly exercised, no holder of a warrant will have any rights of a holder of the warrant property deliverable under the warrant.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

Your prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your universal warrants:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both, whether the election of the form of settlement will be at the option of the holder or of us and whether settlement will occur on a net basis or a gross basis.

Market-Making Transactions

One or more of our subsidiaries may resell warrants in market-making transactions after their initial issuance. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries.” We may also purchase, in our discretion, warrants to be held, resold or canceled.

General Provisions of the Warrant Indenture

We may issue as many distinct series of warrants under the warrant indenture as we wish, in such amounts as we wish. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to “reopen” a previous issue of a series of warrants and issue additional warrants of that series. We may issue warrants in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

The warrant indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.

Warrants will not be secured by any property or our assets or the assets of our subsidiaries. Thus, by owning a warrant issued under the warrant indenture, you hold one of our unsecured obligations.

The warrants issued under the warrant indenture will be our contractual obligations and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The warrant indenture does not limit our ability to incur additional contractual obligations or debt.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Terms relevant to the warrants under normal circumstances, such as how holders transfer warrants, and the expiration and payment and delivery mechanics relating to warrants;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the warrants; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer of Warrants

Unless we specify otherwise in your prospectus supplement, we will issue each warrant in registered global — i.e., book-entry — form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If a warrant is issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.

Holders may exchange their warrants for certificates representing a smaller or larger number of warrants, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in your prospectus supplement.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

Currency of Warrants

Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to a firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described in your prospectus supplement. See “Risk Factors — Non-U.S. Dollar Securities” below for more information about risks of investing in warrants of this kind.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in your prospectus supplement. We will give the notice in the manner described in your prospectus supplement.

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another corporation or firm. We are also permitted to sell substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. With regard to any warrant, however, we may not take any of these actions unless all the following conditions are met:

•	When we merge out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for our obligations under that warrant and the warrant indenture, as applicable.

•	The merger, sale of assets or other transaction must not cause a default under the warrant, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default under the warrant would include an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Events of Default.”

If the conditions described above are satisfied with respect to any warrant, we will not need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our warrants, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Warrants

There are three types of changes we can make to the warrant indenture and the warrants issued under that warrant indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the warrant indenture or the warrants issued under that warrant indenture without the approval of each holder of a warrant affected by the change. Affected warrants may be all or less than all of the warrants issued under that warrant indenture or all or less than all of the warrants of a series. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the expiration date or the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•	impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to modify or amend the warrant indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to waive compliance with the warrant indenture or to waive defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the warrant indenture, except to increase any required percentage referred to above or add to the provisions that cannot be changed or waived without approval of the holder of the affected warrants.

Changes Requiring a Majority Vote.  The second type of change to the warrant indenture and the warrants is the kind that requires a vote in favor by holders of warrants owning not less than a majority of the amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular warrants affected thereby. If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the warrants. However, we cannot obtain a waiver of a payment default or any other aspect of the warrant indenture or the warrants listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Approval.  The third type of change to the warrant indenture and the warrants does not require any approval by holders of the warrants. These changes are limited to clarifications and changes that would not adversely affect in any material respect the holders of the warrants. Nor do we need any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

Further Details Concerning Voting.  We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE WARRANT INDENTURE OR ANY WARRANTS OR REQUEST A WAIVER.

Events of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

What is an Event of Default?  Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant within 5 days of the payment or settlement date in accordance with the terms of that warrant.

•	We remain in breach of any covenant and warranty we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in number of the relevant series of warrants.

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur with respect to us.

•	Any other event of default described in the prospectus supplement occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

Remedies If an Event of Default Occurs.  If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must not have taken action for 60 days after the above steps have been taken.

However, you are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default.

General Provisions of Warrant Agreements

We may issue debt warrants and universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will describe the warrant agreement under which we issue any warrants in your prospectus supplement. Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law. We will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Warrant Agreement Will Not Be Qualified under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

Unless we specify otherwise in your prospectus supplement, we will issue each warrant in global — i.e., book-entry — form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each warrant in registered form, unless we say otherwise in your prospectus supplement. Bearer warrants would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form.”

If any warrants are issued in non-global form, the terms described below will apply to them:

•	The warrants will be issued in fully registered form. Holders may exchange their warrants for certificates representing a smaller or larger number of warrants, as long as the total number of warrants is not changed.

•	Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

•	If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

Only the depositary will be entitled to transfer or exchange a warrant in global form, because it will be the sole holder of the warrant.

Mergers and Similar Transactions

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell substantially all of our assets to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our warrants, however, will have no right to vote with respect to any transaction of this type.

No Events of Default

The warrant agreements and any warrants issued under the warrant agreements also will not provide for any specific events of default.

Modification of the Warrant Agreement

There are three types of amendments that we and the applicable warrant agent may make to any warrant agreement or warrants issued under that warrant agreement:

Changes Requiring Approval of All Holders.  First, we may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•	change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•	reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Changes Requiring a Majority Vote.  Second, any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•	If the change affects only the warrants of a particular series issued under that warrant agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•	If the change affects the warrants of more than one series issued under that warrant agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Changes Not Requiring Approval.  Third, we and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to our warrants issued under the warrant indenture or warrant agreements in a separate supplement to this prospectus.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of ours. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF PURCHASE CONTRACTS AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

General

We may issue purchase contracts in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under “Description of Units AIG May Offer.”

Because this section is a summary, it does not describe every aspect of the purchase contracts. In this summary, we describe the meaning of only some of the more important terms.

As you read this section, please remember that the specific terms of your purchase contract as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. The purchase contracts and any governing documents will be governed by New York law. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Prepaid Purchase Contracts; Applicability of Debt Indenture

Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. We refer to those contracts as “prepaid purchase contracts.” Our obligation to settle a prepaid purchase contract on the relevant settlement date will be subject to the holder’s delivery of one of our senior or subordinated debt securities, which are described above under “Description of Debt Securities AIG May Offer.” Prepaid purchase contracts will be issued under the senior or subordinated debt indenture, and the provisions of the applicable indenture will govern those contracts.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. For example, we may issue non-prepaid purchase contracts under which the holder has multiple obligations to purchase or sell, some of which are prepaid and some of which are not, under one of our indentures. We describe unit agreements generally under “Description of Units AIG May Offer” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in your prospectus supplement.

Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under an indenture, unless we say otherwise in your prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

Principal Purchase Contract Terms

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. Until a purchase contract is properly exercised, no holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract.

An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

If we issue a purchase contract as part of a unit, your prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date.

Market-Making Transactions

One or more of our subsidiaries may resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries.” We may also purchase, in our discretion, purchase contracts to be held, resold or canceled.

Form, Exchange and Transfer

Unless we specify otherwise in your prospectus supplement, we will issue each purchase contract in global — i.e., book-entry — form only. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each purchase contract in registered form, unless we say otherwise in your prospectus supplement.

If any purchase contracts are issued in non-global form, the following will apply to them:

•	The purchase contracts will be issued in fully registered form. Holders may exchange their purchase contracts for contracts of smaller or larger number as long as the total number of contracts is not changed.

•	Holders may exchange or transfer their purchase contracts at the office of the trustee, unit agent or other agent we name in the prospectus supplement. Holders may also replace lost, stolen, destroyed or mutilated purchase contracts at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their purchase contracts, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any purchase contracts.

•	If we have the right to redeem, accelerate or settle any purchase contracts before their maturity, and we exercise our right as to less than all those purchase contracts, we may block the transfer or exchange of those purchase contracts during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any purchase contract selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any purchase contract being partially settled.

Only the depositary will be entitled to transfer or exchange a purchase contract in global form, because it will be the sole holder of the purchase contract.

Additional Terms of Non-Prepaid Purchase Contracts

In addition to the general terms described above, a non-prepaid purchase contract may include the following additional terms described below.

Pledge by Holders to Secure Performance

If we specify in your prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” The pledge will create in our favor a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts that are Part of Units

The following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO SETTLE THEIR PURCHASE CONTRACTS.

Failure of Holder to Perform Obligations under a Non-Prepaid Purchase Contract

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a non-prepaid purchase contract transfers the purchase contract to a new holder, the new holder will assume the obligations of the prior holder with respect to the purchase contract, and the prior holder will be released from those obligations. Under the non-prepaid purchase contract, we will consent to the transfer of the purchase contract, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of the purchase contract.

Mergers and Similar Transactions

Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell substantially all of our assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our obligations, under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our purchase contracts, however, will have no right to vote with respect to any transaction of this type.

No Events of Default

Purchase contracts that are not prepaid will not provide for any specific events of default.

Payments and Notices

We will describe the plan that we will use to make payments and give notices with respect to purchase contracts in a separate supplement to this prospectus.

Calculation Agent

Calculations relating to purchase contracts will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of ours. The prospectus supplement for a particular purchase contract will name the institution that we have appointed to act as the calculation agent for that purchase contract as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable of purchase contract property deliverable with respect to a purchase contract will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

General

We may issue units comprised of any combination of our debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock and common stock. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your unit as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your unit.

When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities AIG May Offer,” “Description of Warrants AIG May Offer,” “Description of Purchase Contracts AIG May Offer,” “Description of Junior Subordinated Debentures AIG May Offer,” “Description of Preferred Stock AIG May Offer” and “Description of Common Stock AIG May Offer,” will apply to each unit and to each security included in each unit, respectively.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Market-Making Transactions

One or more of our subsidiaries may purchase and resell units after their initial issuance in market-making transactions. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries.”

Unit Agreements: Prepaid, Non-Prepaid and Other

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent or may appoint one of our subsidiaries to do so. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.

If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which we will describe in your prospectus supplement. In some cases, we may issue units under one of our indentures.

A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as “unit agreements.” The unit agreements and the units will be governed by New York law. The unit agreement under which we issue your units will be filed with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a unit agreement when it is filed.

Principal Unit Agreement Terms

The following provisions will generally apply to all unit agreements unless otherwise stated in your prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or purchase contract under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts or warrants issued under an indenture qualified under the Trust Indenture Act, that are included in those units. Limitations of this kind will be described in your prospectus supplement.

Form, Exchange and Transfer

Unless otherwise stated in your prospectus supplement, we will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we say otherwise in the prospectus supplement. Each unit and all securities comprising the unit will be issued in the same form. If we issue any units in registered, non-global form, the following will apply to them:

•	The units will be issued in fully registered form. Holders may exchange their units for units of smaller or larger number, as long as the total number of units is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Modification and Waiver of the Units

There are three types of changes we can make to the unit agreement and the units issued under that unit agreement:

Changes Requiring Approval of All Holders.  First, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

•	impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

•	reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Changes Requiring a Majority Vote.  Second, any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series, it must be approved by the holders of a majority of the outstanding units of that series.

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval apply to changes affecting any securities issued under a unit agreement, as the governing document.

Changes Not Requiring Approval.  Third, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect in any material respect the interests of the affected holders.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect in any material respect a particular unit, even if they adversely affect in any material respect other units. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Additional Provisions of a Non-Prepaid Unit Agreement

In addition to the provisions described above, a non-prepaid unit agreement will include the provisions described below:

Obligations of Unit Holder

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under “Description of Purchase Contracts AIG May Offer — Additional Terms of Non-Prepaid Purchase Contracts.”

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

Mergers and Similar Transactions

The non-prepaid unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell substantially all of our assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under the units and the unit agreements. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of units will have no right to vote with respect to any transaction of this type.

No Events of Default

The non-prepaid unit agreements will not provide for any specific events of default.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to our units in a separate supplement to this prospectus.

DESCRIPTION OF PREFERRED STOCK AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

General

We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities, warrants, purchase contracts and common stock in the form of units as described above under “Description of Units AIG May Offer.” This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

Because this section is a summary, it does not describe every aspect of the preferred stock and any related depositary shares. As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our authorized capital stock includes 6,000,000 shares of preferred stock, par value $5.00 per share. The preferred stock will be governed by Delaware law. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

Preferred Stock Issued in Separate Series

The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

•	dividend rights;

•	conversion or exchange rights;

•	voting rights;

•	redemption rights and terms;

•	liquidation preferences;

•	sinking fund provisions;

•	the serial designation of the series; and

•	the number of shares constituting the series.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares”, we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making more difficult an acquisition.

Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of AIG.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell preferred stock and depositary shares after their initial issuance in market-making transactions. We describe these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries.” We may also purchase, in our discretion, preferred stock and depositary shares to be held, resold or canceled.

Form of Preferred Stock and Depositary Shares

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” All preferred stock will be issued in registered form.

We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. All depositary shares will be issued in registered form.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Preferred Stockholders’ Rights relative to common stockholders, such as the right of preferred stockholders to receive dividends and amounts on our liquidation, dissolution or winding-up before any such amounts may be paid to our common shareholders;

•	Our ability to issue Fractional or Multiple Shares of Preferred Stock in the Form of Depositary Shares; and

•	various provisions of the Deposit Agreement, including how distributions are made, how holders vote their depositary shares and how we may amend the Deposit Agreement.

Preferred Stockholders’ Rights

Rank

Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in your prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the prospectus supplement.

Redemption

If specified in your prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.

Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in your prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

Our prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities or debt or equity securities of third parties.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of AIG, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in your prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.

Voting Rights

The holders of preferred stock of each series will have no voting rights, except:

•	as stated in the prospectus supplement and in the certificate of designations establishing the series; or

•	as required by applicable law.

Limitations on Rights

We have previously issued junior subordinated debentures that contain provisions that restrict our activities with respect to our preferred stock. Specifically, the issued debentures provide that if an event of default has occurred and is continuing with respect to the issued debentures or we have given notice of our election to defer interest payments on the issued debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with or junior to the issued debentures or (c) make any guarantee payments with respect to any of our guarantees of the securities of any subsidiary if such guarantee ranks pari passu with, or junior in interest to, the issued debentures. However, these limitations do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with (a) any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or (b) a dividend reinvestment, stock purchase plan or other similar plan; or

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock; or

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities; or

•	any payment during a deferral period of current or deferred interest in respect of our debt securities that upon our liquidation rank pari passu with the issued debentures that is made pro rata to the amounts due on such pari passu securities and on the issued debentures, provided that such payments are made in accordance with certain limitations requiring pro rata distributions while certain market disruption events are ongoing, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the issued debentures, as required under a provision of such pari passu securities that have similar repayment of principal provisions as the issued debentures, or any such payment in respect of pari passu securities having the same scheduled maturity date as the issued debentures that is made on a pro rata basis among one or more series of such securities and the issued debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period for the issued debentures lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any common stock, certain qualifying warrants and certain qualifying non-cumulative preferred stock, the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	AIG;

•	a bank or other financial institutional selected by us and named in the prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that deposit agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, including voting rights, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, the preferred stock depositary will vote all shares of that series in proportion to the instructions received.

Conversion of Preferred Stock

If our prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities, or debt or equity securities of one or more third parties, our depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of our preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary.

However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock,” to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of our preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of AIG.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipt evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of our preferred stock depositary provided in the deposit agreement. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if we are prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

DESCRIPTION OF COMMON STOCK AIG MAY OFFER

AIG’s authorized capital stock includes 5,000,000,000 shares of common stock (par value $2.50 per share). As of April 30, 2007, there were 2,594,237,019 shares of common stock outstanding.

General

All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive:

•	dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends (there are restrictions that apply under applicable insurance laws, however, to the payment of dividends to AIG by its insurance subsidiaries); and

•	in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in AIG’s amended and restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Additional authorized shares of common stock may be issued without shareholder approval.

Impact of Other Securities

We have previously issued junior subordinated debentures that contain provisions that restrict our activities with respect to our common stock. Specifically, the issued debentures provide that if an event of default has occurred and is continuing with respect to the issued debentures or we have given notice of our election to defer interest payments on the issued debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with or junior to the issued debentures or (c) make any guarantee payments with respect to any of our guarantees of the securities of any subsidiary if such guarantee ranks pari passu with, or junior in interest to, the issued debentures. However, these limitations do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with (a) any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or (b) a dividend reinvestment, stock purchase plan or other similar plan; or

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock; or

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities; or

•	any payment during a deferral period of current or deferred interest in respect of our debt securities that upon our liquidation rank pari passu with the issued debentures that is made pro rata to the amounts due on such pari passu securities and on the issued debentures, provided that such payments are made in accordance with certain limitations requiring pro rata distributions while certain market disruption events are ongoing, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the issued debentures, as required under a provision of such pari passu securities that have similar repayment of principal provisions as the issued debentures, or any such payment in respect of pari passu securities having the same scheduled maturity date as the issued debentures that is made on a pro rata basis among one or more series of such securities and the issued debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period for the issued debentures lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any common stock, certain qualifying warrants and certain qualifying non-cumulative preferred stock, the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law applies to AIG. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became an interested stockholder, AIG’s board of directors must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•	the business combination is approved by AIG’s board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

MARKET PRICE AND DIVIDEND INFORMATION

The table below sets forth, for the calendar quarters indicated, the high and low closing sales prices per share of common stock of AIG as reported on the New York Stock Exchange and the dividends per share of common stock declared by AIG during those periods.

Shares of common stock of AIG are listed on the New York Stock Exchange and trade under the symbol “AIG.”

	Common Stock
	High	Low	Dividends

2004:
First Quarter	75.12	66.79	0.065
Second Quarter	76.77	69.39	0.065
Third Quarter	72.66	66.48	0.075
Fourth Quarter	68.72	54.70	0.075
2005:
First Quarter	73.12	55.41	0.125
Second Quarter	58.48	50.35	0.125
Third Quarter	62.67	58.61	0.150
Fourth Quarter	69.10	59.33	0.150
2006:
First Quarter	70.83	65.35	0.150
Second Quarter	66.71	58.54	0.165
Third Quarter	66.48	57.76	0.165
Fourth Quarter	72.81	66.49	0.165
2007:
First Quarter	72.15	66.77	0.165
Second Quarter (through June 21, 2007)	72.65	66.49	0.20

As of March 23, 2007, there were approximately 57,500 holders of record of AIG’s common stock.

Subject to the dividend preference of any of our preferred stock that may be outstanding, the holders of common stock will be entitled to receive dividends that may be declared by our board of directors from funds legally available for the payment of dividends. There are restrictions that apply under applicable insurance laws, however, to the payment of dividends to us by our insurance subsidiaries.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own junior subordinated debentures registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in junior subordinated debentures registered in street name or in junior subordinated debentures issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the junior subordinated debentures should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

The junior subordinated debentures will be governed by a junior subordinated indenture or by a subordinated junior subordinated indenture, as supplemented for the particular series, and will be a contract between us and the indenture trustee, which will initially be The Bank of New York. We refer to our junior subordinated indenture or subordinated junior subordinated indenture, as applicable, as the “junior debt indenture” in this prospectus. The indenture trustee has two main roles:

•	The indenture trustee can enforce the rights of holders against us if we default on our obligations under the terms of the junior debt indenture or the junior subordinated debentures. There are some limitations on the extent to which the indenture trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

•	The indenture trustee performs administrative duties for us, such as sending interest payments to holders and notices, and transferring a holder’s junior subordinated debentures to a new buyer if a holder sells.

The junior debt indenture and its associated documents contain the full legal text of the matters described in this section. The junior debt indenture and the junior subordinated debentures are governed by New York law. Copies of our junior debt indentures are exhibits to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of junior subordinated debentures under the junior debt indenture as we wish. The provisions of the junior debt indenture allow us not only to issue junior subordinated debentures with terms different from those previously issued, but also to “reopen” a previous issue of a series of junior subordinated debentures and issue additional junior subordinated debentures of that series.

This section summarizes the material terms of the junior subordinated debentures that are common to all series, although the prospectus supplement may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the junior subordinated debentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the junior debt indenture, including definitions of certain terms used in the junior debt indenture. In this summary, we describe the meaning of only some of the more important terms. You must look to the junior debt indenture for the most complete description of what we describe in summary form in this prospectus.

The prospectus supplement relating to any offered junior subordinated debentures will describe the following terms of the series:

•	the title of the series of the junior subordinated debentures;

•	any limit on the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the junior subordinated debentures will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the junior subordinated debentures will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the junior subordinated debentures will be payable and the regular record dates for the interest payment dates;

•	our right, if any, to defer or extend an interest payment date;

•	any mandatory or optional sinking funds or similar provisions;

•	any additions, modifications or deletions in the events of default under the junior debt indenture or covenants of AIG specified in the junior debt indenture with respect to the junior subordinated debentures;

•	the date, if any, after which and the price or prices at which the junior subordinated debentures may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if other than denominations of $25 and any of its integral multiples, the denominations in which the junior subordinated debentures will be issuable; the currency of payment of principal, premium, if any, and interest on the junior subordinated debentures;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the junior subordinated debentures if different from those described under “— Events of Default” below;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into other securities;

•	the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of AIG in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•	any other special feature of the junior subordinated debentures.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the junior subordinated debentures under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Our Option to Defer Interest Payments on the junior subordinated debentures;

•	Our right to Redeem the junior subordinated debentures;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the junior subordinated debentures;

•	Subordination Provisions that may prohibit us from making payment on the junior subordinated debentures;

•	Our right to release ourselves from all or some of our obligations under the junior subordinated debentures and the junior debt indenture by a process called Defeasance;

•	Holders’ rights if we Default or experience other financial difficulties;

•	Our ability to Convert or Exchange junior subordinated debentures into junior subordinated debentures of another series or other securities; and

•	The junior subordinated debentures’ Impact on Other Securities.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the junior subordinated debentures will be issued:

•	only in fully registered form; and

•	in denominations that are even multiples of $25.

If a junior subordinated debenture is issued as a global junior subordinated debenture, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the junior subordinated debenture as described in this subsection, since the depositary will be the sole holder of that junior subordinated debenture. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders may have their junior subordinated debentures broken into more junior subordinated debentures of smaller denominations of not less than $25 or combined into fewer junior subordinated debentures of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to the restrictions relating to junior subordinated debentures represented by global securities, holders may exchange or transfer junior subordinated debentures at the office of the indenture trustee. They may also replace lost, stolen or mutilated junior subordinated debentures at that office. The indenture trustee acts as our agent for registering junior subordinated debentures in the names of holders and transferring junior subordinated debentures. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The indenture trustee’s agent may require an indemnity before replacing any junior subordinated debentures.

Holders will not be required to pay a service charge to transfer or exchange junior subordinated debentures, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Payment and Paying Agents

Your prospectus supplement will specify the manner in which payments will be made. The paying agent for the junior subordinated debentures will initially be the indenture trustee.

Notices

We and the indenture trustee will send notices regarding the junior subordinated debentures only to holders, using their addresses as listed in the indenture trustee’s records.

Option to Defer Interest Payments

If provided in your prospectus supplement, so long as no event of default with respect to the junior subordinated debentures has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for an extension period of up to the number of consecutive interest payment periods specified in your prospectus supplement. The extension period is subject to the terms, conditions and covenants, if any, specified in your prospectus supplement. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in your prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, during any applicable extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the junior subordinated debentures other than:

—	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction or business combination;

—	as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

—	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

—	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

—	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

Prior to the termination of any applicable extension period, we may further defer the payment of interest.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

Except as otherwise specified in the applicable prospectus supplement, if a tax event of the kind described below or an additional event described in the applicable prospectus supplement with respect to a series of junior subordinated debentures has occurred and is continuing, we may, at our option redeem that series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

Unless otherwise indicated in the applicable prospectus supplement, a “tax event” means the receipt by us of an opinion of independent counsel, experienced in tax matters, to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	AIG is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the junior subordinated debentures;

•	interest payable by us on the junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	AIG is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•	any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the U.S. or of any political subdivision or taxing authority of or in the U.S., if the amendment or change is enacted, promulgated or announced on or after the date the junior subordinated debentures are issued; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the junior subordinated debentures.

Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	When we merge or consolidate out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the U.S. or the District of Columbia or under federal law, and it must agree to be legally responsible for the junior subordinated debentures.

•	The merger, sale of assets or other transaction must not cause a default on the junior subordinated debentures, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of junior subordinated debentures, we will not need to obtain the approval of the holders of those junior subordinated debentures in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating or may reduce our operating results or impair our financial condition. Holders of our junior subordinated debentures, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Junior Subordinated Debentures

There are four types of changes we can make to the junior debt indenture and the junior subordinated debentures issued under that indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the junior subordinated debentures without specific approval of each holder of a junior subordinated debenture affected by the change. Affected junior subordinated debentures may be all or less than all of the junior subordinated debentures issued under that junior debt indenture or all or less than all of the junior subordinated debentures of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a junior subordinated debenture;

•	reduce any amounts due on a junior subordinated debenture;

•	reduce the amount of principal payable upon acceleration of the maturity of a junior subordinated debenture (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a junior subordinated debenture;

•	impair a holder’s right to sue for payment;

•	reduce the percentage of holders of junior subordinated debentures whose consent is needed to modify or amend the junior debt indenture;

•	reduce the percentage of holders of junior subordinated debentures whose consent is needed to waive compliance with certain provisions of the junior debt indenture or to waive certain defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the junior debt indenture.

We may, with the indenture trustee’s consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Changes Requiring a Majority Vote.  The second type of change to the junior debt indenture and the junior subordinated debentures is the kind that requires a vote in favor by holders of junior subordinated debentures owning a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular junior subordinated debentures affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the junior subordinated debentures. We may also obtain a waiver of a past default from the holders of junior subordinated debentures owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the junior debt indenture or the junior subordinated debentures listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Approval.  The third type of change does not require any vote by holders of junior subordinated debentures. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the junior subordinated debentures.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular junior subordinated debenture, even if they affect other junior subordinated debentures. In those cases, we do not need to obtain the approval of the holder of that junior subordinated debenture; we need only obtain any required approvals from the holders of the affected junior subordinated debentures.

Modification of Subordination Provisions.  We may not modify the subordination provisions of the junior debt indenture in a manner that would adversely affect in any material respect the outstanding junior subordinated debentures, without the consent of the holders of a majority in principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular junior subordinated debentures affected thereby. Also, we may not modify the subordination provisions of any outstanding junior subordinated debentures without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “Subordination Provisions”.

Subordination Provisions

Holders of junior subordinated debentures should recognize that contractual provisions in the junior subordinated debenture may prohibit us from making payments on those debentures. Junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior debt indenture, to all of our senior indebtedness, as defined in the junior debt indenture.

The junior debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the junior subordinated debentures and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated junior subordinated debentures.

The junior debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made with respect to any junior subordinated debentures in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b);

•	or in the event that any junior subordinated debentures have been declared due and payable before their stated maturity.

If the indenture trustee under the junior debt indenture or any holders of the junior subordinated debentures receive any payment or distribution that is prohibited under the subordination provisions, then the indenture trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the junior subordinated debentures of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the indenture trustee under the junior subordinated debenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied. The junior debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of junior subordinated debentures to comply with the subordination provisions.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of junior subordinated debentures that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of junior subordinated debentures if we so specify in the prospectus supplement.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the junior subordinated debentures, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the junior subordinated debentures a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the junior subordinated debentures on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the junior subordinated debentures any differently than if we did not make the deposit and just repaid the junior subordinated debentures ourselves. Under current federal tax law, the deposit and our legal release from the obligations pursuant to the junior subordinated debentures would be treated as though we took back your junior subordinated debentures and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the junior subordinated debentures you give back to us.

•	We must deliver to the indenture trustee a legal opinion of our counsel confirming the tax law change described above.

•	No event or condition may exist that, under the provisions described above under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those junior subordinated debentures on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the junior subordinated debentures. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from some of the restrictive covenants under the junior subordinated debentures that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the junior subordinated debentures. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the junior subordinated debentures a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the junior subordinated debentures on their various due dates.

•	We must deliver to the indenture trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the junior subordinated debentures any differently than if we did not make the deposit and just repaid the junior subordinated debentures ourselves.

If we accomplish covenant defeasance, the following provisions of the junior debt indenture and the junior subordinated debentures would no longer apply:

•	Covenants applicable to the series of junior subordinated debentures and described in the prospectus supplement.

•	Events of default described in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the junior subordinated debentures if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the junior subordinated debentures become immediately due and payable, there may be such a shortfall.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, holders will have special rights if an event of default occurs and is not cured, as described later in this subsection or in the applicable prospectus supplement.

What Is An Event of Default?  Unless otherwise indicated in the applicable prospectus supplement, the term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a junior subordinated debenture within 5 days of its due date.

•	We do not pay interest on a junior subordinated debenture within 30 days of its due date.

•	We remain in breach of any other covenant or warranty of the junior debt indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the indenture trustee or holders of 25% of the principal amount of junior subordinated debentures of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur with respect to us.

•	Any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs.  If you are the holder of a junior subordinated debenture, all remedies available upon the occurrence of an event of default under the junior debt indenture will be subject to the restrictions on the junior subordinated debentures described above under “— Subordination Provisions.” If an event of default occurs, the indenture trustee will have special duties. In that situation, the indenture trustee will be obligated to use its rights and powers under the junior debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debentures of the affected series may declare the entire principal amount of all the junior subordinated debentures of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest, including any additional interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest, including any additional interest, and principal due otherwise than by acceleration has been deposited with the indenture trustee) or a default with respect to a covenant or provision which under the junior debt indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series.

Except in cases of default, where the indenture trustee has the special duties described above, the indenture trustee is not required to take any action under the junior debt indenture at the request of any holders unless the holders offer the indenture trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding junior subordinated debentures of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the indenture trustee. These majority holders may also direct the indenture trustee in performing any other action under the junior debt indenture with respect to the junior subordinated debentures of that series.

Before you bypass the indenture trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the junior subordinated debentures the following must occur:

•	The holder of the junior subordinated debenture must give the indenture trustee written notice that an event of default has occurred and remains uncured;

•	The holders of 25% in principal amount of all junior subordinated debentures of the relevant series must make a written request that the indenture trustee take action because of the default, and they must offer reasonable indemnity to the indenture trustee against the cost, expenses and liabilities of taking that action; and

•	The indenture trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

We will give to the indenture trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the junior subordinated debentures issued under it, or else specifying any default.

Conversion or Exchange

If indicated in your prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or other securities. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number or amount of junior subordinated debentures or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Impact of Other Securities

We have previously issued junior subordinated debentures that contain provisions that restrict our activities with respect to our common stock. Specifically, the issued debentures provide that if an event of default has occurred and is continuing with respect to the issued debentures or we have given notice of our election to defer interest payments on the issued debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with or junior to the issued debentures or (c) make any guarantee payments with respect to any of our guarantees of the securities of any subsidiary if such guarantee ranks pari passu with, or junior in interest to, the issued debentures. However, these limitations do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with (a) any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or (b) a dividend reinvestment, stock purchase plan or other similar plan; or

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock; or

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities; or

•	any payment during a deferral period of current or deferred interest in respect of our debt securities that upon our liquidation rank pari passu with the issued debentures that is made pro rata to the amounts due on such pari passu securities and on the issued debentures, provided that such payments are made in accordance with certain limitations requiring pro rata distributions while certain market disruption events are ongoing, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the issued debentures, as required under a provision of such pari passu securities that have similar repayment of principal provisions as the issued debentures, or any such payment in respect of pari passu securities having the same scheduled maturity date as the issued debentures that is made on a pro rata basis among one or more series of such securities and the issued debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period for the issued debentures lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any common stock, certain qualifying warrants and certain qualifying non-cumulative preferred stock, the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Our Relationship with the Trustee

For information concerning the relationships between The Bank of New York and us, see “— Our Relationship with the Trustee” above.

DESCRIPTION OF AIG GUARANTEES

AIG, as Guarantor, will fully and unconditionally guarantee AIGPF’s payment obligations under the debt securities issued by AIGPF. In the event of a default in payment by AIGPF, holders may institute legal proceedings directly against the Guarantor to enforce its obligations without first proceeding against AIGPF. The Guarantees will constitute unsecured and unsubordinated obligations of the Guarantor ranking pari passu in right of payment with all of the Guarantor’s senior debt currently outstanding. You should note, however, that to the extent the Guarantor is required to satisfy any of its obligations under the Guarantees through the sale of insurance assets, such sale may require the consent of regulatory authorities. The specific terms of the Guarantees will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AIGPF MAY OFFER

References to “AIGPF”, “us”, “we” or “our” in this section means AIG Program Funding, Inc., as Issuer. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership And Book-Entry Issuance.”

We may issue as many distinct series of debt securities as we wish. The provisions of the indenture described below allow us not only to issue debt securities with terms different from those previously issued under the indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition we may offer debt securities, together with other debt securities, warrants and purchase contracts in the form of units, as described below under “Description Of Units AIGPF May Offer.”

Our payment obligations under the debt securities will be fully and unconditionally guaranteed by American International Group, Inc., as discussed earlier under “Description of AIG Guarantees.” As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an indenture. The indenture is a contract among us as Issuer, AIG, as Guarantor, and The Bank of New York, as Trustee.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “Events of Default — Remedies If an Event of Default Occurs.”

2. The trustee performs administrative duties for us, such as sending interest payments to holders and notices, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture is an exhibit to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning for only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. Some of the risks associated with such debt securities issued are described below under “Risk Factors — Indexed Securities” and under “Risk Factors — Non-U.S. Dollar Securities.” The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on debt securities of the series;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index used to determine the amount of payment of principal or premium, if any, or interest on the series of debt securities;

•	any event of default under the series of debt securities if different from those described under “ — What Is An Event of Default” below;

•	if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if the series of debt securities will be issuable only in the form of a global security, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Market-Making Transactions

One or more of AIG’s subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries of AIG.” We may also purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Holders’ rights in several Special Situations, such as if we or the Guarantor merge with another company or if we want to change a term of the debt securities;

•	Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000. (Section 302)

If we issue a debt security in bearer form, the provisions described below under “Considerations Relating To Securities Issued In Bearer Form” would apply to that security. Some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined below — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership And Book-Entry Issuance.”

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee’s agent may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of AIG’s subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106) With respect to who is a legal “holder” for this purpose, see “Legal Ownership And Book-Entry Issuance.”

Regardless of whom acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special Situations

Mergers and Similar Transactions

We and the Guarantor are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	When we or the Guarantor merge out of existence or sell or lease our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities or guarantees, as applicable.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of debt securities, we and the Guarantor will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we or the Guarantor wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We and the Guarantor will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are three types of changes we can make to the indenture and the debt securities issued under that indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under the indenture. Affected debt securities may be all or less than all of the debt securities issued under the indenture or all or less than all of the debt securities of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair a holder’s right to sue for payment;

•	impair any right that a holder of a debt security may have to exchange or convert the debt security for or into other property;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	change any of the terms of the AIG Guarantees in a manner adverse to the holders of the debt securities; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

Changes Requiring a Majority Vote.  The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513)

Changes Not Requiring Approval.  The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Further Details Concerning Voting.  When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.” (Section 1302)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. (Section 104)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)

Full Defeasance.  If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, we can make the same type of deposit as described above and we and AIG will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these restrictive covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the prospectus supplement.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default?  The term “Event of Default” means any of the following:

•	We do not pay the principal or any premium on a debt security within 5 days of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit money in a separate account, known as a sinking fund, within 5 days of its due date.

•	The AIG Guarantee ceases to be a valid and enforceable obligation of AIG.

•	We remain in breach of any covenant or warranty of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	We or AIG file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur with respect to either of us.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.  If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities or the guarantees the following must occur:

•	The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•	The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)

Our Relationship with the Trustee

The Bank of New York is one of AIG’s lenders and from time to time provides other banking services to AIG and its subsidiaries.

The Bank of New York is initially serving as the trustee for our debt securities and the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS AIGPF MAY OFFER

References to “AIGPF”, “us”, “we” or “our” in this section means AIG Program Funding, Inc., as Issuer. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of warrants, whether they are the holders or only indirect owners of those warrants. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership And Book-Entry Issuance.”

Warrants May Be Debt Warrants or Universal Warrants

We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts and debt securities in the form of units, as summarized under “Description of Units AIGPF May Offer.”

We will issue the warrants under either a warrant indenture or a warrant agreement. The warrant indenture, the warrant agreement and their associated documents contain the full legal text of the matters described in this section. The warrant indenture and the warrant agreement and the warrants issued thereunder are governed by New York law.

Warrant Indenture

The warrants may be governed by a document called an indenture. The warrant indenture is a contract among us, as Issuer and AIG, as Guarantor, and The Bank of New York, which will initially act as trustee. See “Description of Debt Securities AIGPF May Offer — Our Relationship with the Trustee” above for more information about the trustee.

Reference to the warrant indenture or the trustee, with respect to any warrants, means the indenture under which those warrants are issued and the trustee under that indenture.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the warrant indenture or the warrants. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2. The trustee performs administrative duties for us, such as sending payments to holders and notices, and transferring a holder’s warrants to a new buyer if a holder sells.

Warrant Agreement

A warrant agreement is a contract between us and a bank, trust company or other financial institution, as warrant agent. References to a warrant agreement or warrant agent, with respect to any warrants, means the warrant agreement under which those warrants are issued and the warrant agent under that warrant agreement.

The warrant agent is our agent and, unlike a trustee, has no obligations to holders of the warrants issued under the warrant agreement. The main role of the warrant agent is to perform administrative duties for us, such as sending payments and notices to holders and transferring a holder’s warrants to a new buyer if a holder sells.

General

We may issue as many distinct series of warrants as we wish.

This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants, although the prospectus supplement which describes the terms of the warrants may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the warrants. This summary is subject to and qualified in its entirety by reference to all the provisions of the warrant indenture and warrant agreement, including definitions of certain terms used in the warrant indenture and warrant agreement. In this summary, we describe the meaning of only some of the more important terms. Whenever we refer to particular sections or defined terms of the warrant indenture or warrant agreement in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the warrant indenture or warrant agreement for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement. As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In addition, the specific financial, legal and other specific terms of your warrant will be described in the prospectus supplement relating to the warrants. The prospectus supplement relating to the warrants may contain, where applicable, the following information about your warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the warrant indenture or warrant agreement under which we will issue the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

•	any other terms of the warrants.

If we issue warrants as part of a unit, your prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date.

Until a warrant is properly exercised, no holder of a warrant will have any rights of a holder of the warrant property deliverable under the warrant.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors— Non-U.S. Dollar Securities.”

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including AIG’s common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

Your prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your universal warrants:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both, whether the election of the form of settlement will be at the option of the holder or of us and whether settlement will occur on a net basis or a gross basis.

Market-Making Transactions

Subsidiaries of AIG may resell warrants in market-making transactions after their initial issuance. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries of AIG.” We may also purchase, in our discretion, warrants to be held, resold or cancelled.

General Provisions of the Warrant Indenture

We may issue as many distinct series of warrants under the warrant indenture as we wish, in such amounts as we wish. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to “reopen” a previous issue of a series of warrants and issue additional warrants of that series. We may issue warrants in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

The warrant indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.

Warrants will not be secured by any property or our assets or the assets of AIG or its subsidiaries. Thus, by owning a warrant issued under the warrant indenture, you hold one of our unsecured obligations.

The warrants issued under the warrant indenture will be our contractual obligations and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The warrant indenture does not limit our ability to incur additional contractual obligations or debt.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Terms relevant to the warrants under normal circumstances, such as how holders transfer warrants, and the expiration and payment and delivery mechanics relating to warrants;

•	Holders’ rights in several Special Situations, such as if we or the Guarantor merge with another company or if we want to change a term of the warrants; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer of Warrants

Unless we specify otherwise in your prospectus supplement, we will issue each warrant in registered global — i.e., book-entry — form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If a warrant is issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.

Holders may exchange their warrants for certificates representing a smaller or larger number of warrants, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in your prospectus supplement.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

Currency of Warrants

Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to a firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described in your prospectus supplement. See “Risk Factors — Non-U.S. Dollar Securities” below for more information about risks of investing in warrants of this kind.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in your prospectus supplement. We will give the notice in the manner described in your prospectus supplement.

Special Situations

Mergers and Similar Transactions

We and the Guarantor are generally permitted to merge or consolidate with another corporation or firm. We and the Guarantor are also permitted to sell our assets substantially as an entirety to another firm, or to buy or lease substantially all of the assets of another firm. With regard to any warrant, however, we may not take any of these actions unless all the following conditions are met:

•	When we or the Guarantor merge out of existence or sell or lease our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for that warrant or the guarantees, as applicable.

•	The merger, sale of assets or other transaction must not cause a default under the warrant, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default under the warrant would include an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Events of Default.”

If the conditions described above are satisfied with respect to any warrant, we and the Guarantor will not need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we or the Guarantor wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We and the Guarantor will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of our warrants, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Warrants

There are three types of changes we can make to the warrant indenture and the warrants issued under that warrant indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the warrant indenture or the warrants issued under that warrant indenture without the approval of each holder of a warrant affected by the change. Affected warrants may be all or less than all of the warrants issued under that warrant indenture or all or less than all of the warrants of a series. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the expiration date or the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•	impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to modify or amend the warrant indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to waive compliance with the warrant indenture or to waive defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the warrant indenture, except to increase any required percentage referred to above or add to the provisions that cannot be changed or waived without approval of the holder of the affected warrants.

Changes Requiring a Majority Vote.  The second type of change to the warrant indenture and the warrants is the kind that requires a vote in favor by holders of warrants owning not less than a majority of the amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular warrants affected thereby. If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the warrants. However, we cannot obtain a waiver of a payment default or any other aspect of the warrant indenture or the warrants listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Approval.  The third type of change to the warrant indenture and the warrants does not require any approval by holders of the warrants. These changes are limited to clarifications and changes that would not adversely affect in any material respect the holders of the warrants. Nor do we need any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

Further Details Concerning Voting.  We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE WARRANT INDENTURE OR ANY WARRANTS OR REQUEST A WAIVER.

Events of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

What is an Event of Default?  Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant within 5 days of the payment or settlement date in accordance with the terms of that warrant;

•	The AIG Guarantee ceases to be a valid and enforceable obligation of AIG;

•	We remain in breach of any covenant or warranty we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in number of the relevant series of warrants;

•	We or AIG files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•	Any other event of default described in the prospectus supplement occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

Remedies If an Event of Default Occurs.  If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must not have taken action for 60 days after the above steps have been taken.

However, you are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default.

General Provisions of Warrant Agreements

We may issue debt warrants and universal warrants in one or more series under one or more warrant agreements, each to be entered into among us as Issuer, AIG, as Guarantor, and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose a subsidiary of AIG to do so. We will describe the warrant agreement under which we issue any warrants in your prospectus supplement. Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law. We will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report of AIG on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Warrant Agreement Will Not Be Qualified under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

Unless we specify otherwise in your prospectus supplement, we will issue each warrant in global — i.e., book-entry — form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership And Book-Entry Issuance.”

In addition, we will issue each warrant in registered form, unless we say otherwise in your prospectus supplement. Bearer warrants would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form.”

If any warrants are issued in non-global form, the terms described below will apply to them:

•	The warrants will be issued in fully registered form. Holders may exchange their warrants for certificates representing a smaller or larger number of warrants, as long as the total number of warrants is not changed.

•	Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

•	If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

Only the depositary will be entitled to transfer or exchange a warrant in global form, because it will be the sole holder of the warrant.

Mergers and Similar Transactions

The warrant agreements and any warrants issued under the warrant agreements will not restrict our or AIG’s ability to merge or consolidate with, or sell our or AIG’s assets to, another corporation or other entity or to engage in any other transactions. If at any time we or AIG merges or consolidates with, or sells substantially all of our or AIG’s assets to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements or AIG’s obligations under the guarantees, as applicable. We will then be relieved of any further obligation under the warrants and warrant agreements, and AIG would be releived of any further obligations under the guarantees, as applicable. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of our warrants, however, will have no right to vote with respect to any transaction of this type.

No Events of Default

The warrant agreements and any warrants issued under the warrant agreements also will not provide for any specific events of default.

Modification of the Warrant Agreement

There are three types of amendments that we and the applicable warrant agent may make to any warrant agreement or warrants issued under that warrant agreement:

Changes Requiring Approval of All Holders.  First, we may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•	change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•	reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Changes Requiring a Majority Vote.  Second, any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•	If the change affects only the warrants of a particular series issued under that warrant agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•	If the change affects the warrants of more than one series issued under that warrant agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Changes Not Requiring Approval.  Third, we and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to our warrants issued under the warrant indenture or warrant agreements in a separate supplement to this prospectus.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of AIG. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF PURCHASE CONTRACTS AIGPF MAY OFFER

References to “AIGPF”, “us”, “we” or “our” in this section mean AIG Program Funding, Inc., as Issuer. Also, in this section, references to “holders” mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership And Book-Entry Issuance.”

Our payment obligations under the purchase contracts will be fully and unconditionally guaranteed by American International Group, Inc., as discussed earlier under “Description of AIG Guarantees.”

General

We may issue purchase contracts in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under “Description of Units AIGPF May Offer.”

Because this section is a summary, it does not describe every aspect of the purchase contracts. In this summary, we describe the meaning of only some of the more important terms.

As you read this section, please remember that the specific terms of your purchase contract as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. The purchase contracts and any governing documents will be governed by New York law. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Prepaid Purchase Contracts; Applicability of Debt Indenture

Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. We refer to those contracts as “prepaid purchase contracts.” Our obligation to settle a prepaid purchase contract on the relevant settlement date will be subject to the holder’s delivery of one of our debt securities, which are described above under “Description of Debt Securities AIGPF May Offer.” Prepaid purchase contracts will be issued under a debt indenture, and the provisions of the applicable indenture will govern those contracts.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. For example, we may issue non-prepaid purchase contracts under which the holder has multiple obligations to purchase or sell, some of which are prepaid and some of which are not, under one of our indentures. We describe unit agreements generally under “Description of Units AIGPF May Offer” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in your prospectus supplement.

Non-prepaid purchase contracts will not be debt securities and will not be issued under an indenture, unless we say otherwise in your prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

Principal Purchase Contract Terms

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including AIG’s common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. Until a purchase contract is properly exercised, no holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract.

An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

If we issue a purchase contract as part of a unit, your prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date.

Market-Making Transactions

One or more of the subsidiaries of AIG may purchase and resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions below under “Plan Of Distribution — Market-Making Resales by Subsidiaries of AIG.” We may also purchase, in our discretion, purchase contracts to be held, resold or canceled.

Form, Exchange and Transfer

Unless we specify otherwise in your prospectus supplement, we will issue each purchase contract in global — i.e., book-entry — form only. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership And Book-Entry Issuance.”

In addition, we will issue each purchase contract in registered form, unless we say otherwise in your prospectus supplement.

If any purchase contracts are issued in non-global form, the following will apply to them:

•	The purchase contracts will be issued in fully registered form. Holders may exchange their purchase contracts for contracts of a smaller or larger number as long as the total number of contracts is not changed.

•	Holders may exchange or transfer their purchase contracts at the office of the trustee, unit agent or other agent we name in the prospectus supplement. Holders may also replace lost, stolen, destroyed or mutilated purchase contracts at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their purchase contracts, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any purchase contracts.

•	If we have the right to redeem, accelerate or settle any purchase contracts before their maturity, and we exercise our right as to less than all those purchase contracts, we may block the transfer or exchange of those purchase contracts during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any purchase contract selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any purchase contract being partially settled.

Only the depositary will be entitled to transfer or exchange a purchase contract in global form, because it will be the sole holder of the purchase contract.

Additional Terms of Non-Prepaid Purchase Contracts

In addition to the general terms described above, a non-prepaid purchase contract may include the following additional terms described below.

Pledge by Holders to Secure Performance

If we specify in your prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” The pledge will create in our favor a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts that are Part of Units

The following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO SETTLE THEIR PURCHASE CONTRACTS.

Failure of Holder to Perform Obligations under a Non-Prepaid Purchase Contract

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a non-prepaid purchase contract transfers the purchase contract to a new holder, the new holder will assume the obligations of the prior holder with respect to the purchase contract, and the prior holder will be released from those obligations. Under the non-prepaid purchase contract, we will consent to the transfer of the purchase contract, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of the purchase contract.

Mergers and Similar Transactions

Purchase contracts that are not prepaid will not restrict our or the Guarantor’s ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we or the Guarantor merges or consolidates with, or sells substantially all of our or the Guarantor’s assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our obligations under these purchase contracts. We or the Guarantor will then be relieved of any further obligation under these purchase contracts or the Guarantor’s obligations under the guarantees, as applicable. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of our purchase contracts, however, will have no right to vote with respect to any transaction of this type.

No Events of Default

Purchase contracts that are not prepaid will not provide for any specific events of default.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to purchase contracts in a separate supplement to this prospectus.

Calculation Agent

Calculations relating to purchase contracts will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of AIG. The prospectus supplement for a particular purchase contract will name the institution that we have appointed to act as the calculation agent for that purchase contract as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable of purchase contract property deliverable with respect to a purchase contract will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS AIGPF MAY OFFER

References to “AIGPF”, “us”, “we” or “our” in this section means AIG Program Funding, Inc., as Issuer. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Our payment obligations under the units will be fully and unconditionally guaranteed by American International Group, Inc., as discussed earlier under “Description of AIG Guarantees.”

General

We may issue units comprised of any combination of our debt securities, warrants and purchase contracts. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your unit as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your unit.

When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities AIGPF May Offer,” “Description of Warrants AIGPF May Offer” and “Description of Purchase Contracts AIGPF May Offer”, will apply to each unit and to any debt security, warrant or purchase contract included in each unit, respectively.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We will describe some of these risks below under “Risk Factors — Indexed Securities” and under “Risk Factors — Non-U.S. Dollar Securities.”

Market-Making Transactions

One or more of AIG’s subsidiaries may resell units after their initial issuance in market-making transactions. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries of AIG.”

Unit Agreements: Prepaid, Non-Prepaid and Other

We will issue the units under one or more unit agreements to be entered into among us, as Issuer, AIG, as Guarantor and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent or may appoint a subsidiary of AIG to do so. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.

If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which we will describe in the applicable prospectus supplement. In some cases, we may issue units under one of our indentures.

A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as “unit agreements.” The unit agreements and the units will be governed by New York law. The unit agreement under which we issue your units will be filed, either as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report of AIG on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a unit agreement when it is filed.

Principal Unit Agreement Terms

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or purchase contract under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts or warrants issued under an indenture qualified under the Trust Indenture Act, that are included in those units. Limitations of this kind will be described in your prospectus supplement.

Form, Exchange and Transfer

Unless otherwise stated in your prospectus supplement, we will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership And Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we say otherwise in the prospectus supplement. Each unit and all securities comprising the unit will be issued in the same form. If we issue any units in registered, non-global form, the following will apply to them:

•	The units will be issued in fully registered form. Holders may exchange their units for units of smaller or larger number, as long as the total number of units is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Modification and Waiver of the Units

There are three types of changes we can make to the unit agreement and the units issued under that unit agreement:

Changes Requiring Approval of All Holders.  First, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

•	impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

•	reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Changes Requiring a Majority Vote.  Second, any other change to particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series, it must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval apply to changes affecting any securities issued under a unit agreement, as the governing document.

Changes Not Requiring Approval.  Third, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect in any material respect the interests of the affected holders.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect in any material respect a particular unit, even if they adversely affect in any material respect other units. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Additional Provisions of a Non-Prepaid Unit Agreement

In addition to the provisions described above, a non-prepaid unit agreement will include the provisions described below:

Obligations of Unit Holder

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under “Description of Purchase Contracts AIGPF May Offer” — Additional Terms of Non-Prepaid Purchase Contracts.”

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

Mergers and Similar Transactions

The unit agreements will not restrict our or the Guarantor’s ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we or the Guarantor merges or consolidates with, or sells substantially all of our assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our or the Guarantor’s obligations, as the case may be, under the unit agreements. We will then be relieved of any further obligation under the units and the unit agreements. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of units will have no right to vote with respect to any transaction of this type.

No Events of Default

The non-prepaid unit agreements will not provide for any specific events of default.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to our units in a separate supplement to this prospectus.

RISK FACTORS

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers.

Indexed Securities

We use the term “indexed securities” to mean debt securities, warrants and purchase contracts whose value is linked to an underlying asset or index, as well as units that include a debt security, warrant or purchase contract of this kind.

An Investment in Indexed Securities Presents Significant Risks Not Associated with Other Types of Securities

An investment in indexed securities presents certain significant risks not associated with other types of securities. If we issue indexed securities, we will describe certain risks associated with any such particular indexed security more fully in the applicable pricing supplement. Indexed securities may present a high level of risk, and you may lose your entire investment if you purchase these types of securities.

The treatment of indexed securities for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Accordingly, you, or your tax adviser, should, in general, be capable of independently evaluating the federal income tax consequences of purchasing an indexed security applicable in your particular circumstances.

Investors in Indexed Securities Could Lose Principal or Interest

The principal amount of an indexed security payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract, will be determined by reference to one or more of the following:

•	currencies, including baskets or indices of currencies;

•	commodities, including baskets or indices of commodities;

•	securities, including baskets or indices of securities; or

•	any other index or financial measure, including, if permitted by any relevant state or Federal law, the occurrence or non-occurrence of any event or circumstances.

The direction and magnitude of the change in the value of the relevant index will determine one or more of the principal amount of an indexed security payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract or all the foregoing. The terms of a particular indexed security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant or purchase contract generally will not provide for any guaranteed minimum settlement value. Accordingly, if you invest in an indexed security, you may lose all or a portion of the amount invested in such indexed security and may receive no interest on the security.

Market Price of Indexed Securities Influenced by Many Unpredictable Factors

Several factors, many of which are beyond our control, will influence the value of indexed securities, including:

•	the market price of the index stock or other property, which we call the reference property;

•	the volatility (frequency and magnitude of changes in price) of the reference property;

•	the dividend rate on the reference property;

•	economic, financial, political, regulatory or judicial events that affect markets generally and which may affect the market price of the reference property;

•	interest and yield rates in the market; and

•	the time remaining until (a) you can exchange your indexed securities for the reference property, (b) we can call the indexed securities and (c) the indexed securities mature.

These factors will influence the price that you will receive if you sell your indexed securities prior to maturity. For example, you may have to sell your indexed securities at a substantial discount from the issue price if the market price of the reference property is at, below or not sufficiently above the price of the reference property at pricing.

You cannot predict the future performance of an index or an indexed security based on its historical performance.

The Issuer of Reference Property Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a stock or other security that serves as the reference property or as part of the reference property for an indexed security will, unless otherwise provided in the pricing supplement, have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holders of our indexed securities. Any of these actions could adversely affect the value of a security indexed to the reference property.

The issuer of the reference property is not involved in the offering of the indexed securities in any way and has no obligation to consider your interest as owner of these indexed securities in taking any corporate actions that might affect the value of your securities. None of the money you pay on the indexed security will go to a third-party issuer.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Certain indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The expected principal amount payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract based on a volatile index may vary substantially from time to time. Because the amount payable on an indexed security is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed securities may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of an indexed security.

An Index to Which a Security is Linked Could Be Changed or Become Unavailable

Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on an indexed security which is linked to such index.

An index may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index becomes unavailable, the determination of the amount payable on an indexed security may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed security.

Certain indexed securities are linked to indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a security is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on indexed securities relating to them.

You Have No Rights With Respect to the Reference Property

As an owner of indexed securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to reference property.

We May Engage in Hedging Activities that Could Adversely Affect the Value of an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through subsidiaries of AIG, enter into transactions involving the currencies, commodities, securities, or other financial instruments that underlie the index for that security, or derivative instruments, such as options, on those currencies, commodities, securities, or other financial instruments. Transactions of this kind could affect the value of the indexed security in a manner adverse to the investor.

You Have No Right to Any of Our Hedging Profits

As discussed in the paragraph just above this one, we may engage in activities to hedge our exposure under an indexed security. We may have profits or losses from these hedging activities. It is possible that we could achieve substantial profits from our hedging transactions while the value of the indexed security may decline. The holders of an indexed security will have no right to any such profit.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

AIG Financial Securities Corp. and other subsidiaries of AIG may have conflicts of interest with respect to some indexed securities. AIG Financial Securities Corp. and other subsidiaries of AIG may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the currencies, commodities, securities, or other financial instruments on which the index is based or in other derivative instruments related to the index. These trading activities could adversely affect the value of indexed securities. We and the subsidiaries of AIG may also issue securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

To the extent that one or more of the subsidiaries of AIG calculates or compiles a particular index or serves as calculation agent with respect to an indexed security, it may have considerable discretion in performing the calculation or compilation. Exercising discretion in this manner could adversely affect the value of or the rate of return on an indexed security based on such index.

Non-U.S. Dollar Securities

This prospectus and any attached prospectus supplement (including any pricing supplement) do not describe all the risks of an investment in the securities denominated in other than U.S. dollars. You should consult your own financial and legal advisors about the risks of an investment in the securities denominated in a currency, including any composite currency, other than U.S. dollars. If you are unsophisticated with respect to foreign currency transactions, these securities are not an appropriate investment for you.

Information About Exchange Rates May Not Be Indicative of Future Performance

With respect to any security denominated in other than U.S. dollars, the applicable pricing supplement may include a currency supplement on the applicable specified currency. A currency supplement may include historical exchange rates for the specified currency. Information concerning exchange rates is furnished as a matter of information only. You should not regard such information as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

The information set forth in this prospectus is applicable to you only if you are a U.S. resident. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States, with respect to any matters that may affect the purchase, holding or receipt of payments on the securities. If you are not a U.S. resident, you should consult your own financial and legal advisors with regard to such matters.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

If you invest in securities that are denominated in other than U.S. dollars, your investment may be subject to significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on events over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

In recent years, rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may be expected to continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security with a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or the settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to those developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payments are made, or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities Will Permit Us to Make Payments in Dollars if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use may be for a date substantially before the payment date. As a result, the amount of dollars an investor would receive on the payment date may not reflect currency market conditions at the time of payment.

Payments Due in Other Currencies May Be Made From an Overseas Bank

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on securities made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described in your prospectus supplement, we will not make any adjustment or change in the terms of a security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

The securities we are offering will be governed by New York law. Under New York law, a New York state court rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers. In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each debt security, warrant, purchase contract, unit, junior subordinated debenture or share of preferred or common stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, warrant agreement, purchase contract, unit agreement or depositary agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, societe anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “ — Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?.”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers. If we issue securities in bearer, rather than registered, form, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

General

Temporary and Permanent Bearer Global Securities

If we issue securities in bearer form, and unless otherwise noted in the applicable pricing supplement, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•	the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “— Extensions For Further Issuances;” and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “— U.S. Tax Certificate Required.”

Unless we say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.

Extensions For Further Issuances

Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, beneficial interests in the temporary bearer global security may not be exchanged for interests in a permanent bearer global security until the 40th day after the additional securities have been distributed and sold.

U.S. Tax Certificate Required

We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security or a security in any other form. Also, we will not exchange any portion of a temporary bearer global security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in the portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “— Limitations on Issuance of Bearer Debt Securities”;

•	is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

•	is a financial institution holding for purposes of resale during the “restricted period,” as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless we or our agent have received the required tax certificate on its behalf.

Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer debt securities. We describe these below under “— Limitations on Issuance of Bearer Debt Securities.”

Legal Ownership of Bearer Securities

Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.

The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be indirect beneficial owners, not holders or legal owners, of the securities.

As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, or by the common depositary on their behalf, and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

Neither we, the trustee nor any of our agents will recognize any owner of indirect interests as a holder or legal owner. Nor will we, the trustee or any of our agents have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, notices or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own an indirect interest in a bearer global security, you must look only to the common depositary for Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section above entitled “Legal Ownership And Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.

Payment and Exchange of Non-Global Bearer Securities

Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments and deliveries will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

Non-global bearer securities, with all unmatured coupons relating to the securities, if any, may be exchanged for a like aggregate amount of registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or deliverable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

We may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

Notices

If we are required to give notice to the holders of bearer securities, we will do so in the manner prescribed by any securities exchange on which the bearer securities are listed or, if the bearer securities are not listed on a securities exchange, we will give notice in the manner prescribed by the bearer securities. If the bearer securities do not prescribe the manner for giving notice, then we will determine, in our sole judgment, the manner in which we shall give notice.

We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures.

Limitations on Issuance of Bearer Debt Securities

In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period applicable under the Treasury Regulations cited earlier, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

We will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the applicable Treasury Regulations described above.

Bearer debt securities and any coupons will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in this legend provide that, with certain limited exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

As used in this subsection, the term “bearer debt securities” includes bearer debt securities that are part of units. As used in this section entitled “Considerations Relating To Securities Issued In Bearer Form”, “United States person” means a person that is, for U.S. federal income tax law purposes:

•	a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any State of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

“United States” means the United States of America, including the States and the District of Columbia, and “possessions” of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in securities offered hereunder. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

ERISA and the Code prohibit plans, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code (also “plans”), from engaging in certain transactions involving plan assets with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (together, “parties in interest”) with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including governmental plans, certain church plans and foreign plans (“non-ERISA arrangements”) are not subject to the requirements of ERISA or the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other laws (“similar laws”).

AIG and certain of its affiliates may each be considered a party in interest with respect to many plans. The acquisition of securities that we may offer by a plan with respect to which we or an affiliate is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or the Code, unless those securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined or effected by a qualified professional asset manager), 90-1 (for certain transactions involving insurance company pooled separate accounts), 91-38 (for certain transactions involving bank collective investment funds), 95-60 (for transactions involving insurance company general accounts) and 96-23 (for transactions determined or effected by an in-house asset manager). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”).

Unless otherwise specified in an applicable prospectus supplement, any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that it either (1) is not a plan and is not purchasing the security on behalf of or with the assets of a plan or (2) with respect to the purchase and holding of the security is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption. In addition, any purchaser or holder of a security offered hereunder which is a non-ERISA arrangement will be deemed to have represented by its purchase or holding of the security that its purchase and holding will not violate the provisions of any similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering the purchase of securities offered hereunder on behalf of or with plan assets of any plan or non-ERISA arrangement consult with their counsel regarding the availability of an exemption, or the potential consequences of any purchase or holding under similar laws, as applicable. If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in securities offered hereunder, you should consult your legal counsel.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers.

We may sell securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the securities will be named in the prospectus supplement. AIG Financial Securities Corp., or other subsidiaries of AIG, may act as an underwriter or agent.

The prospectus supplement for each series of securities will describe:

•	the terms of the offering of these securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

Underwriters to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

Any subsidiary of AIG that participates in a particular offering of securities will comply with the applicable requirements of Rule 2720 of the National Association of Securities Dealers, Inc. In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Underwriters, dealers or agents may engage in transactions with, or perform services for, us or subsidiaries of AIG in the ordinary course of business.

MARKET-MAKING RESALES BY SUBSIDIARIES OF AIG

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers. This prospectus may be used by subsidiaries of AIG, in connection with offers and sales of the securities in market-making transactions. In market-making transactions, subsidiaries of AIG may resell securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, subsidiaries of AIG may act as principal or agent. Subsidiaries of AIG may receive compensation in the form of discounts and commissions from both the purchaser and seller. Subsidiaries of AIG may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that AIG Financial Securities Corp. or any other subsidiary of AIG that engages in these transactions will pay any proceeds from market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES AND GUARANTEES

Unless otherwise specified in any prospectus supplement, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and the validity of the Guarantees will be passed upon for AIG by Kathleen E. Shannon, Esq., Senior Vice President, Secretary and Deputy General Counsel of AIG. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG common stock. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of AIG common stock and currently beneficially owns less than 1% of the outstanding shares of AIG common stock.

EXPERTS

The consolidated financial statements, the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

AIG is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). These reports, proxy statements and other information can be inspected and copied at:

SEC Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AIG’s filings are also available to the public through:

•	The SEC web site at http://www.sec.gov

•	The New York Stock Exchange 20 Broad Street New York, New York 10005

AIG’s common stock is listed on the NYSE and trades under the symbol “AIG.”

AIG and AIGPF have filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC, which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information included in this prospectus. AIG incorporates by reference the documents below, any filings that AIG makes after the date of the initial filing of this registration statement (or post-effective amendment) and prior to the effectiveness of this registration statement (or post-effective amendment) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold. This prospectus is part of a registration statement AIG filed with the SEC.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31,2007.

•	Current Reports on Form 8-K, filed on January 19, 2007, March 1, 2007 (containing items 8.01 and 9.01), March 13, 2007, March 16, 2007, May 22, 2007 and June 7, 2007.

•	Proxy Statement, dated April 6, 2007.

•	The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aigcorporate.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

CAUTIONARY STATEMENT REGARDING PROJECTIONS
AND OTHER INFORMATION ABOUT FUTURE EVENTS

This prospectus and the documents incorporated herein by reference, as well as other publicly available documents, may include, and AIG’s officers and representatives may from time to time make, projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things, the status and potential future outcome of the current regulatory and civil proceedings against AIG and their potential effect on AIG’s businesses, financial position, results of operations, cash flows and liquidity, the effect of credit rating changes on AIG’s businesses and competitive position, the unwinding and resolving of various relationships between AIG and Starr International Company, Inc. and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7, Part II, of AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Risk Factors in Item 1A, Part I of AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. AIG is not under any obligation (and expressly disclaims any such obligations) to update or alter any projection or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

American International Group, Inc.

Equity Units

PROSPECTUS SUPPLEMENT

May   , 2008

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